    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1997
                                                    REGISTRATION NO. 333-_____

                              --------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              --------------------

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            CALENERGY COMPANY, INC.
            (Exact name of registrant as specified in its charter)

                      DELAWARE                       94-2213782
            (State or other jurisdiction          (I.R.S. Employer
         of incorporation or organization)      Identification No.)


                          CALENERGY CAPITAL TRUST III
            (Exact name of registrant as specified in its charter)

                      DELAWARE                [APPLICATION PENDING]
            (State or other jurisdiction         (I.R.S. Employer
         of incorporation or organization)     Identification No.)


                          CALENERGY CAPITAL TRUST IV
            (Exact name of registrant as specified in its charter)

                      DELAWARE                 [APPLICATION PENDING]
            (State or other jurisdiction          (I.R.S. Employer
         of incorporation or organization)      Identification No.)


                           CALENERGY CAPITAL TRUST V
            (Exact name of registrant as specified in its charter)

                      DELAWARE                  [APPLICATION PENDING]
            (State or other jurisdiction           (I.R.S. Employer
         of incorporation or organization)       Identification No.)


                              --------------------
                       302 SOUTH 36TH STREET, SUITE 400
                                OMAHA, NE 68131
                                (402) 341-4500
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------
                               STEVEN A. MCARTHUR, ESQ.
                 SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            CALENERGY COMPANY, INC.
                       302 SOUTH 36TH STREET, SUITE 400
                                OMAHA, NE 68131
                                (402) 341-4500
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------
                                   Copy to:

                             PETER J. HANLON, ESQ.
                           WILLKIE FARR & GALLAGHER
                              ONE CITICORP CENTER
                             153 EAST 53RD STREET
                            NEW YORK, NY 10022-4669
                                (212) 821-8000
                              --------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]__________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


                                                                         PROPOSED           PROPOSED
                     TITLE OF EACH                                       MAXIMUM             MAXIMUM
                       CLASS OF                        AMOUNT            OFFERING           AGGREGATE            AMOUNT OF
                      SECURITIES                       TO BE              PRICE             OFFERING           REGISTRATION
                   TO BE REGISTERED                REGISTERED(1)      PER UNIT(1)(2)        PRICE (2)             FEE(2)
                   ----------------                -------------      --------------        ---------          ------------
Senior Debt Securities and Senior Subordinated
  Debt Securities (collectively, "Debt
  Securities") of CalEnergy Company, Inc.(3).....        -                  -                   -                    -

Preferred Stock of CalEnergy Company, Inc.
  ("Preferred Stock")(4).........................        -                  -                   -                    -

Common Stock of CalEnergy Company, Inc.
  ("Common Stock")(5)............................        -                  -                   -                    -
                                                         -                  -                   -                    -
Convertible Junior Subordinated Debentures of
  CalEnergy Company, Inc. for issuance
  directly or to CalEnergy Capital Trust III,
  CalEnergy Capital Trust IV and CalEnergy
  Capital Trust V ("Junior Subordinated
  Debentures")(6)................................        -                  -                   -                    -

Convertible Preferred Securities of CalEnergy
  Capital Trust III, CalEnergy Capital Trust IV
  and CalEnergy Capital Trust V ("Convertible
  Preferred Securities")(6)......................        -                  -                   -                    -

Guarantees of Convertible Preferred Securities of
  CalEnergy Capital Trust III, CalEnergy
  Capital Trust IV and CalEnergy Capital Trust
  V by CalEnergy Company, Inc.(7)................        -                  -                   -                    -

  Total .........................................  $1,500,000,000          100%                 -                $454,545





(1) In no event will the aggregate maximum offering price of all securities issued, from time to time, pursuant to this Registration Statement exceed $1,500,000,000. The proposed maximum offering price per unit will be determined, from time to time, by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities may be sold in U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or currency units or composite securities.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 457(o), which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The proposed maximum offering price may be omitted pursuant to General Instruction II-D of Form S-3 under the Securities Act of 1933, as amended.

(3) Such indeterminate amount of Debt Securities as may from time to time be issued at indeterminate prices or issuable upon conversion of other Debt Securities or Preferred Stock registered hereunder.

(4) Such indeterminate number of shares of Preferred Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities or other class or series of Preferred Stock registered hereunder. Shares of Preferred Stock may be issued from time to time in one or more classes or series.

(5) Such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices or issuable upon conversion of Debt Securities, Preferred Stock or Convertible Preferred Securities registered hereunder, as the case may be.

(6) Such indeterminate amount or number of Convertible Junior Subordinated Debentures of CalEnergy Company, Inc. and Convertible Preferred Securities of CalEnergy Capital Trust III, CalEnergy Capital Trust IV and CalEnergy Capital Trust V as may from time to time be issued at indeterminate prices. Convertible Junior Subordinated Debentures may be issued and sold to CalEnergy Capital Trust III, CalEnergy Capital Trust IV and CalEnergy Capital Trust V, in which event such Convertible Junior Subordinated Debentures may later be distributed to the holders of Convertible Preferred Securities upon a dissolution of CalEnergy Capital Trust III, CalEnergy Capital Trust IV and CalEnergy Capital Trust V, respectively, and the distribution of the assets thereof.

 (7) Includes the rights of holders of the Convertible Preferred Securities of CalEnergy Capital Trust III, CalEnergy Capital Trust IV and CalEnergy Capital Trust V under the related Guarantee and back-up undertakings, consisting of obligations by CalEnergy Company, Inc. to provide certain indemnities in respect of, and pay and be responsible for certain expenses, costs, liabilities, and debt of, as applicable, CalEnergy Capital Trust III, CalEnergy Capital Trust IV and CalEnergy Capital Trust V and such other obligations of CalEnergy Company, Inc. set forth in the related

     Amended and Restated Declaration of Trust, the Convertible Junior Subordinated Debentures Indenture and Supplemental Indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any Guarantees of any back-up undertakings.



         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.
-------------------------------------------------------------------------------

                              EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectuses to be used in connection with offerings of the following securities:

     (1) Debt Securities (consisting of Senior Debt Securities and Subordinated Debt Securities), Preferred Stock and Common Stock.

     (2) Convertible Preferred Securities of CalEnergy Capital Trust III, CalEnergy Capital Trust IV and CalEnergy Capital Trust V, the Convertible Junior Subordinated Debentures of CalEnergy Company, Inc. and Guarantees by CalEnergy Company, Inc. of Convertible Preferred Securities issued by CalEnergy Capital Trust III, CalEnergy Capital Trust IV and CalEnergy Capital Trust V.

     Each offering of securities made under this Registration Statement will be made pursuant to one of these Prospectuses, with the specific terms of the securities to be offered thereby set forth in an accompanying Prospectus Supplement.

Information contained herein is subject to completion or amendment. A registrtion statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



                  Subject to Completion, dated August 4, 1997

PROSPECTUS
                                $1,500,000,000
                            CALENERGY COMPANY, INC.

               COMMON STOCK, PREFERRED STOCK AND DEBT SECURITIES

     CalEnergy Company, Inc. (the "Company") may from time to time offer, together or separately, (i) shares of its common stock, par value $.0675 per share ("Common Stock"), (ii) shares of its preferred stock, no par value ("Preferred Stock"), (iii) senior debt securities ("Senior Debt Securities") and (iv) subordinated debt securities ("Subordinated Debt Securities" and together with Senior Debt Securities, the "Debt Securities"). The Common
Stock, the Preferred Stock and the Debt Securities are collectively referred to herein as the "Securities." The Securities in respect of which this Prospectus is being delivered (the "Offered Securities") may be offered, separately or together, in separate series, in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

     By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus forms a part, three Delaware statutory business trusts (individually, a "CalEnergy Trust" and collectively, the "CalEnergy Trusts"), which are wholly owned subsidiaries of the Company, may from time to time severally offer preferred securities guaranteed by the Company to the extent set forth therein and the Company may offer from time to time junior subordinated debt securities either directly or to a CalEnergy Trust. The aggregate public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,500,000,000 (or its equivalent in one or more foreign currencies, currency units or composite currencies).

     Specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in an applicable Prospectus Supplement, that includes, where applicable, the following: (i) in the case of Common Stock, the specific designation, number of shares, purchase price and the rights and privileges thereof, together with any qualifications or restrictions thereon and any listing on a securities exchange; (ii) in the case of Preferred Stock, the specific designation, number of shares, purchase price and the rights, preferences and privileges thereof and any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock) and any listing on a securities exchange; and (iii) in the case of the Debt Securities, the specific designation, aggregate principal amount, authorized denomination, maturity, premium, or discount, if any, exchangeability, redemption, conversion, prepayment or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, method, if any, of calculating interest payments and dates for payment thereof, dates on which premium, if any, will be payable, the right of the Company, if any, to defer payment of interest on the Debt Securities and the maximum length of such deferral period, the initial public offering price, any listing on a securities exchange and other specific terms of the offering. Unless otherwise indicated in the Prospectus Supplement, the Company does not intend to list any of the Securities other than the Common Stock on a national securities exchange. Any Prospectus Supplement relating to any series of Offered Securities will contain information, where applicable, concerning certain United States federal income tax considerations for the Offered Securities.

     The Common Stock and Preferred Stock and Debt Securities offered pursuant to this Prospectus may be denominated in U.S. dollars or one or more foreign currencies, currency units or composite securities to be determined at or prior to the time of any offering. The Debt Securities offered pursuant to this Prospectus may consist of bonds, debentures, notes or other evidences of indebtedness in one or more series and in amounts, at prices and on terms to be determined at or prior to the time of any such offering. Unless otherwise disclosed in a Prospectus Supplement, the Company's obligations under the Senior Debt Securities will be unsecured obligations of the Company ranking pari passu in right of payment of principal and interest and with all other existing and future unsecured obligations of the Company. If security for the Debt Securities is to be provided it will be described in an applicable Prospectus Supplement. The Company's obligations under the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Debt which aggregated approximately $953.8 million at March 31, 1997 (of which $200 million had a "Recourse Amount" to the Company (as defined in the applicable Indenture) of zero at March 31,
1997).

     The Offered Securities may be offered directly, through agents designated from time to time, to or through dealers or to or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. Any such agents, dealers or underwriters will be set forth in a Prospectus Supplement. If an agent of the Company, or a dealer or underwriter, is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company, as the case may be, will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT PROSPECTIVE INVESTORS SHOULD CONSIDER PRIOR TO AN INVESTMENT IN ANY OF THE SECURITIES.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
               AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                 PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                     PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement. Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in an accompanying Prospectus Supplement.

               The date of this Prospectus is         , 1997.

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy and information statements and other information filed by the Company with the SEC can be inspected and copied at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web site can be accessed at http://www.sec.gov. Such reports, proxy and information statements and other information can also be inspected at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules related thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the SEC.

         This Prospectus and the periodic filings of the Company under the Exchange Act contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). These forward-looking statements express the beliefs and expectations of management regarding the Company's future results and performance.

         Such statements are based on current expectation and involve a number of known and unknown risks and uncertainties that could cause the actual results, performance and/or other achievements of the Company to differ materially from any expected future results, performance or achievements, expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such statement is qualified by reference to the following cautionary statements. In connection with the safe harbor provisions of the Reform Act, the Company's management has identified important factors that could cause actual results to differ materially from management's expectations. Reference is made to the Company's Current Report on Form 8-K dated February 25, 1997, incorporated herein by reference. The Company is not required to publicly release any changes to these forward-looking statements for events occurring after the date thereof or to reflect any other unanticipated events.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC (File No. 1-9874) are incorporated by reference into this Prospectus:

         (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended by the Form 10-K/A filed on April 30, 1997);

         (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;

         (iii) the Company's Current Reports on Form 8-K dated December 24, 1996 (as amended by Form 8-K/A dated February 18, 1997), February 25, 1997, February 26, 1997, March 28, 1997, May 7,
                  1997, May 19, 1997, July 7, 1997, July 15, 1997 and July 22,
                  1997;

         (iv) the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed under the Exchange Act and any amendments or reports filed for the purpose of updating such description;

         (v) the Company's Tender Offer Statement pursuant to Section 14(d)(1) of the Exchange Act on Schedule 14D-1 dated July 18, 1997 (as amended by Amendment Nos. 1, 2 and 3).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Investor Relations, CalEnergy Company, Inc., 302 South 36th Street, Suite 400, Omaha, Nebraska 68131, telephone number (402) 341-4500.

         No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus or a Prospectus Supplement, in connection with the offering contemplated hereby and thereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus and a Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any Securities other than the Securities to which they relate and do not constitute an offer to sell or a solicitation of an offer to buy any Securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or a Prospectus Supplement, nor any sale made hereunder or thereunder, shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to such date.

                                 RISK FACTORS

         Prospective investors should carefully consider the risk factors set forth below, in addition to the other information appearing in or incorporated by reference in this Prospectus. This Prospectus contains or incorporates by reference forward-looking statements which involve risks and uncertainties. The Company's actual results in the future could differ significantly from the results discussed or implied in the forward-looking statements. Factors that could cause or contribute to such a difference include, but are not limited to, the following risk factors and risk factors described in the documents incorporated herein by reference. The term "Company" refers to CalEnergy Company, Inc. and its operating subsidiaries and joint ventures and "Northern" refers to Northern Electric plc and its operating subsidiaries, unless the context otherwise requires.

         ACQUISITIONS. The Company's recent growth has been achieved, in part, through strategic acquisitions in the energy industry which complement and diversify the Company's existing business. The Company intends to continue to pursue an aggressive acquisition strategy for the foreseeable future. The Company has recently completed several major acquisitions, including the acquisition of Magma Power Company ("Magma"), Falcon Seaboard Resources, Inc. ("Falcon Seaboard") and Northern Electric plc ("Northern"). The Company has successfully integrated Magma and Falcon Seaboard and is in the process of integrating Northern. See "The Company." On July 15, 1997, the Company announced its intention to commence a cash tender offer for 9.9% of the outstanding common stock of New York State Electric & Gas Corporation ("NYSEG") and its proposal to acquire 100% of the outstanding NYSEG common stock. See the Company's Current Reports on Form 8-K dated July 15, 1997 and July 22, 1997, incorporated herein by reference. The Company's ability to pursue acquisition opportunities successfully will depend on many factors, including, among others, the Company's ability to (i) identify suitable acquisition opportunities, (ii) consummate the acquisition, including obtaining any necessary financing, and (iii) successfully integrate acquired businesses. The integration of acquired businesses entails numerous risks, including, among others, the risk of diverting management's attention from the day-to-day operations of the Company, the risk that the acquired businesses will require substantial capital and financial investments and the risk that the investments will fail to perform in accordance with expectations. There can be no assurance that acquisition opportunities, if any, can be consummated on favorable terms or that the Company's integration efforts will be successful.

         HOLDING COMPANY STRUCTURE. As a holding company, the Company is dependent on the earnings and cash flows of, and dividends from, its subsidiaries and joint ventures to generate the funds necessary to meet its obligations, including the payment of principal, interest and premium, if any, on the Debt Securities. The availability of distributions from the Company's subsidiaries and projects is subject to the satisfaction of various covenants and conditions contained in the applicable subsidiaries' and joint ventures' financing documents and to certain utility regulatory restrictions. Furthermore, the Company is structuring Philippine and Indonesian project financing arrangements containing, and anticipates that future project level financings will contain, certain conditions and similar restrictions on the distribution of cash to the Company.

         The Company's subsidiaries, partnerships and joint ventures are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Debt Securities or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee the payment of interest on, premium, if any, or principal of the Debt Securities. Any right of the Company to receive any assets of any of its subsidiaries or other affiliates upon any liquidation or reorganization of the Company (and the consequent right of the holders of the Debt Securities to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary's or other affiliate's creditors (including trade creditors and holders of debt issued by such subsidiary or other affiliate). At March 31, 1997 the Company had approximately $3,228.6 million of total consolidated indebtedness, which included approximately $2,274.8 million of the Company's proportionate share of joint venture and subsidiary debt, which would be effectively senior to the Debt Securities, substantially all of which would have been secured by the assets of such joint ventures and subsidiaries, and $283.9 million of 6 1/4% Trust Convertible Preferred Securities and TIDES Securities.

         LEVERAGE. The Company is substantially leveraged. At March 31, 1997, the Company's total consolidated liabilities were $4,685.8 million (excluding deferred income), its obligations in respect of the 6 1/4% Trust Convertible Preferred Securities (the "Trust Convertible Preferred Securities") and the 6 1/4% Convertible Preferred Securities Term Income Deferrable Equity Securities (TIDES)sm or TIDES sm (the "TIDES Securities") were $283.9 million, its total consolidated assets were $6,138.1 million and its total stockholders' equity was $876.4 million. The Company's leverage level presents the risk that the Company might not generate sufficient cash to service the Company's indebtedness, including the Debt Securities or Preferred Stock, or that its leveraged capital structure could limit its ability to finance future acquisitions, develop additional projects, compete effectively and operate successfully under adverse economic conditions. The Company is also a holding company which derives substantially all of its operating income from its subsidiaries and joint ventures. Distributions from such entities are restricted under various covenants and conditions contained in financing documents by which they are bound and the stock or assets of substantially all of such entities is directly or indirectly pledged, to secure various of such financings or such entities are otherwise subject to regulatory restrictions. See "Risk Factors--Holding Company Structure."

         NORTHERN'S REGULATORY ENVIRONMENT. Northern's electricity distribution and supply are subject to extensive regulation in the United Kingdom.

         Price Regulation of Distribution. Revenue from Northern's distribution business is controlled by a formula (the "Distribution Price Control Formula") which determines the maximum average price per unit of electricity (expressed in kilowatt hours, a "unit") that a regional electricity company (a "REC") in the United Kingdom may charge. The Distribution Price Control Formula is expected to have a five year duration and is subject to review by the Director General of Electricity Supply (the "Regulator") at the end of each five-year period and at other times in the discretion of the Regulator. At each review, the Regulator can propose adjustments to the Distribution Price Control Formula. In July 1994, a review resulted in a 17% reduction in allowed distribution income compared to the original formula, before allowing for inflation, effective April 1, 1995. In July 1995, a further review of distribution prices was concluded by the Regulator for fiscal years 1997 to 2000. As a result of this further review, Northern's allowed distribution from income was reduced by a further 11%, before allowing for inflation, effective April 1, 1996. There can be no assurance that any further price reviews by the Regulator will not have a material adverse effect on the Company's results of operations.

         Competition in Supply. Northern's supply business is also subject to price control and is being progressively opened to competition. Northern currently has an exclusive right, subject to price cap regulation, to supply customers in its authorized area with a maximum demand of not more than 100 kW ("Franchise Supply Customers"). The market for customers with a maximum demand above 1 megawatt ("MW") has been open to competition for suppliers of electricity since privatization while the market for customers with a maximum demand above 100 kW ("Non-Franchise Supply Customers") became competitive in April 1994. The final stage of this process is expected to occur on March 31, 1998, when the exclusive right to supply Franchise Supply Customers is scheduled to end. There can be no assurance that competition among suppliers of electricity will not have a material adverse effect on the Company's results of operations.

         Pool Purchase Price Volatility. Northern's supply business to Non-Franchise Supply Customers generally involves entering into fixed price contracts to supply electricity to its customers. Northern obtains the electricity to satisfy its obligations under such contracts primarily by purchases from the wholesale trading market for electricity in England and Wales (the "Pool"). Because the price of electricity purchased from the Pool can be volatile, to the extent that Northern purchases electricity from the Pool, Northern is exposed to risk arising from differences between the fixed price at which it sells and the fluctuating prices at which it purchases electricity, unless it can effectively hedge such exposure. Northern's ability to manage such risk at acceptable levels will depend, in part, on the specifics of the supply contracts that Northern enters into, Northern's ability to implement and manage an appropriate hedging strategy and the development of an adequate market for hedging instruments. There can be no assurance that this risk will be effectively mitigated.

         Change in Government Policy. In the general election held in the United Kingdom on May 1, 1997, the Labour Party won a majority of seats in Parliament. On July 31, 1997, the U.K. Parliament passed the windfall tax to be levied on privatized utilities which will result in a third quarter charge to net income of approximately $136 million. See the Company's Current Report on Form 8-K dated July 7, 1997, incorporated herein by reference. There can be no assurance that other possible changes in tax or utility regulation by the United Kingdom government, by whichever party it is controlled, would not have a material adverse effect on the Company's results of operations.

         DEVELOPMENT UNCERTAINTY. The Company is actively seeking to develop, construct, own and operate new energy projects, both domestically and internationally, the completion of any of which is subject to substantial risk. Development can require the Company to expend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, legal and other expenses in preparation for competitive bids which the Company may not win or before it can be determined whether a project is feasible, economically attractive or capable of being financed. Successful development and construction is contingent upon, among other things, negotiation on terms satisfactory to the Company of engineering, construction, fuel supply and power sales contracts with other project participants, receipt of required governmental permits and consents and timely implementation of construction. Further, there can be no assurance that the Company, which is substantially leveraged, will obtain access to the substantial debt and equity capital required to continue to develop and construct electric power projects or to refinance projects. The future growth of the Company is dependent, in large part, upon the demand for significant amounts of additional energy and the Company's ability to obtain contracts to supply portions of this demand. There can be no assurance that development efforts on any particular project, or the Company's efforts generally, will be successful. In this regard, reference is made to certain uncertainties associated with the Company's Casecnan Project as described in the Company's Current Report on Form 8-K dated May 20, 1997, incorporated herein by reference.

         UNCERTAINTIES RELATED TO DOING BUSINESS OUTSIDE THE UNITED STATES. The Company has various projects under construction outside the United States and a number of projects under award outside the United States. The financing and development of projects outside the United States entail significant political and financial risks (including, without limitation, uncertainties associated with privatization efforts in the countries involved, currency exchange rate fluctuations, currency repatriation restrictions, changes in law, political instability, civil unrest and expropriation) and other structuring issues that have the potential to cause substantial delays in respect of or material impairment of the value of the project being developed, which the Company may not be capable of fully insuring against. The uncertainty of the legal environment in certain foreign countries in which the Company is developing and may develop or acquire projects could make it more difficult for the Company to enforce its rights under agreements relating to such projects. In addition, the laws and regulations of certain countries may limit the ability of the Company to hold a majority interest in some of the projects that it may develop or acquire. The Company's international projects may, in certain cases, be terminated by the applicable foreign governments. Furthermore, the central bank of any such country may have the authority in certain circumstances to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors. Although the Company may structure certain power purchase agreements and other project revenue agreements to provide for payments to be made in, or indexed to, United States dollars or a currency freely convertible into United States dollars, there can be no assurance that the Company will be able to achieve this structure in all cases or that a power purchaser or other customer will be able to obtain sufficient dollars or other hard currency or that available dollars will be allocated to pay such obligations. In addition, the Company's investment in Northern and any dividends or distributions of earnings in respect of such investment, may be significantly affected by fluctuations in the exchange rate between the United States dollar and the British pound. Although the Company expects to enter into certain transactions to hedge risks associated with exchange rate fluctuations, there can be no assurance that such transactions will be successful in reducing such risks.

         EXPLORATION, DEVELOPMENT AND OPERATION UNCERTAINTIES OF GEOTHERMAL RESOURCES. Geothermal exploration, development and operations are subject to uncertainties similar to those typically associated with oil and gas exploration and development, including dry holes and uncontrolled releases. Because of the geological complexities of geothermal reservoirs, the geographic area and sustainable output of geothermal reservoirs can only be estimated and cannot be definitively established. There is, accordingly, a risk of an unexpected decline in the capacity of geothermal wells and a risk of geothermal reservoirs not being sufficient for sustained generation of the electrical power capacity desired. In addition, geothermal power production poses unusual risks of seismic activity. Accordingly, there can be no assurance that earthquake, property damage or business interruption insurance will be adequate to cover all potential losses sustained in the event of serious seismic disturbances or that such insurance will be available on commercially reasonable terms. The success of a geothermal project depends on the quality of the geothermal resource and operational factors relating to the extraction of the geothermal fluids involved in such project. The quality of a geothermal resource is affected by a number of factors, including the size of the reservoir, the temperature and pressure of the geothermal fluids in such reservoir, the depth and capacity of the production and injection wells, the amount of dissolved solids and noncondensible gases contained in such geothermal fluids, and the permeability of the subsurface rock formations containing such geothermal resource, including the presence, extent and location of fractures in such rocks. The quality of a geothermal resource may decline as a result of a number of factors, including the intrusion of lower-temperature fluid into the producing zone. An incorrect estimate by the Company of the quality of a geothermal resource, or a decline in such quality, could have a material adverse effect on the Company's results of operations. In addition, both the cost of operations and the operating performance of geothermal power plants may be adversely affected by a variety of resource operating factors. Production and injection wells can require frequent maintenance or replacement. Corrosion caused by high-temperature and high-salinity geothermal fluids may compel the replacement or repair of certain equipment, vessels or pipelines. New production and injection wells may be required for the maintenance of operating levels, thereby requiring substantial capital expenditures.

         GENERAL OPERATING UNCERTAINTIES. The operation of a power plant involves many risks, including the breakdown or failure of power generation equipment, pipelines, transmission lines or other equipment or processes, fuel interruption, and performance below expected levels of output or efficiency. Each facility may depend on a single or limited number of entities to purchase electricity or thermal energy, to supply water, to supply gas, to transport gas, to dispose of wastes or to wheel electricity. The failure of any such purchasing utility, steam host, water or gas supplier, gas transporter, wheeling utility or other relevant project participant to fulfill its contractual obligations could have a material adverse impact on the Company.

         FUEL SUPPLY OPERATIONS. The primary fuel source for certain of the Company's projects is natural gas and a substantial portion of the operating expenses of such facilities consists of the costs of obtaining natural gas through gas supply agreements and transporting that gas to the projects under gas transportation agreements. Although the Company believes that it has contracted for natural gas supply and transportation in sufficient quantities to satisfy the needs of its projects, the gas suppliers are not required in all cases to provide dedicated reserves in support of their contractual obligations. Unless the gas projects were able to obtain substitute volumes of natural gas including the requisite transportation services, for such volumes at a price not materially higher than the sum of the contract price under the existing gas supply agreements and any damages paid by the supplier for failure to deliver, the sustained failure of a supplier to deliver natural gas in accordance with its contract could have a material adverse effect on the cash flows to the Company. In addition, under certain gas supply contracts the Company is obligated to pay for a certain minimum quantity of natural gas even if it cannot utilize it. The Company intends to manage its requirements for contract volumes under the gas supply agreements so as to meet the minimum take requirements through a combination of utilization of nominated volumes in operations and resales of the remainder of the volumes to third-party customers, if necessary. Finally, the state, federal and Canadian regulatory authorities that have jurisdiction over natural gas transportation have the right to modify aspects of the rates, terms and conditions of those contracts. It is possible that such a modification could materially increase the fuel transportation costs of the projects or give the transporter a right to terminate or suspend or decrease its performance under its contract.

         PRESENT DEPENDENCE ON LARGE CUSTOMER; CONTRACT UNCERTAINTIES. The Company currently relies on long-term power purchase "Standard Offer No. 4" contracts (each, an "SO4 Agreement") with a large customer, Southern California Edison Company ("Edison"), to generate a substantial portion of its operating revenues.

Any material failure by Edison to fulfill its contractual obligations under such contracts is likely to have a material adverse effect on the Company's results of operations. Each of the Company's SO4 Agreements provides for both capacity payments and energy payments for a term of between 20 and 30 years. During the first ten years after achieving firm operation, energy payments under each SO4 Agreement are based on a pre-set schedule. Thereafter, while the basis for the capacity payment remains the same, the required energy payment is Edison's then-current published avoided cost of energy ("Avoided Cost of Energy") as determined by the California Public Utility Commission ("CPUC"). The initial ten-year period expires in August 1997 for the Company's Navy I Project, March 1999 for its BLM Project and January 2000 for its Navy II Project, and the three joint ventures which comprise the Coso Project in California (the "Coso Project"). Such ten-year period expired in 1996 with respect to one of the eight geothermal plants in the Imperial Valley in California ("Imperial Valley Projects") and expires in 1999 for three of its Imperial Valley Projects and in 2000 for the remaining two Imperial Valley Projects that operate under SO4 Agreements.

         Estimates of Edison's future Avoided Cost of Energy vary substantially in any given year. The Company cannot predict the likely level of Avoided Cost of Energy prices under its SO4 Agreements with Edison at the expiration of the fixed-price periods. Edison's Avoided Cost of Energy as determined by the CPUC is currently substantially below the current scheduled energy prices under the Company's respective SO4 Agreements and is currently expected to remain so. For the year ended December 31, 1996, the time period-weighted average of Edison's Avoided Cost of Energy was 2.5 cents per kWh, compared to the time period-weighted average for the year ended December 31, 1996 selling prices for energy of approximately 11.3 cents per kWh for the Company. Thus, the revenues generated by each of the Company's facilities operating under SO4 Agreements are likely to decline significantly after the expiration of the applicable fixed price period.

         COMPETITION AND DOMESTIC DEREGULATION; INDUSTRY RESTRUCTURING. The international power production market is characterized by numerous strong and capable competitors, many of which have more extensive and more diversified developmental or operating experience (including international experience) and greater financial resources than the Company. Many of these competitors also compete in the domestic market. Further, in recent years, the domestic power production industry has been characterized by strong and increasing competition with respect to the industry's efforts to obtain new power sales agreements, which has contributed to a reduction in prices offered to utilities. In that regard, many utilities often engage in "competitive bid" solicitations to satisfy new capacity demands. In the domestic market, competition is expected to increase as the electric utility industry becomes deregulated. In addition, recent deregulation and industry restructuring activity may cause certain utilities or other contract parties to attempt to renegotiate contracts or otherwise fail to perform their contractual obligations, which in turn could adversely affect the Company's results of operations. In particular, the state of California has adopted a bill to restructure the electric industry by providing for a phased-in competitive power generation industry, with a power pool and an independent system operator, and for direct access to generation for all power purchasers outside the power exchange under certain circumstances. Although the bill contemplates that existing qualifying facility power sales contracts will be honored, and all of the Company's California projects are qualifying facilities, until the new system is fully implemented, it is impossible to predict what impact, if any, it may have on the operations of those projects.

         IMPACT OF ENVIRONMENTAL, ENERGY AND OTHER REGULATIONS. The Company is subject to a number of environmental and other laws and regulations affecting many aspects of its present and future operations, including the disposal of various forms of waste, the construction or permitting of new facilities, and the drilling and operation of new and existing wells. Such laws and regulations generally require the Company to obtain and comply with a wide variety of licenses, permits and other approvals. The Company also remains subject to a number of complex and stringent laws and regulations that both public officials and private individuals may seek to enforce. There can be no assurance that existing regulations will not be revised or that new regulations will not be adopted or become applicable to the Company which could have an adverse impact on its operations. The implementation of regulatory changes imposing more comprehensive or stringent requirements on the Company, which would result in increased compliance costs, could have a material adverse effect on the

Company's results of operations. In addition, regulatory compliance for the construction of new facilities is a costly and time-consuming process, and intricate and rapidly changing environmental regulations may require major expenditures for permitting and create the risk of expensive delays or material impairment of project value if projects cannot function as planned due to changing regulatory requirements or local opposition.

         The Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), and the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), are two of the laws (including the regulations thereunder) that affect the Company's operations. PURPA provides to qualifying facilities ("QFs") certain exemptions from federal and state laws and regulations, including organizational, rate and financial regulation. PUHCA regulates public utility holding companies and their subsidiaries. The Company is not and will not be subject to regulation as a holding company under PUHCA as long as the domestic power plants it owns are QFs under PURPA or are exempted as exempt wholesale generators ("EWGs"), and so long as its foreign utility operations are exempted as EWGs or foreign utility companies or are otherwise exempted under PUHCA. QF status is conditioned on meeting certain criteria, and would be jeopardized, for example, in the case of the Company's cogeneration facilities, by the loss of a steam customer or reduction of steam purchases below the amount required by PURPA. The Company's four cogeneration facilities have steam sales agreements with existing industrial hosts which agreements must be maintained in effect or replaced in order to maintain QF status. In the event the Company were unable to avoid the loss of such status for one of its facilities, such an event could result in termination of a given project's power sales agreement and a default under the project subsidiary's project financing agreements. In connection with the Company's recently announced proposal to acquire NYSEG, the Company would be required to seek an exemption from regulation as a holding company under PUHCA, but nevertheless would be required to make partial dispositions of certain of the Company's independent generating facilities in order to maintain the QF status of such facilities. See the Company's Current Reports on Form 8-K dated July 15, 1997 and July 22, 1997, incorporated herein by reference.

         SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE. Pursuant to the Company's 1996 Stock Option Plan (the "1996 Plan"), as of June 30, 1997, the Company had outstanding various options to its officers, directors and employees for the purchase of 4,859,668 shares of Common Stock. All of the shares of Common Stock issuable upon exercise of said options have been registered pursuant to registration statements on Form S-8, and, when fully vested, are available for immediate resale. Also as of June 30, 1997, there were additional options outstanding to purchase 1,306,000 shares of Common Stock, 1,000,000 of which were granted to Peter Kiewit Sons', Inc. ("PKS"). As of June 30, 1997, PKS has demand and piggyback registration rights with respect to (i) approximately 19,231,065 shares of Common Stock (and any shares of Common Stock subsequently held by PKS) and (ii) all of its options to purchase shares of Common Stock (and the shares issuable upon exercise of such options). Sales of substantial amounts of Common Stock or the availability of Common Stock for sale, could have an adverse impact on the market price of the Common Stock and on the Company's ability to raise additional capital through the sale of Common Stock.

         LACK OF PUBLIC MARKET FOR THE DEBT SECURITIES AND THE PREFERRED STOCK. There is no existing public trading market for the Debt Securities and the Preferred Stock and there can be no assurance regarding the future development of a market for either the Debt Securities or the Preferred Stock, or the ability of holders of such securities to sell their Debt Securities and/or Preferred Stock or the price at which such holders may be able to sell their Securities. If such a market were to develop, the Debt Securities and/or Preferred Stock could trade at prices that may be higher or lower than their initial offering price depending on many factors, including prevailing interest rates, the price of Common Stock, the Company's operating results and the market for similar securities. Historically, the market for non-investment grade debt has demonstrated substantial volatility in the prices of securities similar to the Debt Securities. There can be no assurance that the future market for the Debt Securities will not be subject to similar volatility.

                                  THE COMPANY

GENERAL

         CalEnergy Company, Inc. (the "Company") is a United States-based global power company which generates, distributes and supplies electricity to utilities, government entities, retail customers and other customers located throughout the world. The Company was founded in 1971 and, through its subsidiaries, is engaged in the development, ownership and operation of environmentally responsible independent power production facilities worldwide utilizing geothermal resources, natural gas and hydroelectric or other energy sources, such as oil and coal. In addition, through its recently acquired subsidiary, Northern, the Company is engaged in the distribution and supply of electricity to approximately 1.5 million customers primarily in northeast England as well as the generation and supply of electricity (together with other related business activities) throughout England and Wales.

         Over the last three years ended December 31, 1996, the Company has experienced significant growth. The market capitalization of the Company has risen at a compound annual rate of 48% from approximately $656 million in 1993 to approximately $2,140 million in 1996, the revenues of the Company have risen at a compound annual rate of 57% from approximately $149 million in 1993 to approximately $576 million in 1996 and net income available to common stockholders has risen at a compound annual rate of 29% from approximately $43 million in 1993 to approximately $92 million in 1996. This significant growth has been achieved through: (i) acquisitions that complement and diversify the Company's existing business, broaden the geographic locations of its assets and enhance its competitive capabilities; (ii) enhancement of the financial and technical performance of existing and acquired projects; and (iii) development and construction of new plants and facilities ("greenfield development").

         In the last two years, the Company has consummated several significant acquisitions. In January 1995, the Company acquired Magma, a publicly-traded United States independent power producer with 228 MW of aggregate net operating capacity and 154 MW of aggregate net ownership capacity, for approximately $958 million. The Magma acquisition, combined with the Company's previously existing assets, made the Company the largest independent geothermal power producer in the world today (based on the Company's estimate of aggregate MW of electric generating capacity in operation and under construction). In April 1996, the Company completed the buy-out for approximately $70 million of its partner's interests in four electric generating plants in Southern California, resulting in sole ownership of the Imperial Valley Projects' 228 MW of aggregate net operating capacity. In August 1996, the Company acquired Falcon Seaboard for approximately $226 million, thereby acquiring significant ownership in 520 MW of natural gas-fired electric production facilities located in New York, Texas and Pennsylvania and a related gas transmission pipeline.

         In March 1997, the Company completed the acquisition of Northern Electric plc. Northern is one of the twelve RECs which came into existence as a result of the restructuring and subsequent privatization of the electricity industry in the United Kingdom in 1990. Northern is primarily engaged in the distribution and supply of electricity. Northern was granted a Public Electricity Supply ("PES") license under the Electricity Act 1989 to distribute and supply electricity in its authorized area located in northeast England. Northern's authorized area covers approximately 14,400 square kilometers with a population of approximately 3.2 million people and includes the counties of Northumberland, Tyne and Wear, Durham, Cleveland and North Yorkshire. Northern distributes and supplies electricity outside its authorized area pursuant to second tier PES licenses. The electricity industry in Great Britain is overseen by the Office of Electricity Regulation headed by the Regulator. The regulatory framework includes price controls which limit the maximum average prices that Northern can charge for distributing and supplying electricity.

         Through its subsidiaries and joint ventures, the Company presently operates 20 projects with an aggregate net capacity of 1,635 MW, in which it has a net ownership interest of 1,325 MW of electric generating capacity. This includes an aggregate net ownership interest of 916 MW in facilities located in the United States (which facilities have an aggregate net capacity of 1,135 MW, of which 570 MW are fueled with natural gas and 565 MW are geothermal-fired). The remaining 500 MW, in which the Company has a net ownership interest of 409 MW, are supplied by three geothermal power production facilities owned and operated by the Company in the Philippines. Also, the Company has an equity interest representing 202 net MW in, but does not operate, the 1,875 MW Teesside Project in England.

         With respect to power generation projects that are financed and under construction, the Company has an aggregate net ownership interest of 55 MW of electric generating capacity in a hydroelectric project in the Philippines, which has an aggregate net capacity of 150 MW. The Company is also currently constructing a 52 net MW geothermal project in Indonesia, in which the Company has an aggregate net ownership interest of 26 MW of electric generating capacity, as the first phase of the Company's planned Indonesian geothermal project development of approximately 1,000 MW under contract. The Company has commenced construction of a 50 MW gas fired power project in England in which the Company has net ownership interest of 18 MW. The Company expects that it will operate all of these projects.

         The Company is also currently developing six additional projects with executed or awarded power sales contracts in the Philippines, Indonesia and the United States. The Company is expected to have an approximate net ownership interest of 573 MW in these development projects (which represent an aggregate net capacity of 1,260 MW of additional potential electric generating capacity). Substantial contingencies exist with respect to development projects, including, without limitation, the need to obtain financing, permits and licenses and the satisfactory completion of construction. The Company expects that it will operate all of these projects.

         The Common Stock is traded on the New York, Pacific and London Stock Exchanges. As of June 30, 1997, PKS was an approximate 27% stockholder of the Company (on a fully diluted basis). PKS is a large employee-owned construction, mining and telecommunications company with approximately $3.0 billion in revenues in 1996. PKS is one of the largest construction companies in North America and has been in the construction business since 1884.

STRATEGY

         General. The Company's strategy remains focused upon continued growth in its core power generation business through the development of new projects, enhancement of existing and acquired assets' performance, and the acquisition of companies and projects that diversify the Company's power generation technologies and the geographic locations of its generation assets and enhance its competitive capabilities. The Company is also pursuing strategic expansion into other aspects of the global power business, including the distribution and supply of electricity, in order to diversify its business and cash flows, develop and enhance its distribution, marketing and power pool skills and increase its competitive capabilities. The Company's acquisition of Northern was implemented in furtherance of this aspect of its strategy. The Company believes that its existing assets, strengths and skills, coupled with Northern's distribution and supply skills, its experience in the largely deregulated United Kingdom power market and the resulting diversification in the Company's assets and geographic location will position the Company to maximize its ability to participate successfully (by way of acquisition or otherwise) in opportunities expected to be created in the next few years by restructurings in the United States and other global energy markets. The Company's pending tender offer for 9.9% of the outstanding NYSEG common stock and its proposal to acquire 100% of the outstanding NYSEG common stock are intended to further this aspect of its strategy. The Company also selectively will seek opportunities to expand beyond power generation, distribution and supply in areas related to these core businesses, such as power transmission and gas production and supply, if such opportunities will enhance the Company's competitive capabilities and financial position.

         Power Generation. The Company presently believes that the international independent power market holds the majority of new opportunities for financially attractive private power development in the next several years, in large part because the demand for new generating capacity is growing more rapidly in emerging nations than in the United States. In developing its international strategy, the Company pursues development opportunities in countries that it believes have an acceptable risk profile and where the Company's resource development and operating experience, project development and financing expertise or strategic relationship with local partners are expected to provide it with a competitive advantage. Domestically, the Company is focusing on environmentally responsible power generation opportunities in which it believes it has relative competitive advantages due to its technical, project management, project financing and operating expertise. In the near term, the Company expects that its continued domestic generation expansion will be accomplished primarily through selected acquisitions, including acquisitions of partially developed or existing power generating projects and contracts, although the Company will consider appropriate domestic greenfield development opportunities if they arise. The Company is also evaluating the potential opportunities of direct access and power marketing through use of retail wheeling.

         Distribution, Supply and Other Related Energy Businesses. The Company believes that the power distribution and supply businesses present significant investment and return opportunities at the present time in selected foreign markets, such as the United Kingdom, and that power distribution and supply skills will comprise a significant component of the skill base required to compete effectively in the United States and other global power markets as those markets become deregulated and competitive. The Company believes that the impending changes in the regulation of the United States power markets will reflect many aspects of the United Kingdom model for competitive generation, transmission, distribution and supply of energy. Thus, the experience of the staff involved in Northern's operations in the United Kingdom markets should strengthen the Company's ability to compete successfully as other markets are also deregulated. The current effort to introduce broader wholesale and retail competition in the United States is expected by the Company to result both in a continuing trend toward consolidation among domestic utilities and independent power producers and in the disaggregation (or unbundling) of vertically integrated utilities into separate generation, transmission and distribution businesses. While this may result in significant increased competition in each of these businesses, the Company believes that the acquisition of Northern and the experience of Northern's staff in the competitive and substantially deregulated United Kingdom market, coupled with the Company's existing development and generation capabilities, will provide the Company with the ability to capitalize on the opportunities and challenges of an increasingly deregulated and competitive domestic market for the generation, transmission, distribution and supply of energy. The Company's recently proposed acquisition of NYSEG, if consummated, is believed by the Company to represent such an opportunity in the United States markets. Similar opportunities also are expected to occur in other countries as various international markets undergo similar restructuring. The Company believes that as the wholesale and retail energy markets become more competitive, the principal factor determining success is likely to be price, and, to a lesser extent, reliability, availability of capacity and customer service. Accordingly, its acquisitions of domestic utility assets in a deregulated environment will have to meet defined criteria, including the potential to lower costs, increase long-term efficiency and competitiveness and provide an acceptable rate of return and benefit to the Company and its stockholders.

                             --------------------


         The principal executive offices of the Company are located at 302 South 36th Street, Suite 400, Omaha, Nebraska 68131 and its telephone number is (402) 341-4500. The Company was incorporated in 1971 under the laws of the State of Delaware.

                      RATIO OF EARNINGS TO FIXED CHARGES


         The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for each of the five years in the period ended December 31, 1996 and for the three months ended March 31, 1996 and 1997.



                                                                                               Three Months Ended
                                             Year Ended December 31,                                 March 31,
                             ----------------------------------------------------------        -------------------
                             1992         1993          1994         1995          1996         1996          1997
                             ----         ----          ----         ----          ----         ----          ----
Ratio of Earnings to
  Fixed Charges               3.2          2.8           1.7          1.5           1.6          1.3           1.7



       For purposes of computing historical ratios of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of (a) the pre-tax income of the Company, including its proportionate share of the pre-tax income of the Coso Project and excluding the equity in loss of a non-consolidated subsidiary, and (b) fixed charges, less capitalized interest. "Fixed charges" represent interest (whether expensed or capitalized), amortization of deferred financing and bank fees, and the portion of rentals considered to be representative of the interest factor (one-third of lease payments) and preferred stock dividend requirements of majority owned subsidiaries.


                                USE OF PROCEEDS

         Unless otherwise set forth in the applicable Prospectus Supplement accompanying this Prospectus, proceeds from the sale of the Offered Securities ultimately will be used by the Company to make equity investments in future domestic and international energy projects, to fund possible project or Company acquisitions, for the repayment of debt or for other general corporate purposes, and initially may be temporarily invested in short-term securities.

                         DESCRIPTION OF CAPITAL STOCK

         The following summary does not purport to be complete and is subject to, and qualified in its entirety by, the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), and the Company's By-Laws, as amended (the "By-Laws"), and by the provisions of applicable law. The authorized capital stock of the Company consists of 180,000,000 shares of Common Stock, par value $0.0675 per share, and 2,000,000 shares of Preferred Stock, no par value. This summary contains a description of certain general terms of the Common Stock and the Preferred Stock to which any Prospectus Supplement may relate. Certain terms of any Common Stock or any series of Preferred Stock offered by a Prospectus Supplement will be described in the Prospectus Supplement relating thereto, including the number of shares, offered, any initial offering price, and market price and dividend information. If so indicated in the Prospectus Supplement, the terms of any series may differ from the terms set forth below.

COMMON STOCK

         At March 31, 1997, there were 63,529,595 shares of Common Stock outstanding. The holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the Common Stock vote together as a single class on all matters. Subject to preferences that may be applicable to any outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding Preferred Stock. The outstanding shares of Common Stock are fully paid and nonasessable. The Common Stock will, when issued against payment therefor, be fully paid and nonassessable.

         On December 1, 1988, the Company distributed a dividend of one Preferred Share Purchase Right (a "Right") for each outstanding share of Common Stock. The Rights are not exercisable until ten days after a person or group acquires, or has the right to acquire, beneficial ownership of 20% or more of the Common Stock or announces a tender or exchange offer for 30% or more of the Common Stock. Each Right entitles the holder to purchase one one-hundredth of a share of Series A Junior Preferred Stock, no par value ("Series A Preferred Stock"), for $52. The Rights may be redeemed by the Board of Directors up to ten days after an event triggering the distribution of certificates for the Rights. The Rights will expire, unless previously redeemed or exercised, on November 30, 1998. The Rights are automatically attached to, and trade with, each share of Common Stock.

PREFERRED STOCK

         The Board of Directors has the authority to issue up to 2,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further action by the stockholders. The issuance of shares of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of shares of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. At March 31, 1997, there were [635,296] shares of Series A Preferred Stock outstanding. The Company has no present plans to issue any additional shares of Preferred Stock. See "Description of Preferred Stock."

RESTATED CERTIFICATE OF INCORPORATION AND BY-LAW PROVISIONS
AFFECTING CHANGE IN CONTROL

         The Restated Certificate of Incorporation and the By-Laws include certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and that may have the effect of delaying, deterring or preventing a future takeover or change in control of the Company, unless such takeover or change in control is approved by the Board of Directors. Such provisions may also render the removal of the directors and management more difficult. Such provisions include a classified Board of Directors divided into three classes serving staggered three-year terms, prohibit stockholders of the Company from taking action by written consent, require the affirmative vote of at least 66-2/3% of the outstanding shares of stock of the Company entitled to vote thereon to adopt, repeal, alter, amend or rescind the By-Laws, and require that special meetings of stockholders be called only by the Board of Directors or the Chief Executive Officer. In addition to the foregoing, the Board of Directors has adopted a Stockholder Rights Plan, which provided for a dividend of one Right for each outstanding share of Common Stock. See "--Common Stock."

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Under Section 203, certain "business combinations" between a Delaware corporation whose stock is publicly traded or held of record by more than 2,000 stockholders and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (i) the corporation has elected in its original certificate of incorporation not to be governed by
Section 203 (the Company did not make such an election), (ii) the transaction in which the stockholder became an interested stockholder or the business combination was approved by the board of directors of the corporation before the other party to the business combination became an interested stockholder,
(iii) upon consummation of the transaction that made it an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan) or (iv) the business combination was approved by the board of directors of the corporation and ratified by two-thirds of the voting stock which the interested stockholder did not own. The term "business combination" is defined generally to include mergers or consolidations between a Delaware corporation and an "interested stockholder," transactions with an "interested stockholder" involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an "interested stockholder's" percentage ownership of stock. The term "interested stockholder" is defined generally as a stockholder who, together with its affiliates and associates, owns (or, within three years prior, did own) 15% or more of a Delaware corporation's voting stock. Section 203 could prohibit or delay a merger, takeover or other change in control of the Company and therefore could discourage attempts to acquire the Company.

                        DESCRIPTION OF PREFERRED STOCK

         The following description of the terms of the shares of Preferred Stock that may be offered by the Company sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. Certain other terms of any series of Preferred Stock and the terms of any related option, put or right of the Company to require the holder of any other Security offered to also acquire shares of Preferred Stock will be specified in the applicable Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the terms of any series of Preferred Stock may differ from the terms set forth below. The description of the terms of the Preferred Stock set forth below and in any Prospectus Supplement is necessarily a summary thereof and is qualified in its entirety by reference to the Certificate of Designation relating to the applicable series of Preferred Stock, which Certificate of Designation will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus forms a part.

GENERAL

         Pursuant to the Restated Certificate of Incorporation and the Delaware General Corporation Law, the Board of Directors of the Company has the authority, without further stockholder action, to issue from time to time up to a maximum of up to 2,000,000 shares of Preferred Stock, in one or more series and for such consideration as may be fixed from time to time by the Board of Directors of the Company and to fix before the issuance of any shares of Preferred Stock of a particular series, the designation of such series, the number of shares to comprise such series, the dividend rate or rates payable with respect to the shares of such series, the redemption price or prices, if any, and the terms and conditions of any redemption, the voting rights, any sinking fund provisions for the redemption or purchase of the shares of such series, the terms and conditions upon which the shares are convertible or exchangeable, if they are convertible or exchangeable, and any other relative rights, preferences and limitations pertaining to such series.

         Reference is made to the Prospectus Supplement relating to the particular series of Preferred Stock offered thereby for specific terms, including: (i) the designation, stated value and liquidation preference of such Preferred Stock and the number of shares offered; (ii) the initial public offering price at which such shares will be issued; (iii) the dividend rate or rates (or method of calculation), the dividend periods, the date or dates on which dividends shall be payable and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (iv) any redemption or sinking fund provisions;
(v) any conversion or exchange provisions; (vi) the procedures for any auction and remarketing, if any, of such Preferred Stock; (vii) whether interests in Preferred Stock will be represented by depositary shares; and (viii) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of such Preferred Stock.

         The Preferred Stock will, when issued against payment therefor, be fully paid and nonassessable. Holders of Preferred Stock will have no preemptive rights to subscribe for any additional securities which may be issued by the Company.

         Because the Company is a holding company, its rights and the rights of holders of its securities, including the holders of Preferred Stock, to participate in the distribution of assets of any subsidiary of the Company upon the latter's liquidation or recapitalization will be subject to the prior claims of such subsidiary's creditors and preferred stockholders, except to the extent the Company may itself be a creditor with recognized claims against such subsidiary or a holder of preferred stock of such subsidiary.

DIVIDENDS

         The holders of the Preferred Stock will be entitled to receive, when and as declared by the Board of Directors of the Company, out of funds legally available therefor, dividends at such rates and on such dates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company. Dividends may be paid in the form of cash, Preferred Stock (of the same or a different series) or Common Stock of the Company, in each case as specified in the applicable Prospectus Supplement.

         Dividends on any series of Preferred Stock may be cumulative or noncumulative, as specified in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of the Company fails to declare a dividend payable on a dividend payment date on any Preferred Stock for which dividends are noncumulative ("Noncumulative Preferred Stock"), then the holders of such Preferred Stock will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such Preferred Stock are declared or paid on any future dividend payment dates.

         The Company shall not declare, pay or set apart for payment any dividends on any series of its Preferred Stock ranking, as to dividends, on a parity with or junior to the outstanding Preferred Stock of any series unless
(i) if such series of Preferred Stock has a cumulative dividend ("Cumulative Preferred Stock"), full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on such Preferred Stock for all past dividend periods and the then current dividend period, or (ii) if such series of Preferred Stock is Noncumulative Preferred Stock, full dividends for the then current dividend period on such Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment. When dividends are not paid in full upon Preferred Stock of any series and any other shares of Preferred Stock of the Company ranking on a parity as to dividends with such Preferred Stock, all dividends declared upon such Preferred Stock and any other Preferred Stock of the Company ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on such Preferred Stock and such other shares of Preferred Stock shall in all cases bear to each other the same ratio that the accrued dividends per share on such Preferred Stock (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) and such other shares of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

         Except as set forth in the preceding sentence, unless (i) full dividends on the outstanding Cumulative Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period or (ii) full dividends for the then current dividend period on the outstanding Noncumulative Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no dividends (other than in Common Stock of the Company or other shares of the Company ranking junior to such Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be made, on the Common Stock of the Company or on any other shares of the Company ranking junior to or on a parity with such Preferred Stock as to dividends or upon liquidation.

         Unless (i) full dividends on the Cumulative Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period or (ii) full dividends for the then current dividend period on the Noncumulative Preferred Stock of any series have been declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment, no Common Stock or any other shares of the Company ranking junior to or on a parity with such Preferred Stock as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any such shares) by the Company or any subsidiary of the Company except by conversion into or exchange for shares of the Company ranking junior to such Preferred Stock as to dividends and upon liquidation. Any dividend payment made on shares of Cumulative Preferred

Stock of any series shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains unpaid.

REDEMPTION

         Preferred Stock may be redeemable, in whole or in part, at the option of the Company, out of funds legally available therefor, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified, in the applicable Prospectus Supplement. Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued shares of Preferred Stock.

         The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock is Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of capital stock of the Company, the terms of such Preferred Stock may provide that, if no such capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into shares of the applicable capital stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

         Notwithstanding the foregoing, unless (i) full dividends on the Cumulative Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period or (ii) full dividends for the then current dividend period on the Noncumulative Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment, no shares of Preferred Stock of such series shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed, and the Company shall not purchase or otherwise acquire any shares of Preferred Stock of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series pursuant to a purchase or exchange offer provided such offer is made on the same terms to all holders of the Preferred Stock of such series.

         Notice of redemption shall be given by mailing the same to each record holder of the Preferred Stock to be redeemed, not less than 30 nor more than 60 days prior to the date fixed for redemption thereof, at the address of such holder as the same shall appear on the stock books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion or exchange rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder.

         If fewer than all the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Board of Directors of the Company and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Directors of the Company.

         If notice of redemption of any shares of Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of holders of any shares of Preferred Stock so called for redemption, then from and after the redemption date for such shares, dividends on such shares shall cease to accrue and such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive the redemption price) shall cease. Upon surrender, in accordance with such notice, of the certificates representing any such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), the redemption price set forth above shall be paid out of the funds provided by the Company. If fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

CONVERSION OR EXCHANGE RIGHTS

         The Prospectus Supplement relating to a series of Preferred Stock that is convertible or exchangeable will state the terms on which shares of such series are convertible or exchangeable into Common Stock, another series of Preferred Stock or Debt Securities.

RIGHTS UPON LIQUIDATION

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of the assets of the Company legally available for distribution to stockholders, before any distribution of assets is made to holders of Common Stock or any other class or series of capital stock ranking junior to such Preferred Stock upon liquidation, liquidating distributions in the amount of the liquidation preference of such Preferred Stock plus all accrued and unpaid dividends thereon (which shall not, in the case of Noncumulative Preferred Stock, include any accumulation in respect of unpaid dividends for prior dividend periods). If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to Preferred Stock of any series and any other shares of Preferred Stock of the Company ranking as to any such distribution on a parity with such Preferred Stock are not paid in full, the holders of such Preferred Stock and of such other shares of Preferred Stock will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock of any series Will not be entitled to any further participation in any distribution of assets by the Company.

VOTING RIGHTS

         Except as indicated below or in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of Preferred Stock will not be entitled to vote.

         If the Company fails to pay dividends on any shares of Preferred Stock for six consecutive quarterly periods, the holders of such shares of Preferred Stock (voting separately as a class with all other series of Preferred Stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Company at a special meeting called by the holders of record of at least 10% of such Preferred Stock or the next annual meeting of stockholders and at each subsequent meeting until (i) all dividends accumulated on shares of Cumulative Preferred Stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or
(ii) four consecutive quarterly dividends on shares of Noncumulative Preferred Stock shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such case, the entire Board of Directors of the Company will be increased by two directors.

         So long as any shares of Preferred Stock remain outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of each series of Preferred Stock outstanding at the time, given in person or by proxy, at a meeting (voting separately as a class): (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up, or reclassify any capital stock into any such shares, or authorize, create or issue any obligation or security convertible into, exchangeable for or evidencing the right to purchase any such shares or (ii) amend, alter or repeal the provisions of the Restated Certificate of Incorporation, including the Certificate of Designation relating to such series of Preferred Stock, whether by merger, consolidation, or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the authorized Preferred Stock or any outstanding series of Preferred Stock or any other capital stock of the Company, or the creation and issuance of any other series of Preferred Stock or of any other capital stock of the Company, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

         The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

                        DESCRIPTION OF DEBT SECURITIES

         The Debt Securities may consist of Senior Debt Securities or Subordinated Debt Securities. The Senior Debt Securities will be issued under an indenture (the "Senior Debt Indenture") between the Company, as issuer, and one or more trustees (each a "Trustee") meeting the requirements of a trustee under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Subordinated Debt Securities will be issued under an indenture (the "Subordinated Debt Indenture") between the Company, as issuer, and a Trustee.

         Forms of the Indentures have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The Indentures are subject to and governed by the Trust Indenture Act. The following summaries of certain provisions of the Indentures do not purport to be complete, and where reference is made to particular provisions of the Indentures, such provisions, including definitions of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference. The Indentures are substantially identical except for provisions relating to subordination.

         The Debt Securities may be issued in one or more series. The particular terms of each series of Debt Securities, as well as any modifications of or additions to the general terms of the Debt Securities as described herein that may be applicable in the case of a particular series of Debt Securities, will be described in the Prospectus Supplement relating to such series of Debt Securities. Accordingly, for a description of the terms of a particular series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of Debt Securities set forth in this Prospectus.

GENERAL

         Neither of the Indentures limits the amount of Debt Securities that may be issued thereunder. Each Indenture provides that Debt Securities issuable thereunder may be issued up to the aggregate principal amount which may be authorized from time to time by the Company. Reference is made to the Prospectus Supplement for the following terms of the Debt Securities (to the extent such terms are applicable to such Debt Securities) in respect of which this Prospectus is being delivered (the "Offered Debt Securities"):

         (i) the title of the Offered Debt Securities and whether the Offered Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

         (ii) the aggregate principal amount of the Offered Debt Securities and any limit on such aggregate principal amount;

         (iii) the percentage of the principal amount at which such Offered Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of the Offered Debt Securities which is convertible into Common Stock or Preferred Stock, or the method by which any such portion shall be determined;

         (iv) the date or dates, or the method for determining such date or dates, on which the principal of the Offered Debt Securities will be payable;

         (v) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which the Offered Debt Securities will bear interest, if any;

         (vi) the date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

         (vii) the place or places where the principal of (and premium, if any) and interest, if any, on such Offered Debt Securities will be payable, whether such Offered Debt Securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon the Company in respect of such Offered Debt Securities and the applicable Indenture may be served;

         (viii) the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option;

         (ix) the obligation, if any, of the Company to redeem, repay or purchase the Offered Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

         (x)if other than U.S. dollars, the currency or currencies in which the Offered Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

         (xi) whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Offered Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

         (xii) any additions to, modifications of or deletions from the terms of the Offered Debt Securities with respect to the Events of Default or covenants set forth in the applicable Indenture;

         (xiii) any provisions for collateral security for repayment of the Offered Debt Securities;

         (xiv) whether the Offered Debt Securities will be issued in certificated and/or book-entry form;

         (xv) whether the Offered Debt Securities will be in registered or bearer form ("Bearer Securities") and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto including any restrictions to the exchange of one form for another and the offer, sale and delivery of Bearer Securities;

         (xvi) the applicability, if any, of defeasance and covenant defeasance provisions of the applicable Indenture;

         (xvii) the terms, if any, upon which the Offered Debt Securities may be convertible into Common Stock or Preferred Stock of the Company and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period as well as any applicable limitations on the ownership or transferability of the Common Stock or Preferred Stock into which the Offered Debt Securities are convertible;

         (xviii) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Debt Securities held by a person who is not a U.S. person (as defined in each Prospectus Supplement relating to any particular series of Debt Securities offered thereby) in respect of any tax, assessment or governmental change withheld or deducted and, if so, whether the Company will have the option to redeem such Debt Securities rather than pay such additional amounts;

         (xix) the dates on which premium, if any, will be payable;

         (xx) the right of the Company, if any, to defer payment of interest and the maximum length of such deferral period;

         (xxi) any listing on a securities exchange;

         (xxii) the initial public offering price;

         (xxiii) other specific terms, including additional events of default or covenants provided with respect to the Debt Securities; and

         (xxiv) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

         The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Special federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

         As described in each Prospectus Supplement relating to any particular series of Debt Securities offered thereby, the Indenture under which such Debt Securities are issued may contain covenants limiting: (i) the incurrence of debt by the Company; (ii) the incurrence of debt by subsidiaries of the Company; (iii) the making of certain payments by the Company and its subsidiaries; (iv) business activities of the Company and its subsidiaries;
(v) the issuance of preferred stock of subsidiaries; (vi) asset dispositions;
(vii) transactions with affiliates; (viii) liens; and (ix) mergers and consolidations involving the Company.

SENIOR DEBT SECURITIES

         The payment of principal of, premium, if any, and interest on the Senior Debt Securities will, to the extent and in the manner set forth in the Senior Debt Indenture, rank pari passu in right of payment with all other existing and future unsecured and unsubordinated obligations of the Company.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

         The Subordinated Debt Indenture provides that the Subordinated Debt Securities are subordinate and junior in right of payment to all Senior Indebtedness of the Company as provided in the Subordinated Debt Indenture. No payment of principal of (including redemption payments), or interest on, the Subordinated Debt Securities may be made (i) if any Senior Indebtedness is not paid when due, any applicable grace period with respect to a default thereunder has ended and such default has not been cured or waived, or (ii) if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to receive or retain any payment. In the event that, notwithstanding the foregoing, any payment or distribution of cash, property or securities shall be received or collected by a holder of the Subordinated Debt Securities in contravention of the foregoing provisions, such payment or distribution shall be held for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Subordinated Debt Securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Subordinated Debt Securities are paid in full.

         The term "Senior Indebtedness" shall mean in respect of the Company
(i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable and other similar obligations arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness issued after the date of original issuance of the Subordinated Debt Securities that is by its terms subordinated to or pari passu with the Subordinated Debt Securities and (2) any indebtedness (including all other debt securities and guarantees in respect of those debt securities) initially issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of Convertible Preferred Securities or other similar securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

         The Indenture does not limit the aggregate amount of Senior Indebtedness the Company may issue. At March 31, 1997, Senior Indebtedness consisting of borrowed money of the Company aggregated approximately $953.8 million.

CERTAIN COVENANTS

         Unless otherwise provided in a Prospectus Supplements with respect to a particular series of Offered Debt Securities, each of the Indentures will contain certain covenants, including the ones summarized below, which covenants will be applicable (unless they are waived or amended or unless the Debt Securities are defeased, see "Defeasance" below) so long as any of the Debt Securities are outstanding.

     Limitation on Debt

         The Company will not Incur any Debt, including Acquisition Debt, unless, after giving effect to the incurrence of such Debt and the receipt and application of the proceeds therefrom, the Fixed Charge Ratio (as defined in the Indenture) of the Company would be equal to or greater than 2.0 to 1.

         Notwithstanding the foregoing, the Company may Incur each and all of the following: (i) Company Refinancing Debt, (ii) Debt of the Company to any of its Restricted Subsidiaries or any Eligible Joint Venture that is expressly subordinated in right of payment to the Senior Debt Securities, in the case of the Senior Debt Indenture or the Subordinated Debt Securities in the case of the Subordinated Debt Indenture, provided that any transfer of such Debt by a Restricted Subsidiary or an Eligible Joint Venture (other than to another Restricted Subsidiary or another Eligible Joint Venture), or any transfer of the Company's ownership interest, or a portion thereof, in such Restricted Subsidiary or such Eligible Joint Venture or the interest, or a portion thereof, of Kiewit in a Permitted Joint Venture or an Eligible Joint Venture (which transfer has the effect of causing such Restricted Subsidiary or such Eligible Joint Venture to cease to be a Restricted Subsidiary or an Eligible Joint Venture, as the case may be), will be deemed to be an Incurrence of Debt that is subject to the provisions of this covenant other than this clause
(ii), (iii) Debt in an aggregate principal amount not to exceed $100 million outstanding at any one time may be issued under or in respect of Permitted Working Capital Facilities, (iv) Non-Recourse Debt Incurred in respect of one or more Permitted Facilities in which the Company has a direct or indirect interest, (v) Debt in respect of Currency Protection Agreements or Interest Rate Protection Agreements, (vi) Purchase Money Debt, provided that the amount of such Debt (net of any original issue discount) does not exceed 90% of the fair market value of the Property acquired, (vii) the Debt Securities and other Debt outstanding as of the date of original issuance of any series of the Debt Securities (other than Debt to the extent that it is extinguished, retired, defeased or repaid in connection with the original issuance of any series of the Debt Securities), including Debt that is Incurred in respect of interest or discount on such Debt (or Redeemable Stock issued as dividends in respect of Redeemable Stock) pursuant to the terms of the agreement or instrument that governs such Debt (or such Redeemable Stock) as in effect on the date of original issuance of any series of the Debt Securities and (viii) Debt in an aggregate principal amount not to exceed $75 million outstanding at any one time.

     Limitation on Subsidiary Debt

         The Company will not permit any of its Restricted Subsidiaries or any Eligible Joint Venture, to Incur any Debt.

         Notwithstanding the foregoing, each and all of the following Debt may be Incurred by a Restricted Subsidiary or an Eligible Joint Venture: (i) Debt outstanding as of the date of original issuance of any series of the Debt Securities, (ii) Debt owed by a Restricted Subsidiary or an Eligible Joint Venture to the Company or another Restricted Subsidiary of the Company or another Eligible Joint Venture that either directly or indirectly owns all or a portion of the Company's interest in, or directly or indirectly is owned by, such Restricted Subsidiary, or such Eligible Joint Venture, as the case may be, (iii) Non-Recourse Debt Incurred in respect of one or more Permitted Facilities, provided that such Restricted Subsidiary or such Eligible Joint Venture has a direct or an indirect interest (which may include Construction Financing provided by the Company to the extent permitted under the covenant described under "Limitation on Restricted Payments" below as a "Permitted Investment") in one or more of such Permitted Facilities in respect of which one or more Restricted Subsidiaries or Eligible Joint Ventures shall have a direct or indirect interest, (iv) Subsidiary Refinancing Debt, (v) Acquired Debt, (vi) Debt in respect of Currency Protection Agreements or Interest Rate Protection Agreements, (vii) Permitted Funding Company Loans and (viii) Permitted Facilities Debt, provided that at the time of Incurrence thereof and after giving effect to the application of the proceeds thereof, the aggregate principal amount of Permitted Facilities Debt shall not exceed 15% of total consolidated Debt of the Company computed in accordance with GAAP.

     Limitation on Restricted Payments

         The Company will not, and will not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, directly or indirectly, make any Restricted Payment unless at the time of such Restricted Payment and after giving effect thereto (a) no Event of Default and no event that, after the giving of notice or lapse of time or both, would become an Event of Default, has occurred and is continuing, (b) the Company could Incur at least $1 of Debt under the provision described in the first paragraph of "Limitation on Debt" above and (c) the aggregate amount of all Restricted Payments made by the Company, its Restricted Subsidiaries and the Eligible Joint Ventures (the amount so made, if other than in cash, to be determined in good faith by the Chief Financial Officer, as evidenced by an Officers' Certificate, or, if more than $30 million, by the Board of Directors, as evidenced by a Board resolution) after March 24, 1994, is less than the sum (without duplication) of (i) 50% of the Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on the first day of the first fiscal quarter that begins after March 24, 1994 and ending on the last day of the fiscal quarter immediately prior to the date of such calculation, provided that if throughout any fiscal quarter within such period the Ratings Categories applicable to the Debt Securities are rated Investment Grade by Standard & Poor's Corporation and Moody's Investors Service, Inc. (or if both do not make a rating of the Debt Securities publicly available, an equivalent Rating Category is made publicly available by another Rating Agency), then 100% (instead of 50%) of the Adjusted Consolidated Net Income (if more than zero) with respect to such fiscal quarter will be included pursuant to this clause (i), and provided further that if Adjusted Consolidated Net Income for such period is less than zero, then minus 100% of the amount of such net loss, plus (ii) 100% of the aggregate net cash proceeds received by the Company from and after March 24, 1994 from (A) the issuance and sale (other than to a Restricted Subsidiary or an Eligible Joint Venture) of its Capital Stock (excluding Redeemable Stock, but including Capital Stock other than Redeemable Stock issued upon conversion of, or in exchange for Redeemable Stock or securities other than its Capital Stock), (B) the issuance and sale or the exercise of warrants, options and rights to purchase its Capital Stock (other than Redeemable Stock) and (C) the issuance and sale of convertible Debt upon the conversion of such convertible Debt into Capital Stock (other than Redeemable Stock), but excluding the net proceeds from the issuance, sale, exchange, conversion or other disposition of its Capital Stock (I) that is convertible (whether at the option of the Company or the holder thereof or upon the happening of any event) into (x) any security other than its Capital Stock or (y) its Redeemable Stock or (II) that is Capital Stock referred to in clauses (ii) and (iii) of the definition of "Permitted Payment", plus (iii) the net reduction in Investments of the types specified in clauses (iv) and (v) of the definition of "Restricted Payment" that result from payments of interest on Debt, dividends, or repayment of loans or advances, the proceeds of the sale or disposition of the Investment or other return of the amount of the original Investment to the Company, the Restricted Subsidiary or the Eligible Joint Venture that made the original Investment from the Person in which such Investment was made, provided that
(x) the aggregate amount of such payments will not exceed the amount of the original Investment by the Company or such Restricted Subsidiary that reduced the amount available pursuant to this clause (c) for making Restricted Payments and (y) such payments may be added pursuant to this clause (iii) only to the extent such payments are not included in the calculation of Adjusted Consolidated Net Income, provided further that if Investments of the types specified in clauses (iv) and (v) of the Definition of "Restricted Payment" have been made in any Person and such Person thereafter becomes a Restricted Subsidiary or an Eligible Joint Venture, then the aggregate amount of such Investment (to the extent that it has reduced the amount available pursuant to this clause (c) for making Restricted Payments), net of the amounts previously added pursuant to this clause (iii), may be added to the amount available for making Restricted Payments, plus (iv) an amount equal to the principal amount of Debt of the Company extinguished in connection with the conversion into Common Stock of the Company of the Company's 5% Convertible Subordinated Debentures due 2000 and its 9.5% Convertible Subordinated Debenture due 2003. The foregoing clause (c) will not prevent the payment of any dividend within 60 days after the date of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of this covenant.

         None of the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture will be deemed to have made an Investment at the time that a Person that is a Restricted Subsidiary of the Company or an Eligible Joint Venture ceases to be a Restricted Subsidiary or an Eligible Joint Venture (other than as a result of being designated as an Unrestricted Subsidiary), although any subsequent Investment made by the Company, its Restricted Subsidiaries and Eligible Joint Ventures in such Person will be Investments that will be subject to the foregoing paragraph unless and until such time as such Person becomes a Restricted Subsidiary or an Eligible Joint Venture. Notwithstanding the foregoing, (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, in the manner provided in the definition of "Unrestricted Subsidiary," will be an Investment that will be subject to the foregoing paragraph and (ii) the transfer of the Company's interest (or any portion thereof) in an entity that has been deemed to be an Eligible Joint Venture, directly or indirectly, to an Unrestricted Subsidiary will be an Investment (to the extent of the interest transferred) that will be subject to the foregoing paragraph.

         Restricted Payments are defined in the Indentures to exclude Permitted Payments, which include Permitted Investments. See "Certain Definitions" below.

         Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

         The Company will not, and will not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, create or cause to become, or as a result of the acquisition of any Person or Property, or upon any Person becoming a Restricted Subsidiary or an Eligible Joint Venture, remain subject to, any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary or any Eligible Joint Venture to (a) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary or such Eligible Joint Venture owned by the Company, any other Restricted Subsidiary or any other Eligible Joint Venture, (b) make payments in respect of any Debt owed to the Company, any other Restricted Subsidiary of the Company or any Eligible Joint Venture,
(c) make loans or advances to the Company or to any other Restricted Subsidiary of the Company or any other Eligible Joint Venture that is directly or indirectly owned by such Restricted Subsidiary or such Eligible Joint Venture or (d) transfer any of its Property to the Company or to any other Restricted Subsidiary or any other Eligible Joint Venture that directly or indirectly owns or is owned by such Restricted Subsidiary or such Eligible Joint Venture, other than those encumbrances and restrictions created or existing (i) on the date of the original issuance of any series of Debt Securities, (ii) pursuant to the Indenture, (iii) in connection with the Incurrence of any Debt permitted under the provisions described in clause
(iii) of the second paragraph of "Limitation on Subsidiary Debt" above, provided that, in the case of Debt owed to Persons other than the Company, its Restricted Subsidiaries and any Eligible Joint Venture, the Chief Executive Officer or the Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions are required to effect such financing and are not materially more restrictive, taken as a whole, on the ability of the applicable Restricted Subsidiary or the applicable Eligible Joint Venture to make the payments, distributions, loans, advances or transfers referred to in clauses (a) through
(d) above than encumbrances and restrictions, taken as a whole, customarily accepted (or, in the absence of any industry custom, reasonably acceptable) in comparable financings or comparable transactions in the applicable jurisdiction, (iv) in connection with the execution and delivery of an electric power or thermal energy purchase contract, or other contract related to the output or product of, or services rendered by one or more Permitted Facilities to which such Restricted Subsidiary or such Eligible Joint Venture is a supplying party or other contracts with customers, suppliers and contractors to which such Restricted Subsidiary or such Eligible Joint Venture is a party and where such Restricted Subsidiary or such Eligible Joint Venture is engaged, directly or indirectly, in the development, design, engineering, procurement, construction, acquisition, ownership, management or operation of one or more of such Permitted Facilities, provided that the Chief Executive Officer or the Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions are required to effect such contracts and are not materially more restrictive, taken as a whole, on the ability of the applicable Restricted Subsidiary or the applicable Eligible Joint Venture to make the payments, distributions, loans, advances or transfers referred to in clauses (a) through
(d) above than encumbrances and restrictions, taken as a whole, customarily accepted (or, in the absence of any industry custom, reasonably acceptable) in comparable financings or comparable transactions in the applicable jurisdiction, (v) in connection with any Acquired Debt, provided that such encumbrance or restriction was not incurred in contemplation of such Person becoming a Restricted Subsidiary or an Eligible Joint Venture and provided further that such encumbrance or restriction does not extend to any other Property of such Person at the time it became a Restricted Subsidiary or an Eligible Joint Venture, (vi) in connection with the Incurrence of any Debt permitted under clause (iv) of the provision described in the second paragraph of "Limitation on Subsidiary Debt" above, provided that, in the case of Debt owed to Persons other than the Company and its Restricted Subsidiaries, the Chief Executive Officer or the Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such encumbrances or restrictions taken as a whole are not materially more restrictive than the encumbrances and restrictions applicable to the Debt and/or equity being exchanged or refinanced, (vii) customary non-assignment provisions in leases or other contracts entered into in the ordinary course of business of the Company, any Restricted Subsidiary or any Eligible Joint Venture, (viii) any restrictions imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or Property of any Restricted Subsidiary or Joint Venture that apply pending the closing of such sale or disposition, (ix) in connection with Liens on the Property of such Restricted Subsidiary or such Eligible Joint Venture that are permitted by the covenant described under "Limitation on Liens" below but only with respect to transfers referred to in clause (d) above, (x) in connection with the Incurrence of any Debt permitted under clause (ii) of the provisions described in the second paragraph of "Limitation on Subsidiary Debt" above or
(xi) in connection with the Incurrence of any Permitted Facilities Debt permitted under clause (viii) of the provisions described in the second paragraph of "Limitation on Subsidiary Debt" above, provided that any such encumbrance or restriction relates only to those Restricted Subsidiaries or Eligible Joint Ventures having a direct or indirect interest in the Permitted Facilities in respect of which such Permitted Facilities Debt was Incurred.

     Limitation on Dispositions

         Subject to the covenant described under "Mergers, Consolidations and Sales of Assets" below, the Company will not make, and will not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to make, any Asset Disposition unless (i) the Company, the Restricted Subsidiary or the Eligible Joint Venture, as the case may be, receives consideration at the time of each such Asset Disposition at least equal to the fair market value of the Property or securities sold or otherwise disposed of (to be determined in good faith by the Chief Financial Officer, as evidenced by an Officers' Certificate, or, if more than $30 million, by the Board of Directors, as evidenced by a Board resolution), (ii) at least 85% of such consideration is received in cash or Cash Equivalents or if less than 85%, the remainder of such consideration consists of Property related to the business of the Company as described in the first sentence of the covenant described under "Limitation on Business" below, and (ii) unless otherwise required under the terms of Senior Debt, at the Company's election, the Net Cash Proceeds are either (A) invested in the business of the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture or (B) applied to the payment of any Debt of the Company or any of its Restricted Subsidiaries or any Eligible Joint Venture (or as otherwise required under the terms of such Debt), provided that, no such payment of Debt
(x) under Permitted Working Capital Facilities or any other revolving credit agreement will count for this purpose unless the related loan commitment, standby facility or the like will be permanently reduced by an amount equal to the principal amount so repaid or (y) owed to the Company, a Restricted Subsidiary thereof or an Eligible Joint Venture will count for this purpose, provided further that such investment or such payment, as the case may be, must be made within 365 days from the later of the date of such Asset Disposition or the receipt by the Company, such Restricted Subsidiary or such Eligible Joint Venture of the Net Cash Proceeds related thereto. Any Net Cash Proceeds from Asset Dispositions that are not applied as provided in clause
(A) or (B) of the preceding sentence will constitute "Excess Proceeds." Excess Proceeds will be applied, as described below, to make an offer (an "Offer") to purchase any series of Debt Securities at a purchase price equal to 100% of the principal thereof, plus accrued interest, if any, to the date of purchase.

         Notwithstanding anything in the foregoing to the contrary, the Company, its Restricted Subsidiaries and the Eligible Joint Ventures may exchange with other Persons (i) Property that constitutes a Restricted Subsidiary or an Eligible Joint Venture for Property that constitutes a Restricted Subsidiary or an Eligible Joint Venture, (ii) Property that constitutes a Restricted Subsidiary or an Eligible Joint Venture for Property that does not constitute a Restricted Subsidiary or an Eligible Joint Venture,
(iii) Property that does not constitute a Restricted Subsidiary or an Eligible Joint Venture for Property that does not constitute a Restricted Subsidiary or an Eligible Joint Venture and (iv) Property that does not constitute a Restricted Subsidiary or an Eligible Joint Venture for Property that constitutes a Restricted Subsidiary or an Eligible Joint Venture, provided that in each case the fair market value of the Property received is at least equal to the fair market value of the Property exchanged as determined in good faith by the Chief Financial Officer, as evidenced by an Officers' Certificate, or, if more than $25 million, by the Board of Directors, as evidenced by a Board resolution, provided that the Investment in the Property received in the exchanges described in clauses (ii) and (iii) of the prior sentence will be subject to the covenant described under "Limitation on Restricted Payments" above. Notwithstanding anything in the foregoing to the contrary, the Company may not, and will not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, make an Asset Disposition of any of their interest in, or Property of, any of the Coso Project other than for consideration consisting solely of cash.

         To the extent that any or all of the Net Cash Proceeds of any Foreign Asset Disposition are prohibited from (or delayed in) being repatriated to the United States by applicable local law, the portion of such Net Cash Proceeds so affected will not be required to be applied at the time provided above but may be retained by any Restricted Subsidiary or any Eligible Joint Venture so long, but only so long, as the applicable local law does not permit (or delays) repatriation to the United States. If such Net Cash Proceeds are transferred by the Restricted Subsidiary or Eligible Joint Venture that conducted the Foreign Asset Disposition to another Restricted Subsidiary or Eligible Joint Venture, the Restricted Subsidiary or Eligible Joint Venture receiving such Net Cash Proceeds must not be directly or indirectly obligated on any Debt owed to any Person other than the Company. The Company will take or cause such Restricted Subsidiary or such Eligible Joint Venture to take all actions required by the applicable local law to permit such repatriation promptly. Once repatriation of any of such Net Cash Proceeds is permitted under the applicable local law, repatriation will be effected immediately and the repatriated Net Cash Proceeds will be applied in the manner set forth in this covenant as if such Asset Disposition had occurred on the date of such repatriation. In addition, if the Chief Financial Officer determines, in good faith, as evidenced by an Officers' Certificate, that repatriation of any or all of the Net Cash Proceeds of any Foreign Asset Disposition would have a material adverse tax consequence to the Company, the Net Cash Proceeds so affected may be retained outside of the United States by the applicable

Restricted Subsidiary or the applicable Eligible Joint Venture for so long as such material adverse tax consequence would continue. Notwithstanding the foregoing provisions of this paragraph to the contrary, if applicable local law prohibits (or delays) the repatriation of Net Cash Proceeds of a Foreign Asset Disposition but such local law does not prohibit the application of such Net Cash Proceeds pursuant to the first sentence of the first paragraph of this covenant, the Company may apply such Net Cash Proceeds pursuant to such provision.

         If the series of Debt Securities tendered pursuant to an Offer have an aggregate purchase price that is less than the Excess Proceeds available for the purchase of such Debt Securities, the Company may use the remaining Excess Proceeds for general corporate purposes without regard to the provisions of this covenant. The Company will not be required to make an Offer pursuant to this covenant if the Excess Proceeds available therefor are less than $10 million, provided that the lesser amounts of such Excess Proceeds will be carried forward and cumulated for each 36 consecutive month period for purposes of determining whether an Offer is required with respect to any Excess Proceeds of any subsequent Asset Dispositions. Any such lesser amounts so carried forward and cumulated need not be segregated or reserved and may be used for general corporate purposes, provided that such use will not reduce the amount of cumulated Excess Proceeds or relieve the Company of its obligation hereunder to make an Offer with respect thereto.

         The Company will make an Offer by mailing to each Holder, with a copy to the Trustee, within 30 days after the receipt of Excess Proceeds that cause the cumulated Excess Proceeds to exceed $10 million, a written notice that will specify the purchase date, which will not be less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date"), that will contain certain information concerning the business of the Company that the Company believes in good faith will enable the Holders to make an informed decision and that will contain information concerning the procedures applicable to the Offer (including, without limitation, the right of withdrawal) and the effect of such Offer on the Debt Securities tendered. Holders that elect to have their Debt Securities purchased will be required to surrender such Debt Securities at least one Business Day prior to the Purchase Date. If at the expiration of the Offer period the aggregate purchase price of the series of Debt Securities properly tendered by Holders pursuant to the Offer exceeds the amount of such Excess Proceeds, such Debt Securities or portions of Debt Securities to be accepted for purchase will be selected by the Trustee in such manner as the Trustee deems to be fair and appropriate in the circumstances.

         If the Company is prohibited by applicable law from making the Offer or purchasing Debt Securities thereunder, the Company need not make an Offer pursuant to this covenant for so long as such prohibition is in effect.

         The Company will comply with all applicable tender offer rules, including, without limitation, Rule 14e-1 under the Exchange Act, in connection with an Offer.

     Limitation on Transactions with Affiliates

         The Company will not, and will not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Affiliate of the Company, such Restricted Subsidiary or such Eligible Joint Venture, as the case may be, unless (i) such business, transaction or series of related transactions is in the best interest of the Company, such Restricted Subsidiary or such Eligible Joint Venture, (ii) such business, transaction or series of related transactions is on terms no less favorable to the Company, such Restricted Subsidiary or such Eligible Joint Venture than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate and (iii) with respect to such business, transaction or series of related transactions that has a fair market value or involves aggregate payments equal to, or in excess of, $10 million, such business, transaction or series of transactions is approved by a majority of the Board of Directors (including a majority of the disinterested directors), which approval is set forth in a Board resolution delivered to the Trustee certifying that, in good faith, the Board of

Directors believes that such business, transaction or series of transactions complies with clauses (i) and (ii) above.

     Limitation on Liens

         The Company may not Incur any Debt that is secured, directly or indirectly, with, and the Company will not, and will not permit any of its Restricted Subsidiaries or an Eligible Joint Venture to, grant a Lien on the Property of the Company, its Restricted Subsidiaries or any Eligible Joint Venture now owned or hereafter acquired unless contemporaneous therewith or prior thereto the Debt Securities are equally and ratably secured except for
(i) any such Debt secured by Liens existing on the Property of any entity at the time such Property is acquired by the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture, whether by merger, consolidation, purchase of such Property or otherwise, provided that such Liens (x) are not created, incurred or assumed in contemplation of such Property being acquired by the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture and (y) do not extend to any other Property of the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture, (ii) any other Debt that is required by the terms thereof to be equally and ratably secured as a result of the Incurrence of Debt that is permitted to be secured pursuant to another clause of this covenant, (iii) Liens that are granted in good faith to secure Debt (A) contemplated by clause (iv) of the covenant described under "Limitation on Debt" above or (B) contemplated by clauses (ii), (iii), (vi) and (viii) of the covenant described under "Limitation on Subsidiary Debt" above, provided that, in the case of Debt owed to a Person other than the Company or a Restricted Subsidiary, the Chief Executive Officer or Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such Liens are required in order to effect such financing and are not materially more restrictive, taken as a whole, than Liens, taken as a whole, customarily accepted (or in the absence of industry custom, reasonably acceptable) in comparable financings or comparable transactions in the applicable jurisdiction, (iv) Liens existing on the date of the original issuance of any series of the Debt Securities, (v) Liens incurred to secure Debt incurred by the Company as permitted by clause (vi) of the covenant described under "Limitation on Debt" above, provided that such Liens may not cover any Property other than that being purchased and improvements and additions thereto, (vi) Liens on any Property of the Company securing Permitted Working Capital Facilities, Guarantees thereof and any Interest Rate Protection Agreements or Currency Protection Agreements, provided that such Liens may not extend to the Capital Stock owned by the Company in any Restricted Subsidiary of the Company or any Eligible Joint Venture, (vii) Liens in respect of extensions, renewals, refundings or refinancings of any Debt secured by the Liens referred to in the foregoing clauses, provided that the Liens in connection with such renewal, extension, refunding or refinancing will be limited to all or part of the specific property that was subject to the original Lien, (viii) Liens incurred to secure obligations in respect of letters of credit, bankers' acceptances, surety, bid, operating and performance bonds, performance guarantees or other similar instruments or obligations (or reimbursement obligations with respect thereto) (in each case, to the extent incurred in the ordinary course of business), (ix) any Lien arising by reason of (A) any judgment, decree or order of any court, so long as such Lien is being contested in good faith and is appropriately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired, (B) taxes, duties, assessments, imposts or other governmental charges that are not yet delinquent or are being contested in good faith, (C) security for payment of worker's compensation or other insurance, (D) security for the performance of tenders, contracts (other than contracts for the payment of money) or leases, (E) deposits to secure public or statutory obligations, or to secure permitted contracts for the purchase or sale of any currency entered into in the ordinary course of business, (F) the operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof, (G) easements, rights-of-way, zoning and similar covenants and restrictions and other similar encumbrances or title defects that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture or (H) leases and subleases of real property that do not interfere with the ordinary conduct of the business of the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture and that are made on customary and usual terms applicable to similar properties, or (x) Liens, in addition to the foregoing, that secure obligations not in excess of $5 million in the aggregate.

     Purchase of Debt Securities Upon a Change of Control

         Upon the occurrence of a Change of Control, each Holder of the Debt Securities will have the right to require that the Company repurchase such Holder's Debt Securities at a purchase price in cash equal to 101% of the principal thereof on the date of purchase plus accrued interest, if any, to the date of purchase.

         The Change of Control provisions may not be waived by the Trustee or by the Board of Directors, and any modification thereof must be approved by each Holder. Nevertheless, the Change of Control provisions will not necessarily afford protection to Holders, including protection against an adverse effect on the value of the Debt Securities, in the event that the Company or its Subsidiaries Incur additional Debt, whether through recapitalizations or otherwise.

         Within 30 days following a Change of Control, the Company will mail a notice to each Holder, with a copy to the Trustee, stating (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Debt Securities at the purchase price described above (the "Change of Control Offer"), (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control), (3) the purchase date (which will be not earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Purchase Date"), (4) and thereafter interest on and such Debt Security will continue to accrue, (5) any Debt Security properly tendered pursuant to the Change of Control Offer will cease to accrue interest after the Purchase Date (assuming sufficient moneys for the purchase thereof are deposited with the Trustee), (6) that Holders electing to have a Debt Security purchased pursuant to a Change of Control Offer will be required to surrender the Debt Security, with the form entitled "Option of Holder To Elect Purchase" on the reverse of the Debt Security completed, to the paying agent at the address specified in the notice prior to the close of business on the fifth Business Day prior to the Purchase Date, (7) that a Holder will be entitled to withdraw such Holder's election if the paying agent receives, not later than the close of business on the third Business Day (or such shorter periods as may be required by applicable law) preceding the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Debt Securities the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Debt Securities purchased and (8) that Holders that elect to have their Debt Securities purchased only in part will be issued new Debt Securities having a principal amount equal to the portion of the Debt Securities that were surrendered but not tendered and purchased.

         On the Purchase Date, the Company will (i) accept for payment all Debt Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee money sufficient to pay the purchase price of all Debt Securities or portions thereof so tendered for purchase and
(iii) deliver or cause to be delivered to the Trustee the Debt Securities properly tendered together with an Officers' Certificate identifying the Debt Securities or portions thereof tendered to the Company for purchase. The Trustee will promptly mail, to the Holders of the Debt Securities properly tendered and purchased, payment in an amount equal to the purchase price, and promptly authenticate and mail to each Holder a new Debt Security having a principal amount equal to any portion of such Holder's Debt Securities that were surrendered but not tendered and purchased, the Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

         If the Company is prohibited by applicable law from making the Change of Control Offer or purchasing Debt Securities thereunder, the Company need not make a Change of Control Offer pursuant to this covenant for so long as such prohibition is in effect.

         The Company will comply with all applicable tender offer rules, including, without limitation, Rule 14e-1 under the Exchange Act, in connection with a Change of Control Offer.

     Limitation on Business

         The Company will, and will cause its Restricted Subsidiaries and the Eligible Joint Ventures to, engage only in (i) the ownership, design, engineering, procurement, construction, development, acquisition, operation, servicing, management or disposition of Permitted Facilities, (ii) the ownership, creation, development, acquisition, servicing, management or disposition of Restricted Subsidiaries and Joint Ventures that own, construct, develop, design, engineer, procure, acquire, operate, service, manage or dispose of Permitted Facilities, (iii) obtaining, arranging or providing financing incident to any of the foregoing and (iv) other related activities incident to any of the foregoing. The Company will not, and will not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, make any Investment or otherwise acquire any Property that is not directly related to the business of the Company as described in the preceding sentence (collectively, the "Ineligible Investments") other than as a part of an Investment or an acquisition of Property that is predominantly and directly related to the business of the Company as described above, and if the aggregate fair market value of such Ineligible Investments in the aggregate exceeds 20% (the "Percentage Limit") of the total assets of the Company and its consolidated Restricted Subsidiaries (as determined in accordance with GAAP) as determined in good faith by the Chief Financial Officer, as evidenced by an Officers' Certificate, the Company, its Restricted Subsidiaries and the Eligible Joint Ventures must cease acquiring any additional Ineligible Investments and, within 18 months of the acquisition that caused the Ineligible Assets to exceed the Percentage Limit, must return to compliance with the Percentage Limit by disposing of Ineligible Assets or otherwise, provided that such 18-month period may be extended up to an additional six months if, despite the Company's active efforts during such 18-month period to dispose of such Ineligible Investments or to otherwise come into compliance with such Percentage Limit, the Company is unable to do so because of regulatory restrictions or delays or adverse market conditions.

     Limitation on Certain Sale-Leasebacks

         The Company will not, and will not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to, Incur or otherwise become obligated with respect to any sale-leaseback (other than a sale-leaseback with respect to a Permitted Facility that is Non-Recourse) unless, (i) (a) if effected by the Company, the Company would be permitted to Incur such obligation under the covenant described under "Limitation on Debt" above or,
(b) if effected by a Restricted Subsidiary or an Eligible Joint Venture, such Restricted Subsidiary or such Eligible Joint Venture would be permitted to Incur such obligation under the covenant described under "Limitation on Subsidiary Debt" above, assuming for the purpose of this covenant and the covenants described under "Limitation on Debt" and "Limitation on Subsidiary Debt" that (x) the obligation created by such sale-leaseback is a Capitalized Lease and (y) the Capitalized Lease Obligation with respect thereto is the Attributable Value thereof, (ii) the Company, such Restricted Subsidiary or such Eligible Joint Venture is permitted to grant a Lien with respect to the property that is the subject of such sale-leaseback under the covenant described under "Limitation on Liens" above, (iii) the proceeds of such sale-leaseback are at least equal to the fair market value of the property sold (determined in good faith as evidenced by an Officers' Certificate delivered to the Trustee in respect of a transaction involving less than $25 million, or, if equal to or in excess of $25 million, by the Board of Directors, as evidenced by a Board resolution) and (iv) the Net Cash Proceeds of the sale-leaseback are applied pursuant to the covenants described under "Limitation on Dispositions" above.

     Limitation on Sale of Subsidiary Preferred Stock

         The Company will not permit any of its Restricted Subsidiaries or any Eligible Joint Venture to create, assume or otherwise cause or suffer to exist any Preferred Stock except: (i) Preferred Stock outstanding on the date of the Indentures, including Preferred Stock issued as dividends in respect of such Preferred Stock pursuant to the terms of the agreement or instrument that governs such Preferred Stock as in effect on the date of original issuance of the Debt Securities, (ii) Preferred Stock held by the Company, a Restricted Subsidiary of the Company or an Eligible Joint Venture, (iii) Preferred Stock issued by a Person prior to the time (a) such Person becomes a Restricted Subsidiary or an Eligible Joint Venture, (b) such Person merges with or into another Restricted Subsidiary or another Eligible Joint Venture or (c) a Restricted Subsidiary, or an Eligible Joint Venture merges with or into such Person (in a transaction in which such Person becomes a Restricted Subsidiary or an Eligible Joint Venture), provided that such Preferred Stock was not issued in anticipation of such Person becoming a Restricted Subsidiary or an Eligible Joint Venture or of such merger, (iv) Preferred Stock issued or agreed to be issued by a Restricted Subsidiary or an Eligible Joint Venture in connection with the financing of the construction, design, engineering, procurement, equipping, developing, operation, ownership, management, servicing or acquisition of one or more Permitted Facilities in which the Company or one or more Restricted Subsidiaries or Eligible Joint Ventures has a direct or indirect interest or the retirement of Debt or Preferred Stock secured by any such Permitted Facility or in order to enhance the repatriation of equity, advances or income or the increase of after-tax funds available for distribution to the owners of any such Permitted Facility, (v) Preferred Stock issued or agreed to be issued by a Restricted Subsidiary or an Eligible Joint Venture in satisfaction of legal requirements applicable to a Permitted Facility or to maintain the ordinary course of conduct of such Restricted Subsidiary's or such Eligible Joint Venture's business in the applicable jurisdiction and (vi) Preferred Stock that is exchanged for, or the proceeds of which are used to refinance, any Preferred Stock permitted to be outstanding pursuant to clauses (i) through (v) hereof (or any extension, renewal or refinancing thereof), having a liquidation preference not to exceed the liquidation preference of the Preferred Stock so exchanged or refinanced and having a redemption period no shorter than the redemption period of the Preferred Stock so exchanged or refinanced.

EVENTS OF DEFAULT

         An Event of Default, as defined in each of the Indentures and applicable to Debt Securities issued under such Indenture is defined as being:
(i) default as to the payment of principal, or premium, if any, on any Debt Security or as to any payment required in connection with a Change of Control or an Asset Disposition, (ii) default as to the payment of interest on any Debt Security for 30 days after payment is due, (iii) failure to make an offer required under either of the covenants described under "Limitation on Dispositions" or "Purchase of Debt Securities Upon a Change of Control" above or a failure to purchase Debt Securities tendered in respect of such offer,
(iv) default in the performance, or breach, of any covenant, agreement or warranty contained in the Indentures and the Debt Securities and such failure continues for 30 days after written notice is given to the Company by the Trustee or the Holders of at least 25% in principal amount outstanding of all series issued under such Indenture, as provided in such Indenture, (v) default on any other Debt of the Company or any Significant Subsidiary (other than Non-Recourse Debt of Significant Subsidiaries) if either (x) such default results from failure to pay principal of such Debt in excess of $25 million when due after any applicable grace period or (y) as a result of such default, the maturity of such Debt has been accelerated prior to its scheduled maturity and such default has not been cured within the applicable grace period, and such acceleration has not been rescinded, and the principal amount of such Debt, together with the principal amount of any other Debt of the Company and its Significant Subsidiaries (not including Non-Recourse Debt of the Significant Subsidiaries) that is in default as to principal, or the maturity of which has been accelerated, aggregates $25 million or more, (vi) the entry by a court of one or more judgments or orders against the Company or any Significant Subsidiary for the payment of money that in the aggregate exceeds $25 million (excluding the amount thereof covered by insurance or by a bond written by a Person other than an Affiliate of the Company), which judgments or orders have not been vacated, discharged or satisfied or stayed pending appeal within 60 days from the entry thereof, provided that such a judgment or order will not be an Event of Default if such judgment or order does not require any payment by the Company or any Significant Subsidiary, except to the extent that such judgment is only against Property that secures Non-Recourse Debt that was permitted under the Indentures, and the Company could, at the expiration of the applicable 60 day period, after giving effect to such judgment or order and the consequences thereof, Incur at least $1 of Debt under the provisions described in the first paragraph of "Limited on Debt" above, and (vii) certain events involving bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries.

         The Indentures provide that the Trustee may withhold notice to the Holders of any default (except in payment of principal of, premium, if any, or interest on any series of Debt Securities and any payment required in connection with a Change of Control or an Asset Disposition) if the Trustee considers it in the interest of Holders to do so.

         The Indentures provide that if an Event of Default (other than an event of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary) has occurred and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Debt Securities of all series issued under such Indenture then outstanding may declare the Default Amount of all Debt Securities to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of, premium, if any, or interest on the Debt Securities or any payment required in connection with a Change of Control or an Asset Disposition, as the case may
be) may be waived by the Holders of a majority in principal amount of the Debt Securities then outstanding. If an Event of Default due to the bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary occurs, the Indenture provides that the Default Amount of all Debt Securities will become immediately due and payable.

         The Holders of a majority in principal amount of the Debt Securities of all series issued under such Indenture then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture, subject to certain limitations specified in the Indenture, provided that the Holders of Debt Securities must have offered to the Trustee reasonable indemnity against expenses and liabilities. Each Indenture requires the annual filing by the Company with the Trustee of a written statement as to compliance with the principal covenants contained in the Indentures.

MODIFICATION

         Each of the Indentures contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Debt Securities at the time outstanding, to modify such Indenture or any supplemental indenture or the rights of the Holders of the series of Debt Securities issued under such Indenture, except that no such modification may (i) extend the final maturity of any of the Debt Securities, reduce the principal amount thereof, reduce any amount payable on redemption or purchase thereof or impair the right of any Holder to institute suit for the payment thereof or make any change in the covenants regarding a Change of Control or an Asset Disposition or the related definitions without the consent of the Holder of each of the series of Debt Securities so affected or (ii) reduce the percentage of any series of Debt Securities, the consent of the Holders of which is required for any such modification, without the consent of the Holders of all series of Debt Securities issued under such Indenture then outstanding.

MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

         The Company may not consolidate with, merge with or into, or transfer all or substantially all its Property (as an entirety or substantially an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company will be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the Property of the Company is transferred will be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and will expressly assume in writing all the obligations of the Company, under the Indenture and the Debt Securities, (ii) immediately after giving effect to such transaction, no Event of Default and no event or condition that through the giving of notice or lapse of time or both would become an Event of Default will have occurred and be continuing, (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or the surviving entity would be able to Incur at least $1 of Debt under the provision described in the first paragraph of "Limitation on Debt" above and (iv) the Net Worth of the Company or the surviving entity, as the case may be, on a pro forma basis after giving effect to such transaction (without giving effect to the fees and expenses incurred in respect of such transaction), is not less than the Net Worth of the Company immediately prior to such transaction.

         None of the Company, any of its Restricted Subsidiaries or any Eligible Joint Ventures may merge with or into, or be consolidated with, an Unrestricted Subsidiary of the Company, except to the extent that such Unrestricted Subsidiary has been designated a Restricted Subsidiary as provided in the Indenture in advance of or in connection with such merger.

DEFEASANCE AND DISCHARGE

     Legal Defeasance

         Each of the Indentures provides that the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Debt Securities, on the 123rd day after the deposit referred to below has been made (or immediately if an Opinion of Counsel is delivered to the effect described in clause (B)(iii)(y) below), and the provisions of such Indenture will cease to be applicable with respect to the Debt Securities (except for, among other matters, certain obligations to register the transfer or exchange of the Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to hold monies for payment in trust) if, among other things, (A) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the applicable Debt Securities, on the respective Stated Maturities of the Debt Securities or, if the Company makes arrangements satisfactory to the Trustee for the redemption of the Debt Securities prior to their Stated Maturity, on any earlier redemption date in accordance with the terms of such Indenture and the applicable Debt Securities, (B) the Company has delivered to the Trustee (i) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and the Company had paid or redeemed such Debt Securities on the applicable dates, which Opinion of Counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related Treasury regulations after the date of the Indentures or (y) a ruling directed to the Trustee or the Company received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel, (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and (iii) an Opinion of Counsel to the effect that either (x) after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 or 548 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law or (y) based upon existing precedents, if the matter were properly briefed, a court should hold that the deposit of moneys and/or U.S. Government Obligations as provided in clause (A) would not constitute a preference voidable under Section 547 or 548 of the U.S. Bankruptcy Code or
Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, will have occurred and be continuing on the date of such deposit or (unless an Opinion of Counsel is delivered to the effect described in clause (B)(iii)(y) above) during the period ending on the 123rd day after the date of such deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound and (D) if at such time the Debt Securities are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Debt Securities will not be delisted as a result of such deposit, defeasance and discharge.

     Covenant Defeasance

         The Indentures further provide that the provisions of clause (iii) under "Mergers, Consolidations and Sales of Assets" and all the covenants described herein under "Certain Covenants," clause (iv) under "Events of Default" with respect to such covenants and with respect to clause (iii) under "Mergers, Consolidations and Sales of Assets," clauses (i) and (iii) with respect to certain offers for any series of Debt Securities required by certain covenants and clauses (v) and (vi) under "Events of Default" will cease to be applicable to the Company, its Restricted Subsidiaries and its Eligible Joint Ventures upon the satisfaction of the provisions described in clauses (A), (B)(ii) and (iii), (C) and (D) of the preceding paragraph and the delivery by the Company to the Trustee of an Opinion of Counsel to the effect that, among other things, the Holders of such Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and the Company had paid or redeemed such Debt Securities on the applicable dates.

     Defeasance and Certain Other Events of Default

         If the Company exercises its option to omit compliance with certain covenants and provisions of the Indentures with respect to the Debt Securities as described in the immediately preceding paragraph and any series of Debt Securities are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity or scheduled redemption, but may not be sufficient to pay amounts due on the Debt Securities at the time of acceleration resulting from such Event of Default. The Company will remain liable for such payments.

GOVERNING LAW

         The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York, including
Section 5-1401 of the New York General Obligations Law, but otherwise without regard to conflict of laws rules.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of each of the Indentures. Reference is made to the Indentures for the full definitions of all such terms as well as any other capitalized terms used herein for which no definition is provided.

         "Acquired Debt" is defined to mean Debt Incurred by a Person prior to the time (i) such Person becomes a Restricted Subsidiary of the Company or an Eligible Joint Venture, (ii) such Person merges with or into a Restricted Subsidiary of the Company or an Eligible Joint Venture, or (iii) a Restricted Subsidiary of the Company or an Eligible Joint Venture merges with or into such Person (in a transaction in which such Person becomes a Restricted Subsidiary of the Company or an Eligible Joint Venture), provided that, after giving effect to such transaction, any Non-Recourse Debt of such Person could have been Incurred pursuant to clause (iii) of the provision described under "Limitation on Subsidiary Debt", any Permitted Facilities Debt of such Person could have been Incurred pursuant to clause (viii) of the provision described under "Limitation on Subsidiary Debt" and would not otherwise violate any other provision of the applicable Indenture, and all the other Debt of such Person could have been Incurred by the Company at the time of such merger or acquisition pursuant to the provision described in the first paragraph of "Limitation on Debt" above, and provided further that such Debt was not Incurred in connection with, or in contemplation of, such merger or such Person becoming a Restricted Subsidiary of the Company or an Eligible Joint Venture.

         "Acquisition Debt" is defined to mean Debt of any Person existing at the time such Person is merged into the Company or assumed in connection with the acquisition of Property from any such Person (other than Property acquired in the ordinary course of business), including Debt Incurred in connection with, or in contemplation of, such Person being merged into the Company (but excluding Debt of such Person that is extinguished, retired or repaid in connection with such merger or acquisition).

         "Adjusted Consolidated Net Income" is defined to mean for any period, for any Person (the "Referenced Person") the aggregate Net Income (or loss) of the Referenced Person and its consolidated Subsidiaries for such period determined in conformity with GAAP, provided that the following items will be excluded in computing Adjusted Consolidated Net Income (without duplication):
(i) the Net Income (or loss) of any other Person (other than a Subsidiary of the Referenced Person) in which any third Person has an interest, except to the extent of the amount of dividends or other distributions actually paid in cash to the Referenced Person during such period, or after such period and on or before the date of determination, by such Person in which the interest is held, which dividends and distributions will be included in such computation,
(ii) solely for

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the purposes of calculating the amount of Restricted Payments that may be made pursuant to the provision described in clause (c) of the first paragraph of "Limitation on Restricted Payments" above (and in such case, except to the extent includable pursuant to clause (i) above), the Net Income (if positive) of any other Person accrued prior to the date it becomes a Subsidiary of the Referenced Person or is merged into or consolidated with the Referenced Person or any of its Subsidiaries or all or substantially all the Property of such other Person are acquired by the Referenced Person or any of its Subsidiaries,
(iii) the Net Income (if positive) of any Subsidiary of the Referenced Person to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary to such Person or to any other Subsidiary of such Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales (except, solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to the provision described in clause (c) of the first paragraph of "Limitation on Restricted Payments" above, any gains or losses of the Company and any of its Restricted Subsidiaries from Asset Sales of Capital Stock of Unrestricted Subsidiaries), (v) the cumulative effect of a change in accounting principles and (vi) any amounts paid or accrued as dividends on Preferred Stock of any Subsidiary of the Referenced Person that is not held by the Referenced Person or another Subsidiary thereof. When the "Referenced Person" is the Company, the foregoing references to "Subsidiaries" will be deemed to refer to "Restricted Subsidiaries."

         "Affiliate" of any Person is defined to mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with") when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For the purpose of the covenant described under "Limitation on Transactions with Affiliates" above, the term "Affiliate" will be deemed to include only Kiewit, any entity owning beneficially 10% or more of the Voting Stock of the Company and their respective Affiliates other than the Restricted Subsidiaries and the Eligible Joint Ventures and the other equity investors in the Restricted Subsidiaries and the Eligible Joint Ventures (solely on account of their investments in the Restricted Subsidiaries and the Eligible Joint Ventures), and for such purpose such term also will be deemed to include the Unrestricted Subsidiaries.

         "Asset Acquisition" is defined to mean (i) an investment by the Company, any of its Subsidiaries or any Joint Venture in any other Person pursuant to which such Person will become a direct or indirect Subsidiary of the Company or a Joint Venture or will be merged into or consolidated with the Company, any of its Subsidiaries or any Joint Venture or (ii) an acquisition by the Company, any of its Subsidiaries or any Joint Venture of the Property of any Person other than the Company, any of its Subsidiaries or any Joint Venture that constitutes substantially all of an operating unit or business of such Person.

         "Asset Disposition" is defined to mean any sale, transfer, conveyance, lease or other disposition (including by way of merger, consolidation or sale-leaseback) by the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture to any Person (other than to the Company, a Restricted Subsidiary of the Company or an Eligible Joint Venture and other than in the ordinary course of business) of any Property of the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture other than any shares of Capital Stock of the Unrestricted Subsidiaries. Notwithstanding the foregoing to the contrary, the term "Asset Disposition" will include the sale, transfer, conveyance or other disposition of any shares of Capital Stock of any Unrestricted Subsidiary to the extent that the Company or any of its Restricted Subsidiaries or Eligible Joint Ventures made an Investment in such Unrestricted Subsidiary pursuant to clause (vii) of the definition of "Permitted Payment," and the Company will, and will cause each of its Restricted Subsidiaries and Eligible Joint Ventures to, apply pursuant to the covenant described under "Limitation on Dispositions" that portion of the Net Cash Proceeds from the sale, transfer, conveyance or other disposition of such Unrestricted Subsidiary that is equal to the portion of the total Investment in such Unrestricted Subsidiary that is represented by the Investment that was made pursuant to clause (vii) of the definition of "Permitted Payment." For purposes of this definition, any disposition in connection with directors' qualifying shares or investments by foreign nationals

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

mandated by applicable law will not constitute an Asset Disposition. In addition, the term "Asset Disposition" will not include (i) any sale, transfer, conveyance, lease or other disposition of the Capital Stock or Property of Restricted Subsidiaries or Eligible Joint Ventures pursuant to the terms of any power sales agreements or steam sales agreements to which such Restricted Subsidiaries or such Eligible Joint Ventures are parties on the date of the original issuance of any series of the Debt Securities or pursuant to the terms of any power sales agreements or steam sales agreements, or other agreements or contracts that are related to the output or product of, or services rendered by, a Permitted Facility as to which such Restricted Subsidiary or such Eligible Joint Venture is the supplying party, to which such Restricted Subsidiaries or such Eligible Joint Ventures become a party after such date if the Chief Executive Officer or Chief Financial Officer of the Company determines in good faith (evidenced by an Officers' Certificate) that such provisions are customary (or, in the absence of any industry custom, reasonably necessary) in order to effect such agreements and are reasonable in light of comparable transactions in the applicable jurisdiction, (ii) any sale, transfer, conveyance, lease or other disposition of Property governed by the covenant described under "Mergers, Consolidations and Sales of Assets" above, (iii) any sale, transfer, conveyance, lease or other disposition of any Cash Equivalents, (iv) any transaction or series of related transactions consisting of the sale, transfer, conveyance, lease or other disposition of Capital Stock or Property with a fair market value aggregating less than $5 million and (v) any Permitted Payment or any Restricted Payment that is permitted to be made pursuant to the covenant described under "Limitation on Restricted Payments" above. The term "Asset Disposition" also will not include
(i) the grant of or realization upon a Lien permitted under the covenant described under "Limitation on Liens" above or the exercise of remedies thereunder, (ii) a sale-leaseback transaction involving substantially all the Property constituting a Permitted Facility pursuant to which a Restricted Subsidiary of the Company or an Eligible Joint Venture sells the Permitted Facility to a Person in exchange for the assumption by that Person of the Debt financing the Permitted Facility and the Restricted Subsidiary or the Eligible Joint Venture leases the Permitted Facility from such Person, (iii) dispositions of Capital Stock, contract rights, development rights and resource data made in connection with the initial development of Permitted Facilities, or the formation or capitalization of Restricted Subsidiaries or Eligible Joint Ventures in respect of the initial development of Permitted Facilities, in respect of which only an insubstantial portion of the prospective Construction Financing that would be required to commence commercial operation has been funded or (iv) transactions determined in good faith by the Chief Financial Officer, as evidenced by an Officers' Certificate, made in order to enhance the repatriation of Net Cash Proceeds for a Foreign Asset Disposition or in order to increase the after-tax proceeds thereof available for immediate distribution to the Company. Any Asset Disposition that results from the bona fide exercise by any governmental authority of its claimed or actual power of eminent domain need not comply with the provisions of clauses (i) and (ii) of the covenant described under "Limitation on Dispositions" above. Any Asset Disposition that results from a casualty loss need not comply with the provisions of clause (i) of the covenant described under "Limitation on Dispositions" above.

         "Asset Sale" is defined to mean the sale or other disposition by the Company, any of its Subsidiaries or any Joint Venture (other than to the Company, another Subsidiary of the Company or another Joint Venture) of (i) all or substantially all of the Capital Stock of any Subsidiary of the Company or any Joint Venture or (ii) all or substantially all of the Property that constitutes an operating unit or business of the Company, any of its Subsidiaries or any Joint Venture.

         "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

         "Average Life" is defined to mean, at any date of determination with respect to any Debt security or Preferred Stock, the quotient obtained by dividing (i) the sum of the product of (A) the number of years from such date of determination to the dates of each successive scheduled principal or involuntary liquidation value payment of such Debt security or Preferred Stock, respectively, multiplied by (B) the amount of such principal or involuntary liquidation value payment by (ii) the sum of all such principal or involuntary liquidation value payments.

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         "Board of Directors" is defined to mean either the Board of Directors of the Company or any duly authorized committee of such Board.

         "Business Day" is defined to mean a day that, in the city (or in any of the cities, if more than one) where amounts are payable in respect of the Debt Securities, is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close.

         "Capital Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in, or interests (however designated) in, the equity of such Person that is outstanding or issued on or after the date of Indenture, including, without limitation, all Common Stock and Preferred Stock and partnership and joint venture interests in such Person.

         "Capitalized Lease" is defined to mean, as applied to any Person, any lease of any Property of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person, and "Capitalized Lease Obligation" means the rental obligations, as aforesaid, under such lease.

         "Cash Equivalent" is defined to mean any of the following: (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (ii) time deposits and certificates of deposit of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000 with a maturity date not more than two years from the date of acquisition, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) or (v) that was entered into with any bank meeting the qualifications set forth in clause (ii) or another financial institution of national reputation, (iv) direct obligations issued by any state or other jurisdiction of the United States of America or any other country or any political subdivision or public instrumentality thereof maturing, or subject to tender at the option of the holder thereof, within 90 days after the date of acquisition thereof and, at the time of acquisition, having a rating of A from Standard & Poor's Corporation ("S&P") or A-2 from Moody's Investors Service, Inc. ("Moody's") (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to the Trustee), (v) commercial paper issued by (a) the parent corporation of any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000, and (b) others having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to the Trustee) and in each case maturing within one year after the date of acquisition, (vi) overnight bank deposits and bankers' acceptances at any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000, (vii) deposits available for withdrawal on demand with any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or any commercial bank organized under the laws of any other country having total assets in excess of $500,000,000, (viii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) through (vi) and (ix), and
(ix) auction rate securities or money market preferred stock having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to the Trustee).

         "Change of Control" is defined to mean the occurrence of one or more of the following events:

                   (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Kiewit, is or becomes the beneficial owner (as defined in clause (i) above), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (ii), any person will be deemed to beneficially own any Voting Stock of any

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

         corporation (the "specified corporation") held by any other corporation (the "parent corporation"), if such person "beneficially owns" (as so defined), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation) and Kiewit "beneficially owns" (as so defined), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of the Company and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company;

                  (ii) during any one-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors elected by such Board of Directors or nominated for election by the shareholders of the Company by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office, unless a majority of such new directors were elected or appointed by Kiewit; or

                  (iii) the Company or its Restricted Subsidiaries sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all the Property of the Company and the Restricted Subsidiaries taken as a whole;

provided that with respect to the foregoing subparagraphs (ii), (iii) and
(iv), a Change of Control will not be deemed to have occurred unless and until a Rating Decline has occurred as well.

         "Common Stock" is defined to mean with respect to any Person, Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company Refinancing Debt" is defined to mean Debt issued in exchange for, or the proceeds of which are used to refinance (including to purchase), outstanding Debt Securities or other Debt of the Company Incurred pursuant to clauses (i), (iv), and (vii) of "Limitation on Debt" and Debt Incurred pursuant to the first paragraph under "Limitation on Debt" in an amount (or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so exchanged or refinanced (plus accrued interest and all fees, premiums (in excess of the accreted value) and expenses related to such exchange or refinancing), for which purpose the amount so exchanged or refinanced will be deemed to equal the lesser of (x) the principal amount of the Debt so exchanged or refinanced and
(y) if the Debt being exchanged or refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such exchange or refinancing, provided that (A) such Debt will be subordinated in right of payment to the Senior Debt Securities in the case of the Senior Debt Indenture and the Subordinated Debt Securities in the case of the Subordinated Debt Indenture at least to the same extent, if any, as the Debt so exchanged or refinanced is subordinated to the Senior Debt Securities in the case of the Senior Debt Indenture and the Subordinated Debt Securities in the case of the Subordinated Debt Indenture, (B) such Debt win be Non-Recourse if the Debt so exchanged or refinanced is Non-Recourse, (C) the Average Life of the new Debt will be equal to or greater than the Average Life of the Debt to be exchanged or refinanced and (D) the final Stated Maturity of the new Debt will not be sooner than the earlier of the final Stated Maturity of the Debt to be exchanged or refinanced or six months after the final Stated Maturity of the Debt Securities, provided that if such new Debt refinances any series of the Debt Securities in part only, the final Stated Maturity of such new Debt must be at least six months after the final Stated Maturity of such series of Debt Securities.

         "Consolidated EBITDA" of any Person for any period is defined to mean the Adjusted Consolidated Net Income of such Person, plus, only to the extent deducted in computing Adjusted Consolidated Net Income and without duplication, (i) income taxes, excluding income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or Asset Sales, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, (ii) Consolidated Fixed Charges, (iii)

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

depreciation and amortization expense, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP and
(iv) all other non-cash items reducing Adjusted Consolidated Net Income for such period, all determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, and less all non-cash items increasing Adjusted Consolidated Net Income during such period, provided that depreciation and amortization expense of any Subsidiary of such Person and any other non-cash item of any Subsidiary of such Person that reduces Adjusted Consolidated Net Income will be excluded (without duplication) in computing Consolidated EBITDA, except to the extent that the positive cash flow associated with such depreciation and amortization expense and other non-cash items is actually distributed in cash to such Person during such period, provided further that as applied to the Company, cash in respect of depreciation and amortization and other non-cash items of Restricted Subsidiaries and Eligible Joint Ventures may be deemed to have been distributed or paid to the Company to the extent that such cash (I) is or was under the exclusive dominion and control of such Restricted Subsidiary or such Eligible Joint Venture and is or was free and clear of the Lien of any other Person, (II) is or was immediately available for distribution and (III) could be or could have been repatriated to the United States by means that are both lawful and commercially reasonable, provided that the amount of the cash deemed by this sentence to have been distributed or paid will be reduced by the amount of tax that would have been payable with respect to the repatriation thereof, provided further that any cash that enables the recognition of depreciation and amortization and other non-cash items pursuant to this sentence may not be used to enable the recognition of depreciation and amortization and other non-cash items with respect to any prior or subsequent period, regardless of whether such cash is distributed to the Company, and provided further that the recognition of any depreciation and amortization and other non-cash items as a result of this sentence will be determined in good faith by the Chief Financial Officer, as evidenced by an Officers' Certificate that will set forth in reasonable detail the relevant facts and assumptions supporting such recognition. When the "Person" referred to above is the Company, the foregoing references to "Subsidiaries" will be deemed to refer to "Restricted Subsidiaries."

         "Consolidated Fixed Charges" of any Person is defined to mean, for any period, the aggregate of (i) Consolidated Interest Expense, (ii) the interest component of Capitalized Leases, determined on a consolidated basis for such Person and its consolidated Subsidiaries in accordance with GAAP, excluding any interest component of Capitalized Leases in respect of that portion of a Capitalized Lease Obligation of a Subsidiary that is Non-Recourse to such Person, and (iii) cash and non-cash dividends due (whether or not declared) on the Preferred Stock of any Subsidiary of such Person held by any Person other than such Person and any Redeemable Stock of such Person or any Subsidiary of such Person. When the "Person" referred to above is the Company, the foregoing references to "Subsidiaries" will be deemed to refer to "Restricted Subsidiaries."

         "Consolidated Interest Expense" of any Person is defined to mean, for any period, the aggregate interest expense in respect of Debt (including amortization of original issue discount and non-cash interest payments or accruals) of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, including all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs associated with Interest Rate Protection Agreements and Currency Protection Agreements and any amounts paid during such period in respect of such interest expense, commissions, discounts, other fees and charges that have been capitalized, provided that Consolidated Interest Expense of the Company will not include any interest expense (including all commissions, discounts, other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs associated with Interest Rate Protection Agreements or Currency Protection Agreements) in respect of that portion of any Debt that is Non-Recourse, and provided further that Consolidated Interest Expense of the Company in respect of a Guarantee by the Company of Debt of another Person will be equal to the commissions, discounts, other fees and charges that would be due with respect to a hypothetical letter of credit issued under a bank credit agreement that can be drawn by the beneficiary thereof in the amount of the Debt so guaranteed if (i) the Company is not actually making directly or indirectly interest payments on such Debt and (ii) GAAP does not require the Company on an unconsolidated basis to record such Debt as a liability of the Company. When the "Person" referred to above is the Company, the foregoing references to "Subsidiaries" will be deemed to refer to "Restricted Subsidiaries."

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

         "Construction Financing" is defined to mean the debt and/or equity financing provided (over and above the owners' equity investment) to permit the acquisition, development, design, engineering, procurement, construction and equipping of a Permitted Facility and to enable it to commence commercial operations, provided that Construction Financing may remain outstanding after the commencement of commercial operations of a Permitted Facility, without any increase in the amount of such financing, and such Construction Financing will not cease to be Construction Financing.

         "Currency Protection Agreement" is defined to mean, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangement intended to protect such Person against fluctuations in currency values to or under which such Person is a party or a beneficiary on the date of the Indenture or becomes a party or a beneficiary thereafter.

         "Debt" is defined to mean, with respect to any Person, at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit, bankers' acceptances, surety, bid, operating and performance bonds, performance guarantees or other similar instruments or obligations (or reimbursement obligations with respect thereto) (except, in each case, to the extent incurred in the ordinary course of business), (iv) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (v) the Attributable Value of all obligations of such Person as lessee under Capitalized Leases,
(vi) all Debt of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person, provided that, for purposes of determining the amount of any Debt of the type described in this clause, if recourse with respect to such Debt is limited to such Property, the amount of such Debt will be limited to the lesser of the fair market value of such Property or the amount of such Debt, (vii) all Debt of others Guaranteed by such Person to the extent such Debt is Guaranteed by such Person, (viii) all Redeemable Stock valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends and (ix) to the extent not otherwise included in this definition, all net obligations of such Person under Currency Protection Agreements and Interest Rate Protection Agreements.

         For purposes of determining any particular amount of Debt that is or would be outstanding, Guarantees of, or obligations with respect to letters of credit or similar instruments supporting (to the extent the foregoing constitutes Debt), Debt otherwise included in the determination of such particular amount will not be included. For purposes of determining compliance with the Indenture, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in the above clauses, the Company, in its sole discretion, will classify such item of Debt and only be required to include the amount and type of such Debt in one of such clauses.

         "Default Amount" is defined to mean the principal amount plus accrued interest.

         "Eligible Joint Venture" is defined to mean a Joint Venture (other than a Subsidiary) (i) that is or will be formed with respect to the construction, development, acquisition, servicing, ownership, operation or management of one or more Permitted Facilities and (ii) in which the Company and Kiewit together, directly or indirectly, own at least 50% of the Capital Stock therein (of which the Company must own at least half (in any event not less than 25% of the total outstanding Capital Stock)) and (iii) in respect of which the Company alone or in combination with Kiewit, directly or indirectly,
(a) controls, by voting power, board or management committee membership, or through the provisions of any applicable partnership, shareholder or other similar agreement or under an operating, maintenance or management agreement or otherwise, the management and operation of the Joint Venture or any Permitted Facilities of the Joint Venture or (b) otherwise has significant influence over the management or operation of the Joint Venture or any Permitted Facility of the Joint Venture in all material respects (significant influence includes, without limitation, the right to control or veto any material act or decision) in connection with such management or operation. Any Joint Venture that is an Eligible Joint Venture pursuant to this definition because of the ownership of Capital Stock therein by Kiewit will cease to be an Eligible Joint Venture if (x) Kiewit disposes of any securities issued by the Company and, as a result of such disposition, Kiewit becomes the beneficial owner (as such term is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of less than 25% of the outstanding shares of Voting Stock of the Company or (y) (I) as a result of any action other than a disposition of securities by Kiewit, Kiewit becomes the beneficial owner of less than 25% of the outstanding shares of Voting Stock of the Company and (II) thereafter Kiewit disposes of any securities issued by the Company as a result of which the beneficial ownership by Kiewit of the outstanding Voting Stock of the Company is further reduced, provided that thereafter such Joint Venture may become an Eligible Joint Venture if Kiewit becomes the beneficial owner of at least 25% of the outstanding shares of Voting Stock of the Company and the other conditions set forth in this definition are fulfilled.

         "Fixed Charge Ratio" is defined to mean the ratio, on a pro forma basis, of (i) the aggregate amount of Consolidated EBITDA of any Person for the Reference Period immediately prior to the date of the transaction giving rise to the need to calculate the Fixed Charge Ratio (the "Transaction Date") to (ii) the aggregate Consolidated Fixed Charges of such Person during such Reference Period, provided that for purposes of such computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges, (1) the Incurrence of the Debt giving rise to the need to calculate the Fixed Charge Ratio and the application of the proceeds therefrom (including the retirement or defeasance of Debt) will be assumed to have occurred on the first day of the Reference Period, (2) Asset Sales and Asset Acquisitions that occur during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date (but including any Asset Acquisition to be made with the Debt Incurred pursuant to (1) above) and related retirement of Debt pursuant to an Offer (in the amount of the Excess Proceeds with respect to which such Offer has been made or would be made on the Transaction Date if the purchase of Debt Securities pursuant to such Offer has not occurred on or before the Transaction Date) will be assumed to have occurred on the first day of the Reference Period, (3) the Incurrence of any Debt during the Reference Period or subsequent to the Reference Period and prior to the Transaction Date and the application of the proceeds therefrom (including the retirement or defeasance of other Debt) will be assumed to have occurred on the first day of such Reference Period, (4) Consolidated Interest Expense attributable to any Debt (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate will be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period unless the obligor on such Debt is a party to an Interest Rate Protection Agreement (that will remain in effect for the twelve month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) will be used and (5) there will be excluded from Consolidated Fixed Charges any Consolidated Fixed Charges related to any amount of Debt that was outstanding during or subsequent to the Reference Period but is not outstanding on the Transaction Date, except for Consolidated Fixed Charges actually incurred with respect to Debt borrowed (as adjusted pursuant to clause (4)) (x) under a revolving credit or similar arrangement to the extent the commitment thereunder remains in effect on the Transaction Date or (y) pursuant to the provision described in clause (iii) in the second paragraph of "Limitation on Debt" above. For the purpose of making this computation, Asset Sales and Asset Acquisitions that have been made by any Person that has become a Restricted Subsidiary of the Company or an Eligible Joint Venture or been merged with or into the Company or any Restricted Subsidiary of the Company or an Eligible Joint Venture during the Reference Period, or subsequent to the Reference Period and prior to the Transaction Date, will be calculated on a pro forma basis, as will be all the transactions contemplated by the calculations referred to in clauses (1) through (5) above with respect to the Persons or businesses that were the subject of such Asset Sales and Asset Dispositions, assuming such Asset Sales or Asset Acquisitions occurred on the first day of the Reference Period.

         "Foreign Asset Disposition" means an Asset Disposition in respect of the Capital Stock or Property of a Restricted Subsidiary of the Company or an Eligible Joint Venture to the extent that the proceeds of such Asset Disposition are received by a Person subject in respect of such proceeds to the tax laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "GAAP" is defined to mean generally accepted accounting principles in the U.S. as in effect as of the date of the Indenture, applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company's audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         "Guarantee" is defined to mean any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any Debt obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements (other than solely by reason of being a general partner of a partnership), or by agreement to keep-well, to purchase assets, goods, securities or services or to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business or the grant of a Lien in connection with any Non-Recourse Debt. The term "Guarantee" used as a verb has a corresponding meaning.

         "Holder", "holder of Debt Securities" and other similar terms are defined to mean the registered holder of any Debt Security.

         "Incur" is defined to mean with respect to any Debt, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt, provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount will be considered an Incurrence of Debt. The term "Incurrence" has a corresponding meaning.

         "Interest Rate Protection Agreement" is defined to mean, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement intended to protect such Person against fluctuations in interest rates to or under which such Person or any of its Subsidiaries is a party or a beneficiary on the date of the Indenture or becomes a party or a beneficiary thereafter.

         "Investment" in a Person is defined to mean any investment in, loan or advance to, Guarantee on behalf of, directly or indirectly, or other transfer of assets to such Person (other than sales of products and services in the ordinary course of business).

         "Investment Grade" is defined to mean with respect to the Debt Securities, (i) in the case of S&P, a rating of at least BBB-, (ii) in the case of Moody's, a rating of at least Baa3, and (iii) in the case of a Rating Agency other than S&P or Moody's, the equivalent rating, or in each case, any successor, replacement or equivalent definition as promulgated by S&P, Moody's or other Rating Agency as the case may be.

         "Joint Venture" is defined to mean a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

         "Kiewit" is defined to mean and include Kiewit Energy Company and any other Subsidiary of Peter Kiewit Sons', Inc., Kiewit Construction Group Inc. or Kiewit Diversified Group, Inc.

         "Lien" is defined to mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property, but will not include any partnership, joint venture, shareholder, voting trust or other similar governance agreement with respect to Capital Stock in a Subsidiary or Joint Venture. For purposes of the Indentures, the Company will be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

         "Net Cash Proceeds" from an Asset Disposition is defined to mean cash payments received (including any cash payments received by way of a payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received (including any cash received upon sale or disposition of any such note or receivable), excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property disposed of in such Asset Disposition or received in any form other than cash) therefrom, in each case, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses of any kind (including consent and waiver fees and any applicable premiums, earn-out or working interest payments or payments in lieu or in termination thereof) incurred, (ii) all federal, state, provincial, foreign and local taxes and other governmental charges required to be accrued as a liability under GAAP
(a) as a consequence of such Asset Disposition, (b) as a result of the repayment of any Debt in any jurisdiction other than the jurisdiction where the Property disposed of was located or (c) as a result of any repatriation of any proceeds of such Asset Disposition, (iii) a reasonable reserve for the after-tax cost of any indemnification payments (fixed and contingent) attributable to seller's indemnities to the purchaser undertaken by the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture in connection with such Asset Disposition (but excluding any payments that by the terms of the indemnities will not, under any circumstances, be made during the term of the Debt Securities), (iv) all payments made on any Debt that is secured by such Property, in accordance with the terms of any Lien upon or with respect to such Property, or that must by its terms or by applicable law or in order to obtain a required consent or waiver be repaid out of the proceeds from or in connection with such Asset Disposition, and (v) all distributions and other payments made to holders of Capital Stock of Restricted Subsidiaries or Eligible Joint Ventures (other than the Company or its Restricted Subsidiaries) as a result of such Asset Disposition.

         "Net Income" of any Person for any period is defined to mean the net income (loss) of such Person for such period, determined in accordance with GAAP, except that extraordinary and non-recurring gains and losses as determined in accordance with GAAP will be excluded.

         "Net Worth" of any Person is defined to mean, as of any date, the aggregate of capital, surplus and retained earnings (including any cumulative currency translation adjustment) of such Person and its consolidated Subsidiaries as would be shown on a consolidated balance sheet of such Person and its consolidated Subsidiaries prepared as of such date in accordance with GAAP When the "Person" referred to above is the Company, the foregoing references to "Subsidiaries" will be deemed to refer to "Restricted Subsidiaries."

         "Non-Recourse", as applied to any Debt or any sale-leaseback, is defined to mean any project financing that is or was Incurred with respect to the development, acquisition, design, engineering, procurement, construction, operation, ownership, servicing or management of one or more Permitted Facilities in respect of which the Company or one or more Restricted Subsidiaries or Eligible Joint Ventures has a direct or indirect interest, provided that such financing is without recourse to the Company, any Restricted Subsidiary or any Eligible Joint Venture other than any Restricted Subsidiary or any Eligible Joint Venture that does not own any Property other than one or more of such Permitted Facilities or a direct or indirect interest therein, provided further that such financing may be secured by a Lien on only
(i) the Property that constitutes such Permitted Facilities, (ii) the income from and proceeds of such Permitted Facilities, (iii) the Capital Stock of, and other Investments in, any Restricted Subsidiary or Eligible Joint Venture that owns the Property that constitutes any such Permitted Facility, and (iv) the Capital Stock of, and other Investments in, any Restricted Subsidiary or Eligible Joint Venture obligated with respect to such financing and of any Subsidiary or Joint Venture (that is a Restricted Subsidiary or an Eligible Joint Venture) of such Person that owns a direct or indirect interest in any such Permitted Facility, and provided further that an increase in the amount of Debt with respect to one or more Permitted Facilities pursuant to the financing provided pursuant to the terms of this definition (except for the first refinancing of Construction Financing) may not be Incurred to fund or enable the funding of any dividend or other distribution in respect of Capital Stock. The fact that a portion of financing with respect to a Permitted Facility is not Non-Recourse will not prevent other portions of the financing with respect to such Permitted Facility from constituting Non-Recourse Debt if the foregoing requirements of this definition are fulfilled with respect to such other portions.

         "Officers' Certificate" is defined to mean a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer or any Vice President and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, the Assistant Controller, the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate will comply with Section 314 of the Trust Indenture Act and include the statements provided for in the Indenture if and to the extent required thereby.

         "Opinion of Counsel" is defined to mean an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee. Each such opinion will comply with Section 314 of the Trust Indenture Act and include the statements provided for in the Indenture, if and to the extent required thereby.

         "Permitted Facility" is defined to mean (i) an electric power or thermal energy generation or cogeneration facility or related facilities (including residual waste management and facilities that use thermal energy from a cogeneration facility), and its or their related electric power transmission, fuel supply and fuel transportation facilities, together with its or their related power supply, thermal energy and fuel contracts and other facilities, services or goods that are ancillary, incidental, necessary or reasonably related to the marketing, development, construction, management, servicing, ownership or operation of the foregoing, owned by a utility or otherwise, as well as other contractual arrangements with customers, suppliers and contractors or (ii) any infrastructure facilities related to (A) the treatment of water for municipal and other uses, (B) the treatment and/or management of waste water, (C) the treatment, management and/or remediation of waste, pollution and/or potential pollutants and (D) any other process or environmental purpose.

         "Permitted Facilities Debt" is defined to mean any Debt that is or was Incurred with respect to the direct or indirect development, acquisition, design, engineering, procurement, construction, operation, ownership, servicing or management of one or more Permitted Facilities (x) currently in development by the Company (directly or indirectly) or which are hereafter acquired or developed by the Company (directly or indirectly) and (y) in which the Company or one or more Restricted Subsidiaries or Eligible Joint Ventures has a direct or indirect interest.

         "Permitted Funding Company Loans" is defined to mean (a) Debt of a Restricted Subsidiary, all the Capital Stock of which is owned, directly or indirectly, by the Company and that (x) does not own any direct or indirect interest in a Permitted Facility and (y) is not directly or indirectly obligated on any Debt owed to any Person other than the Company, a Restricted Subsidiary or an Eligible Joint Venture (a "Funding Company"), owed to a Restricted Subsidiary or an Eligible Joint Venture that is not directly or indirectly obligated on any Debt owed to any Person other than the Company, a Restricted Subsidiary or an Eligible Joint Venture (except to the extent that it has pledged the Capital Stock of its Subsidiaries and Joint Ventures to secure Non-Recourse Debt) (a "Holding Company"), provided that such Debt (i) does not require that interest be paid in cash at any time sooner than six months after the final Stated Maturity of any series of Debt Securities, (ii) does not require any payment of principal at any time sooner than six months after the final Stated Maturity of any series of Debt Securities, (iii) is subordinated in right of payment to all other Debt of such Restricted Subsidiary other than Debt Incurred pursuant to clause (vii) of the covenant described under "Limitation on Subsidiary Debt," all of which will be pari passu and (iv) is evidenced by a subordinated note in the form attached to the Indenture, and (b) Debt of a Holding Company to a Funding Company.

         "Permitted Investment" is defined to mean any Investment that is made directly or indirectly by the Company and its Restricted Subsidiaries in (i) a Restricted Subsidiary or Eligible Joint Venture (excluding for the purpose of this clause (i) any Construction Financing) that, directly or indirectly, is or will be engaged in the construction, development, acquisition, operation, servicing, ownership or management of a Permitted Facility or in any other Person as a result of which such other Person becomes such a Restricted Subsidiary or an Eligible Joint Venture, provided that at the time that any of the foregoing Investments is proposed to be made, no Event of Default or event that, after giving notice or lapse of time or both, would become an Event of Default, will have occurred and be continuing, (ii) Construction Financing provided by the Company (A) to any of its Restricted Subsidiaries (other than an Eligible Joint Venture) up to 100% of the Construction Financing required by such Restricted Subsidiary and (B) to any Eligible Joint Venture a portion of the Construction

Financing required by such Eligible Joint Venture that does not exceed the ratio of the Capital Stock in such Eligible Joint Venture that is owned directly or indirectly by the Company to the total amount of the Capital Stock in such Eligible Joint Venture that is owned directly and indirectly by the Company and Kiewit together (provided that the Company may provide such Construction Financing to such Eligible Joint Venture only if Kiewit provides the balance of such Construction Financing or otherwise causes it to be provided), if, in either case, (x) the aggregate proceeds of all the Construction Financing provided is not more than 85% of the sum of the aggregate proceeds of all the Construction Financing and the aggregate owners' equity investment in such Restricted Subsidiary or such Eligible Joint Venture, as the case may be, (y) the Company receives a pledge or assignment of all the Capital Stock of such Restricted Subsidiary or such Eligible Joint Venture, as the case may be, that is owned by a non-governmental Person (other than the Company, its Subsidiaries or the Eligible Joint Ventures) that is permitted to be pledged for such purpose under applicable law and (z) neither the Company nor Kiewit reduces its beneficial ownership in such Restricted Subsidiary or such Eligible Joint Venture, as the case may be, prior to the repayment in full of the Company's portion of the Construction Financing,
(iii) any Cash Equivalents, (iv) prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits in the ordinary course of business consistent with past practice, (v) loans and advances to employees made in the ordinary course of business and consistent with past practice, (vi) Debt incurred pursuant to Currency Protection Agreements and Interest Rate Protection Agreements as otherwise permitted by the Indenture, (vii) bonds, notes, debentures or other debt securities and instruments received as a result of Asset Dispositions to the extent permitted by the covenants described under "Limitation on Dispositions" above and "Limitation on Business" above, (viii) any Lien permitted under the provisions described under "Limitation on Liens" above,
(ix) bank deposits and other Investments (to the extent they do not constitute Cash Equivalents) required by lenders in connection with any Non-Recourse Debt, provided that the Chief Executive Officer or the Chief Financial Officer of the Company determines in good faith, as evidenced by an Officers' Certificate, that such bank deposits or Investments are required to effect such financings and are not materially more restrictive, taken as a whole, than comparable requirements, if any, in comparable financings in the applicable jurisdiction or (x) any Person to the extent made with Capital Stock (other than Redeemable Stock) of the Company (whether by way of purchase, merger, consolidation or otherwise) to the extent permitted by the covenants described under "Limitation on Business" above.

         "Permitted Joint Venture" is defined to mean a Joint Venture (i) that is or will be formed with respect to the construction, development, acquisition, servicing, ownership, operation or management of one or more Permitted Facilities and (ii) in which (A) the Company or (B) the Company and Kiewit together, directly or indirectly, own at least 70% of the Capital Stock therein (of which the Company must own at least half (in any event not less than 35% of the total outstanding Capital Stock)), provided that if applicable non-U.S. law restricts the amount of Capital Stock that the Company may own, the Company must own at least 70% of the amount of Capital Stock that it may own pursuant to such law, which in any event must be not less than 35% of the total outstanding Capital Stock therein and (iii) in respect of which the Company alone or in combination with Kiewit, directly or indirectly, (a) controls, by voting power, board or management committee membership, or through the provisions of any applicable partnership, shareholder or other similar agreement or under an operating, maintenance or management agreement or otherwise, the management and operation of the Joint Venture or any Permitted Facilities of the Joint Venture or (b) otherwise has significant influence over the management or operation of the Joint Venture or any Permitted Facility of the Joint Venture in all material respects (significant influence includes, without limitations, the right to control or veto any material act or decision) in connection with such management or operation. Any Joint Venture that is a Permitted Joint Venture pursuant to this definition because of the ownership of Capital Stock therein by Kiewit will cease to be a Permitted Joint Venture if (x) Kiewit disposes of any securities issued by the Company and, as a result of such disposition, Kiewit becomes the beneficial owner (as such term is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of less than 25% of the outstanding shares of Voting Stock of the Company or (y) (I) as a result of any action other than a disposition of securities by Kiewit, Kiewit becomes the beneficial owner of less than 25% of the outstanding shares of Voting Stock of the Company and (II) thereafter Kiewit disposes of any securities issued by the Company as a result of which the beneficial ownership by Kiewit of the outstanding Voting Stock of the Company is further reduced, provided that thereafter such Joint Venture may become a Permitted Joint Venture if Kiewit becomes the beneficial owner of at least 25% of the outstanding shares of Voting Stock of the Company and the other conditions set forth in this definition are fulfilled.

         "Permitted Payments" is defined to mean, with respect to the Company, any of its Restricted Subsidiaries or any Eligible Joint Venture, (i) any dividend on shares of Capital Stock of the Company payable (or to the extent paid) solely in Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock) of the Company and any distribution of Capital Stock (other than Redeemable Capital Stock) of the Company in respect of the exercise of any right to convert or exchange any instrument (whether Debt or equity and including Redeemable Capital Stock) into Capital Stock (other than Redeemable Capital Stock) of the Company, (ii) the purchase or other acquisition or retirement for value of any shares of the Company's Capital Stock, or any option, warrant or other right to purchase shares of the Company's Capital Stock with additional shares of, or out of the proceeds of a substantially contemporaneous issuance of, Capital Stock other than Redeemable Stock, (iii) any defeasance, redemption, purchase or other acquisition for value of any Debt that by its terms ranks subordinate in right of payment to the Debt Securities with the proceeds from the issuance of (x) Debt that is subordinate to the Debt Securities at least to the extent and in the manner as the Debt to be defeased, redeemed, purchased or otherwise acquired is subordinate in right of payment to the Debt Securities, provided that such subordinated Debt provides for no mandatory payments of principal by way of sinking fund, mandatory redemption or otherwise (including defeasance) by the Company (including, without limitation at the option of the holder thereof other than an option given to a holder pursuant to a "change of control" or an "asset disposition" covenant that is no more favorable to the holders of such Debt than comparable covenants for the Debt being defeased, redeemed, purchased or acquired or, if none, the covenants described under "Limitation on Dispositions" and "Purchase of Debt Securities Upon a Change of Control" above and such Debt is not in an amount (net of any original issue discount) greater than, any Stated Maturity of the Debt being replaced and the proceeds of such subordinated Debt are utilized for such purpose within 45 days of issuance or
(y) Capital Stock (other than Redeemable Stock), (iv) Restricted Payments in an amount not to exceed $75 million in the aggregate provided that no payment may be made pursuant to this clause (iv) if an Event of Default, or an event that, after giving notice or lapse of time or both, would become an Event of Default, has occurred and is continuing, (v) any payment or Investment required by applicable law in order to conduct business operations in the ordinary course, (vi) a Permitted Investment and (vii) Investments in Unrestricted Subsidiaries and other Persons that are not Restricted Subsidiaries or Eligible Joint Ventures in an amount not to exceed $100 million in the aggregate, provided that no payment or Investment may be made pursuant to this clause (vii) if an Event of Default, or an event that, after giving notice or lapse of time or both, would become an Event of Default, has occurred and is continuing. Notwithstanding the foregoing, the amount of Investments that may be made pursuant to clauses (iv) or (vii), as the case may be, may be increased by the net reduction in Investments of the type made previously pursuant to clauses (iv) or (vii), as the case may be, that result from payments of interest on Debt, dividends, or repayment of loans or advances, the proceeds of the sale or disposition of the Investment or other return of the amount of the original Investment to the Company, the Restricted Subsidiary or the Eligible Joint Venture that made the original Investment from the Person in which such Investment was made or any distribution or payment of such Investment to the extent that such distribution or payment constituted either a Restricted Payment or a Permitted Payment, provided that
(x) the aggregate amount of such payments will not exceed the amount of the original Investment by the Company, such Restricted Subsidiary or Eligible Joint Venture that reduced the amount available pursuant to clause (iv) or clause (vii), as the case may be, for making Restricted Payments and (y) such payments may be added pursuant to this proviso only to the extent such payments are not included in the calculation of Adjusted Consolidated Net Income.

         "Permitted Working Capital Facilities" is defined to mean one or more loan or credit agreements providing for the extension of credit to the Company for the Company's working capital purposes, which credit agreements will be ranked pari passu with or subordinate to the Debt Securities in right of payment and may be secured or unsecured.

         "Person" is defined to mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Preferred Stock" is defined to mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) or preferred or preference stock of such Person that is outstanding or issued on or after the date of original issuance of any series of Debt Securities.

         "Property" of any Person is defined to mean all types of real, personal, tangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

         "Purchase Money Debt" means Debt representing, or Incurred to finance, the cost of acquiring any Property, provided that (i) any Lien securing such Debt does not extend to or cover any other Property other than the Property being acquired and (ii) such Debt is Incurred, and any Lien with respect thereto is granted, within 18 months of the acquisition of such Property.

         "Rating Agencies" is defined to mean (i) S&P and (ii) Moody's or
(iii) if S&P or Moody's or both do not make a rating of the Debt Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P, Moody's or both, as the case may be.

         "Rating Category" is defined to mean (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody's, any of the following categories:
Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Debt Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P, 1, 2 and 3 for Moody's or the equivalent gradations for another Rating Agency) will be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

         "Rating Decline" is defined to mean the occurrence of the following on, or within 90 days after, the earlier of (i) the occurrence of a Change of Control and (ii) the date of public notice of the occurrence of a Change of Control or of the public notice of the intention of the Company to effect a Change of Control (the "Rating Date") which period will be extended so long as the rating of the Debt Securities is under publicly announced consideration for possible downgrading by any of the Rating Agencies: (a) in the event that any series of the Debt Securities are rated by either Rating Agency on the Rating Date as Investment Grade, the rating of such Debt Securities by both such Rating Agencies will be reduced below Investment Grade, or (b) in the event the Debt Securities are rated below Investment Grade by both such Rating Agencies on the Rating Date, the rating of such Debt Securities by either Rating Agency will be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

         "Redeemable Stock" is defined to mean any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of any series of the Debt Securities,
(ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of any series of Debt Securities or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Debt having a scheduled maturity prior to the Stated Maturity of any series of Debt Securities, provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require the Company to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or a "change of control" occurring prior to the Stated Maturity of any series of Debt Securities will not constitute Redeemable Stock if the "asset sale" or "change of control" provision applicable to such Capital Stock is no more favorable to the holders of such Capital Stock than the provisions contained in the covenants described under "Limitation on Dispositions" and "Purchase of Debt Securities Upon a Change of Control" above and such Capital Stock specifically provides that the Company will not purchase or redeem any such Capital Stock pursuant to such covenants prior to the Company's purchase of Debt Securities required to be purchased by the Company under the covenants described under "Limitation on Dispositions" and "Purchase of Debt Securities Upon a Change of Control" above.

         "Reference Period" is defined to mean the four most recently completed fiscal quarters for which financial information is available preceding the date of a transaction giving rise to the need to make a financial calculation.

         "Restricted Payment" is defined to mean (i) any dividend or other distribution on any shares of the Company's Capital Stock, provided that a dividend or other distribution consisting of the Capital Stock of an Unrestricted Subsidiary will not constitute a Restricted Payment except to the extent of the portion thereof that is equal to the portion of the total Investment in such Unrestricted Subsidiary that is represented by the Investment that was made pursuant to clause (vii) of the definition of "Permitted Payment," (ii) any payment on account of the purchase, redemption, retirement or acquisition for value of the Company's Capital Stock, (iii) any defeasance, redemption, purchase or other acquisition or retirement for value prior to the scheduled maturity of any Debt ranked subordinate in right of payment to the Senior Debt Securities in the case of the Senior Debt Indenture and the Subordinated Debt Securities other than repayment of Debt of the Company to a Restricted Subsidiary or an Eligible Joint Venture, (iv) any Investment made in a Person (other than the Company or any Restricted Subsidiary or any Eligible Joint Venture) and (v) designating a Restricted Subsidiary as an Unrestricted Subsidiary (the Restricted Payment made upon such a designation to be determined as the fair market value of the Capital Stock of such Restricted Subsidiary owned directly or indirectly by the Company at the time of the designation). Notwithstanding the foregoing, "Restricted Payment" will not include any Permitted Payment, except that any payment made pursuant to clauses (iv) and (v) of the definition of "Permitted Payment" will be counted in the calculation set forth in clause (c) of the covenant described under "Limitation on Restricted Payments."

         "Restricted Subsidiary" is defined to mean any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Senior Debt" is defined to mean the principal of and interest on all Debt of the Company whether created, Incurred or assumed before, on or after the date of original issuance of any series of Debt Securities (other than the Debt Securities), provided that Senior Debt will not include (i) Debt that, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, was without recourse to the Company, (ii) Debt of the Company to any Affiliate and (iii) any Debt of the Company that, by the terms of the instrument creating or evidencing the same, is specifically designated as being junior in right of payment to the Debt Securities or any other Debt of the Company.

         "Significant Subsidiary" is defined to mean a Restricted Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act.

         "Stated Maturity" is defined to mean, with respect to any debt security or any installment of interest thereon, the date specified in such debt security as the fixed date on which any principal of such debt security or any such installment of interest is due and payable.

         "Subsidiary" is defined to mean, with respect to any Person including, without limitation, the Company and its Subsidiaries, (i) any corporation or other entity of which such Person owns, directly or indirectly, a majority of the Capital Stock or other ownership interests and has ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, and (ii) with respect to the Company and, as appropriate, its Subsidiaries, any Permitted Joint Venture, including, without limitation, Coso Land Company Joint Venture, Coso Finance Partners, Coso Energy Developers and Coso Power Developers, provided that in respect of any Subsidiary that is not a Permitted Joint Venture, the Company must exercise control over such Subsidiary and its Property to the same extent as a Permitted Joint Venture.

         "Subsidiary Refinancing Debt" is defined to mean Debt issued in exchange for, or the proceeds of which are used to refinance (including to purchase), outstanding Debt of a Restricted Subsidiary or an Eligible Joint Venture, including, without limitation, Construction Financing, in amount (or, if such new Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, with an original issue price) not to exceed the amount so exchanged or refinanced (plus accrued interest or dividends and all fees, premiums (in excess of accreted value) and expenses related to such exchange or refinancing), for which purpose the amount so exchanged or refinanced will not exceed, in the case of Debt, the lesser of
(x) the principal amount of the Debt so exchanged or refinanced and (y) if the Debt being exchanged or refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such exchange or refinancing, and, in the case of an equity investment made in lieu of or as part of Construction Financing, Debt, in an amount not to exceed the capital and surplus shown on the balance sheet of such Restricted Subsidiary or Eligible Joint Venture, provided that (A) such Debt will be Non-Recourse if the Debt so exchanged or refinanced is Non-Recourse and (B) the Average Life of the new Debt will be equal to or greater than the Average Life of the Debt to be exchanged or refinanced, provided further that upon the first refinancing of any Construction Financing of a Restricted Subsidiary or an Eligible Joint Venture, (i) the amount of the Subsidiary Refinancing Debt issued in exchange for or to refinance such Construction Financing will not be limited by this provision and (ii) the Subsidiary Refinancing Debt issued in exchange for or to refinance such Construction Financing will not be subject to the provisions of the foregoing clause (B) of this provision.

         "Trade Payables" is defined to mean, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors Incurred, created, assumed or Guaranteed by such Person or any of its Subsidiaries or Joint Ventures arising in the ordinary course of business.

         "Unrestricted Subsidiary" is defined to mean any Subsidiary of the Company that becomes an Unrestricted Subsidiary in accordance with the requirements set forth in the next sentence. The Company may designate any Restricted Subsidiary as an Unrestricted Subsidiary if (a) such designation is in compliance with the first paragraph of the covenant described under "Limitation on Restricted Payments" above and (b) after giving effect to such designation, such Subsidiary does not own, directly or indirectly, a majority of the Capital Stock or the Voting Stock of any other Restricted Subsidiary unless such other Restricted Subsidiary is designated as an Unrestricted Subsidiary at the same time. Any such designation will be effected by filing with the Trustee an Officers' Certificate certifying that such designation complies with the requirements of the immediately preceding sentence. No Debt or other obligation of an Unrestricted Subsidiary may be with recourse to the Company, any of its Restricted Subsidiaries, any Eligible Joint Venture or any of their respective Property except to the extent otherwise permitted by the provisions of the Indenture. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the provision described under "Limitation on Subsidiary Debt" above or (ii) any portion of such Debt could not be Incurred under such provision, if the Company could borrow all such remaining Debt under the provision described in the first paragraph under "Limitation on Debt" above.

         "U.S. Government Obligations" is defined to mean securities that are
(i) direct obligations of the U.S. for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the U.S., the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S., that, in either case are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

         "Voting Stock" is defined to mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors (or persons fulfilling similar responsibilities) of such Person.

         As more fully described in the Prospectus Supplement, each of the Indentures also provides for defeasance of certain covenants.

CERTIFICATED SECURITIES

         Except as may be set forth in a Prospectus Supplement, Debt Securities will not be issued in certificated form. If, however, Debt Securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

BOOK-ENTRY SYSTEM

         If so specified in any accompanying Prospectus Supplement relating to Debt Securities, Debt Securities of any series may be issued under a book-entry system in the form of one or more global securities (each, a "Global Security"). Each Global Security will be deposited with, or on behalf of, a depositary, which, unless otherwise specified in the accompanying Prospectus Supplement, will be The Depository Trust Company, New York, New York (the "Depositary"). The Global Securities will be registered in the name of the Depositary or its nominee.

         The Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities that its participants ("Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Participants are on file with the SEC.

         Purchases of the Offered Securities under the Depositary system must be made by or through Direct Participants, which will receive a credit for the Securities on the Depositary's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depositary of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

         To facilitate subsequent transfers, all Securities deposited by Participants with the Depositary are registered in the name of the Depositary's partnership nominee, Cede & Co. The deposit of Securities with the Depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The Depositary has no knowledge of the actual Beneficial Owners of the Securities; the Depositary's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by the Depositary to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Neither the Depositary nor Cede & Co. will consent or vote with respect to the Securities. Under its usual procedures, the Depositary mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

         Principal and interest payments on the Securities will be made to the Depositary. The Depositary's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings shown on the Depositary's records unless the Depositary has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depositary, agent, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to the Depositary is the responsibility of the Depositary, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

         The Depositary may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered. The Company may decide to discontinue use of the system of book-entry transfers through the Depositary (or a success securities depository). In that event, Security certificates will be printed and delivered.

         The information in this section concerning the Depositary and the Depositary's book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

         A Global Security may not be transferred except as a whole by the Depositary to a nominee or successor of the Depositary or by a nominee of the Depositary to another nominee of the Depositary. A Global Security representing all but not part of an offering of Offered Debt Securities hereby is exchangeable for Debt Securities in definitive form of like tenor and terms if (i) the Depositary notified the Company that it is unwilling or unable to continue as depositary for such Global Security or if at any time the Depositary is no longer eligible to be or in good standing as a clearing agency registered under the Exchange Act, and in either case, a successor depositary is not appointed by the Company within 90 days of receipt by the Company of such notice or of the Company becoming aware of such ineligibility, or (ii) the Company in its sole discretion at any time determines not to have all of the Debt Securities represented in an offering of Offered Debt Securities by a Global Security and notifies the Trustee thereof. A Global Security exchangeable pursuant to the preceding sentence shall be exchangeable for Debt Securities registered in such names and in such authorized denominations as the Depositary of such Global Security shall direct. The Debt Securities of a series may also be issued in the form of one or more bearer global Debt Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

                             PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities in any of the following ways (or in any combination thereof): (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents and the respective amounts of such Offered Securities underwritten or purchased by each of them, the initial public offering price of such Offered Securities and the proceeds to the Company from such sale, any discounts, commissions or other items constituting compensation from the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed.

     If underwriters are used in the sale of any Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.

         Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement.

     Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

                                 LEGAL MATTERS

         Certain legal matters (including the validity of the Securities) will be passed upon for the Company by Steven A. McArthur, Senior Vice President and General Counsel of the Company and by Willkie Farr & Gallagher. As of March 17, 1997, Mr. McArthur beneficially owned 104,437 shares of Common Stock.


                                    EXPERTS

         The consolidated financial statements and financial statement schedules of the Company and its subsidiaries incorporated by reference in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         With respect to the Company's unaudited interim financial information for the three month periods ended March 31, 1997 and 1996, incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

         The consolidated financial statements of Northern Electric plc as of March 31, 1996 and 1995, and for each of the three years in the period ended March 31, 1996, appearing in the Company's Report on Form 8-K/A dated February 18, 1997, have been audited by Ernst & Young, chartered accountants, as stated in their report which is included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         With respect to Northern's unaudited condensed consolidated financial statements at September 30, 1996, and for the six months ended September 30, 1996 and 1995, incorporated by reference in this Prospectus, Ernst & Young, chartered accountants, have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Current Report on Form 8-K/A dated February 18, 1997, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. Ernst & Young are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

         The consolidated statements of operations, changes in stockholders' equity, and cash flows of Magma Power Company, and subsidiaries for the year ended December 31, 1994, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR A PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF ITS AGENTS. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY OR THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.
                          ---------------------------

                               TABLE OF CONTENTS

                                                 Page

AVAILABLE INFORMATION...............................3

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....4

RISK FACTORS........................................5

THE COMPANY........................................11

RATIO OF EARNINGS TO FIXED CHARGES.................14

USE OF PROCEEDS....................................14

DESCRIPTION OF CAPITAL STOCK.......................15

DESCRIPTION OF PREFERRED STOCK.....................17

DESCRIPTION OF DEBT SECURITIES.....................22

PLAN OF DISTRIBUTION...............................55

LEGAL MATTERS......................................56

EXPERTS............................................56








                                 Common Stock
                                Preferred Stock
                            Senior Debt Securities
                         Subordinated Debt Securities


                            CALENERGY COMPANY, INC.






                                    [LOGO]









                               ----------------

                                  PROSPECTUS
                               ----------------

Information contained herein is subject to completion or amendment. A registrtion statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  Subject to Completion, dated August 4, 1997

                       Convertible Preferred Securities
                          CALENERGY CAPITAL TRUST III
                          CALENERGY CAPITAL TRUST IV
                           CALENERGY CAPITAL TRUST V

                 Guaranteed to the extent set forth herein by
                   and convertible into the Common Stock of
                            CALENERGY COMPANY, INC.
                             --------------------

         CalEnergy Capital Trust III, CalEnergy Capital Trust IV and CalEnergy Capital Trust V (each "CalEnergy Trust" or an "Issuer" and collectively, the "CalEnergy Trusts" or the "Issuers"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, Convertible Preferred Securities (the "Convertible Preferred Securities"), which represent undivided beneficial ownership interests in the assets of the respective CalEnergy Trusts. The Convertible Preferred Securities are convertible into shares of the common stock, par value $.0675 per share ("Common Stock"), of CalEnergy Company, Inc., a Delaware corporation ("CalEnergy" or the "Company"). The Company directly or indirectly owns all of the common securities issued by each of the CalEnergy Trusts (the "Common Securities" and together with the Convertible Preferred Securities, the "Trust Securities"). The CalEnergy Trusts were formed for the sole purpose of issuing the Trust Securities and using the proceeds thereof to purchase from the Company Convertible Junior Subordinated Debentures (the "Convertible Junior Subordinated Debentures," and together with the Convertible Preferred Securities, the "Offered Securities"). The holders of Convertible Preferred Securities will have a preference with respect to cash distributions and amounts payable upon liquidation, redemption or otherwise over the holders of the Common Securities of the respective CalEnergy Trusts. The Offered Securities may be offered, in separate series, in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

         Specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in an applicable Prospectus Supplement, that will include, where applicable, the following: the specific designation, aggregate principal amount, authorized denomination, maturity, redemption, conversion, interest rate, method of calculating interest payments and dates for payment thereof, the right of the Company to defer payment of interest on the Convertible Preferred Securities or the Convertible Junior Subordinated Debentures and the maximum length of such deferral period, the public offering price, voting rights and other specific terms of the offering. Unless otherwise indicated in a Prospectus Supplement, the Company does not intend to list any of the Offered Securities on a national securities exchange.

         Holders of the Convertible Preferred Securities are entitled to receive cumulative cash distributions as set forth in a Prospectus Supplement. The payment of distributions and payments on liquidation of a CalEnergy Trust or the redemption of Convertible Preferred Securities, as described below (but only to the extent of funds of the applicable CalEnergy Trust available therefor), are guaranteed by the Company to the extent described herein (the "Guarantees"). The Company's obligations under the Guarantees are subordinate and junior to all other liabilities of the Company, except any liabilities that may be made pari passu expressly by their terms and certain other guarantees, but are pari passu with the most senior preferred stock issued, from time to time, if any, by the Company. If the Company fails to make interest payments on the Convertible Junior Subordinated Debentures, the respective CalEnergy Trust will have insufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee does not cover payment of distributions when a CalEnergy Trust does not have sufficient funds to pay such distributions. The Guarantees, when taken together with the Company's obligations under the Convertible Junior Subordinated Debentures and the Indenture (as defined herein) and its obligations under the Declaration (as defined herein), including its obligation to pay costs, expenses, debts and other obligations of the respective CalEnergy Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. The obligations of the Company under the Convertible Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of the Company which aggregated approximately $953.8 million at March 31, 1997 (of which $200 million had a "Recourse Amount" to the Company (as designated in the Indenture) of zero at March 31, 1997).

         The Company has the right under the Indenture to defer the interest payments due from time to time on the Convertible Junior Subordinated Debentures for successive periods not exceeding 20 consecutive quarters for each such period, and, as a consequence, quarterly distributions on the Convertible Preferred Securities would be deferred by the respective CalEnergy Trusts (but would continue to accumulate quarterly and accrue interest) until the end of any such interest deferral period.

         In the event of the liquidation of a CalEnergy Trust, the holders of the Convertible Preferred Securities will be entitled to receive for each of the Convertible Preferred Securities a liquidation preference set forth in a Prospectus Supplement plus accrued and unpaid distributions thereon to the date of payment, unless, in connection with such liquidation, Convertible Junior Subordinated Debentures are distributed to the holders of the Convertible Preferred Securities.

         Any Prospectus Supplement relating to the Offered Securities will contain information concerning certain United States federal income tax considerations applicable to the Offered Securities. By separate prospectus, the form of which is included in the Registration Statement of which this Prospectus is a part, the Company may offer from time to time Common Stock, Preferred Stock or Senior or Subordinated Debt Securities. The aggregate initial public offering price of the securities to be offered by this Prospectus and such other prospectus shall not exceed $1,500,000,000.

         The Offered Securities may be offered directly, through agents designated from time to time, to or through dealers or to or through underwriters. Such agents or underwriters may act alone or with other agents or underwriters. Any such agents, dealers or underwriters will be set forth in a Prospectus Supplement. If an agent of the Company, or a dealer or underwriter, is involved in the offering of the Offered Securities, the agent's commission, dealer's purchase price, underwriter's discount and net proceeds to the Company, as the case may be, will be set forth in, or may be calculated from, the Prospectus Supplement. Any underwriters, dealers or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT PROSPECTIVE INVESTORS SHOULD CONSIDER PRIOR TO AN INVESTMENT IN THE OFFERED SECURITIES.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURI-
        TIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
             NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
             STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
                OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTA-
                  TION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This Prospectus may not be used to consummate sales of Offered Securities unless accompanied by a Prospectus Supplement. Any statement contained in this Prospectus will be deemed to be modified or superseded by any inconsistent statement contained in an accompanying Prospectus Supplement.

                 The date of this Prospectus is _______, 1997

                             AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy and information statements and other information filed by the Company with the SEC can be inspected and copied at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web site can be accessed at http://www.sec.gov. Such reports, proxy and information statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         The Company has filed with the SEC a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules related thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the SEC.

         No separate financial statements of the CalEnergy Trusts have been included herein. The Company does not consider that such financial statements would be material to holders of the Convertible Preferred Securities because
(i) all of the voting securities of the CalEnergy Trusts will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the CalEnergy Trusts have no independent operations but exist for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the applicable CalEnergy Trust and investing the proceeds thereof in Convertible Junior Subordinated Debentures issued by the Company and (iii) the obligations of the applicable CalEnergy Trust under the Trust Securities are fully and unconditionally guaranteed by the Company to the extent that the applicable CalEnergy Trust has funds available to meet such obligations. See "Description of the Convertible Junior Subordinated Debentures" and "Description of the Guarantee."

         This Prospectus and the periodic filings of the Company under the Exchange Act contain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). These forward-looking statements express the beliefs and expectations of management regarding the Company's future results and performance.

         Such statements are based on current expectation and involve a number of known and unknown risks and uncertainties that could cause the actual results, performance and/or other achievements of the Company to differ materially from any expected future results, performance or achievements, expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and any such statement is qualified by reference to the following cautionary statements. In connection with the safe harbor provisions of the Reform Act, the Company's management has identified important factors that could cause actual results to differ materially from management's expectations. Reference is made to the Company's Current Report on Form 8-K dated February 25, 1997, incorporated herein by reference. The Company is not required to publicly release any changes to these forward-looking statements for events occurring after the date thereof or to reflect any other unanticipated events.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC (File No. 1-9874) are incorporated by reference into this Prospectus:

         (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended by the Form 10-K/A filed on April 30, 1997);

         (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997;

         (iii) the Company's Current Reports on Form 8-K dated December 24, 1996 (as amended by Form 8-K/A filed on February 18, 1997), February 25, 1997, February 26, 1997, March 28, 1997, May 7,
                  1997, May 19, 1997, July 7, 1997, July 15, 1997 and July 22,
                  1997;

         (iv) the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed under the Exchange Act and any amendments or reports filed for the purpose of updating such description; and

         (v) the Company's Tender Offer Statement pursuant to Section 14(d)(1) of the Exchange Act on Schedule 14D-1 dated July 18, 1997 (as amended by Amendment Nos. 1, 2 and 3).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which is also incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Investor Relations, CalEnergy Company, Inc., 302 South 36th Street, Suite 400, Omaha, Nebraska 68131, telephone number (402) 341-4500.

         No person is authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus or a Prospectus Supplement, in connection with the offering contemplated hereby and thereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus and a Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which they relate and do not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus or a Prospectus Supplement, nor any sale made hereunder or thereunder, shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or thereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to such date.

                                 RISK FACTORS

         Prospective investors should carefully consider the risk factors set forth below, in addition to the other information appearing in or incorporated by reference in this Prospectus. This Prospectus contains or incorporates by reference forward-looking statements which involve risks and uncertainties. The Company's actual results in the future could differ significantly from the results discussed or implied in the forward-looking statements. Factors that could cause or contribute to such a difference include, but are not limited to, the following risk factors. The term "Company" refers to CalEnergy Company, Inc. and its operating subsidiaries and joint ventures and "Northern" refers to Northern Electric plc and its operating subsidiaries, unless the context otherwise requires.

         ACQUISITIONS. The Company's recent growth has been achieved, in part, through strategic acquisitions in the energy industry which complement and diversify the Company's existing business. The Company intends to continue to pursue an aggressive acquisition strategy for the foreseeable future. The Company has recently completed several major acquisitions, including the acquisition of Magma Power Company ("Magma"), Falcon Seaboard Resources, Inc. ("Falcon Seaboard") and Northern Electric plc ("Northern"). The Company has successfully integrated Magma and Falcon Seaboard and is in the process of integrating Northern. See "The Company". On July 15, 1997, the Company announced its intention to commence a cash tender offer for 9.9% of the outstanding common stock of New York State Electric & Gas Corporation ("NYSEG") and its proposal to acquire 100% of the outstanding NYSEG common stock. See the Company's Current Reports on Form 8-K dated July 15, 1997 and July 22, 1997, incorporated herein by reference. The Company's ability to pursue acquisition opportunities successfully will depend on many factors, including, among others, the Company's ability to (i) identify suitable acquisition opportunities, (ii) consummate the acquisition, including obtaining any necessary financing, and (iii) successfully integrate acquired businesses. The integration of acquired businesses entails numerous risks, including, among others, the risk of diverting management's attention from the day-to-day operations of the Company, the risk that the acquired businesses will require substantial capital and financial investments and the risk that the investments will fail to perform in accordance with expectations. There can be no assurance that acquisition opportunities, if any, can be consummated on favorable terms or that the Company's integration efforts will be successful.

         HOLDING COMPANY STRUCTURE. As a holding company, the Company is dependent on the earnings and cash flows of, and dividends from, its subsidiaries and joint ventures to generate the funds necessary to meet its obligations, including the payment of principal, interest and premium, if any, on the Convertible Junior Subordinated Debentures. The availability of distributions from the Company's subsidiaries and projects is subject to the satisfaction of various covenants and conditions contained in the applicable subsidiaries' and joint ventures' financing documents and to certain utility regulatory restrictions. Furthermore, the Company is structuring Philippine and Indonesian project financing arrangements containing, and anticipates that future project level financings will contain, certain conditions and similar restrictions on the distribution of cash to the Company.

         The Company's subsidiaries, partnerships and joint ventures are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Convertible Junior Subordinated Debentures or to make any funds available therefor, whether by dividends, loans or other payments, and do not guarantee the payment of interest on, premium, if any, or principal of the Convertible Junior Subordinated Debentures. Any right of the Company to receive any assets of any of its subsidiaries or other affiliates upon any liquidation or reorganization of the Company (and the consequent right of the holders of the Convertible Junior Subordinated Debentures to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of any such subsidiary's or other affiliate's creditors (including trade creditors and holders of debt issued by such subsidiary or other affiliate). At March 31, 1997 the Company had approximately $3,228.6 million of total consolidated indebtedness, which included approximately $2,274.8 million of the Company's proportionate share of joint venture and subsidiary debt, which would be effectively senior to the Convertible Junior Subordinated Debentures, substantially all of which is secured by the assets of such joint ventures and subsidiaries, and $283.9 million of 6 1/4% Trust Convertible

Preferred Securities and TIDES Securities. See "Description of the Convertible Junior Subordinated Debentures--Subordination."

         DEPENDENCE ON CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES PAYMENTS; LEVERAGE. The ability of a CalEnergy Trust to pay amounts due on the Convertible Preferred Securities is wholly dependent upon the Company making payments on the Convertible Junior Subordinated Debentures. The Company is substantially leveraged. At March 31, 1997, the Company's total consolidated liabilities were $4,685.8 million (excluding deferred income), its obligations in respect of the 6 1/4% Trust Convertible Preferred Securities (the "6 1/4% Trust Convertible Preferred Securities") and the 6 1/4% Convertible Preferred Securities Term Income Deferrable Equity Securities ("TIDES") sm or TIDES sm (the "TIDES Securities") were $283.9 million, its total consolidated assets were $6,138.1 million and its total stockholders' equity was $876.4 million. The Company's leverage level presents the risk that the Company might not generate sufficient cash to service the Company's indebtedness, including the Convertible Junior Subordinated Debentures, or that its leveraged capital structure could limit its ability to finance future acquisitions, develop additional projects, compete effectively and operate successfully under adverse economic conditions. If the Company were unable to make payments on the Convertible Junior Subordinated Debentures or the Guarantees, the CalEnergy Trusts would be unable to make payments on the Convertible Preferred Securities as and when required. The Company is also a holding company which derives substantially all of its operating income from its subsidiaries and joint ventures. Distributions from such entities are restricted under various covenants and conditions contained in financing documents by which they are bound and the stock or assets of substantially all of such entities is directly or indirectly pledged, to secure various of such financings or such entities are otherwise subject to regulatory restrictions. See "--Holding Company Structure."

         NORTHERN'S REGULATORY ENVIRONMENT. Northern's electricity distribution and supply are subject to extensive regulation in the United Kingdom.

         Price Regulation of Distribution. Revenue from Northern's distribution business is controlled by a formula (the "Distribution Price Control Formula") which determines the maximum average price per unit of electricity (expressed in kilowatt hours, a "unit") that a regional electricity company (a "REC") in the United Kingdom may charge. The Distribution Price Control Formula is expected to have a five year duration and is subject to review by the Director General of Electricity Supply (the "Regulator") at the end of each five-year period and at other times in the discretion of the Regulator. At each review, the Regulator can propose adjustments to the Distribution Price Control Formula. In July 1994, a review resulted in a 17% reduction in allowed distribution income compared to the original formula, before allowing for inflation, effective April 1, 1995. In July 1995, a further review of distribution prices was concluded by the Regulator for fiscal years 1997 to 2000. As a result of this further review, Northern's allowed distribution from income was reduced by a further 11%, before allowing for inflation, effective April 1, 1996. There can be no assurance that any further price reviews by the Regulator will not have a material adverse effect on the Company's results of operations.

         Competition in Supply. Northern's supply business is also subject to price control and is being progressively opened to competition. Northern currently has an exclusive right, subject to price cap regulation, to supply customers in its authorized area with a maximum demand of not more than 100 kW ("Franchise Supply Customers"). The market for customers with a maximum demand above 1 megawatt ("MW") has been open to competition for suppliers of electricity since privatization while the market for customers with a maximum demand above 100 kW ("Non-Franchise Supply Customers") became competitive in April 1994. The final stage of this process is expected to occur on March 31, 1998, when the exclusive right to supply Franchise Supply Customers is scheduled to end. There can be no assurance that competition among suppliers of electricity will not have a material adverse effect on the Company's results of operations.

         Pool Purchase Price Volatility. Northern's supply business to Non-Franchise Supply Customers generally involves entering into fixed price contracts to supply electricity to its customers. Northern obtains the electricity to satisfy its obligations under such contracts primarily by purchases from the wholesale trading market for electricity in England and Wales (the "Pool"). Because the price of electricity purchased from the

Pool can be volatile, to the extent that Northern purchases electricity from the Pool, Northern is exposed to risk arising from differences between the fixed price at which it sells and the fluctuating prices at which it purchases electricity, unless it can effectively hedge such exposure. Northern's ability to manage such risk at acceptable levels will depend, in part, on the specifics of the supply contracts that Northern enters into, Northern's ability to implement and manage an appropriate hedging strategy and the development of an adequate market for hedging instruments. There can be no assurance that this risk will be effectively mitigated.

         Change in Government Policy. In the general election held in the United Kingdom on May 1, 1997, the Labour Party won a majority of seats in Parliament. On July 31, 1997, the U.K. Parliament passed the windfall tax to be levied on privatized utilities which will result in a third quarter charge to net income of approximately $136 million. See the Company's Current Report on Form 8-K dated July 7, 1997 incorporated herein by reference. There can be no assurance that other possible changes in tax or utility regulation by the United Kingdom government, by whichever party it is controlled, would not have a material adverse effect on the Company's results of operations.

         DEVELOPMENT UNCERTAINTY. The Company is actively seeking to develop, construct, own and operate new energy projects, both domestically and internationally, the completion of any of which is subject to substantial risk. Development can require the Company to expend significant sums for preliminary engineering, permitting, fuel supply, resource exploration, legal and other expenses in preparation for competitive bids which the Company may not win or before it can be determined whether a project is feasible, economically attractive or capable of being financed. Successful development and construction is contingent upon, among other things, negotiation on terms satisfactory to the Company of engineering, construction, fuel supply and power sales contracts with other project participants, receipt of required governmental permits and consents and timely implementation of construction. Further, there can be no assurance that the Company, which is substantially leveraged, will obtain access to the substantial debt and equity capital required to continue to develop and construct electric power projects or to refinance projects. The future growth of the Company is dependent, in large part, upon the demand for significant amounts of additional energy and its ability to obtain contracts to supply portions of this demand. There can be no assurance that development efforts on any particular project, or the Company's efforts generally, will be successful. In this regard, reference is made to certain uncertainties associated with the Company's Casecnan project, as described in the Company's Current Report on Form 8-K dated May 20, 1997, incorporated herein by reference.

         UNCERTAINTIES RELATED TO DOING BUSINESS OUTSIDE THE UNITED STATES. The Company has various projects under construction outside the United States and a number of projects under award outside the United States. The financing and development of projects outside the United States entail significant political and financial risks (including, without limitation, uncertainties associated with privatization efforts in the countries involved, currency exchange rate fluctuations, currency repatriation restrictions, changes in law, political instability, civil unrest and expropriation) and other structuring issues that have the potential to cause substantial delays in respect of or material impairment of the value of the project being developed, which the Company may not be capable of fully insuring against. The uncertainty of the legal environment in certain foreign countries in which the Company is developing and may develop or acquire projects could make it more difficult for the Company to enforce its rights under agreements relating to such projects. In addition, the laws and regulations of certain countries may limit the ability of the Company to hold a majority interest in some of the projects that it may develop or acquire. The Company's international projects may, in certain cases, be terminated by the applicable foreign governments. Furthermore, the central bank of any such country may have the authority in certain circumstances to suspend, restrict or otherwise impose conditions on foreign exchange transactions or to approve distributions to foreign investors. Although the Company may structure certain power purchase agreements and other project revenue agreements to provide for payments to be made in, or indexed to, United States dollars or a currency freely convertible into United States dollars, there can be no assurance that the Company will be able to achieve this structure in all cases or that a power purchaser or other customer will be able to obtain sufficient dollars or other hard currency or that available dollars will be allocated to pay such obligations. In addition, the Company's investment in Northern and any dividends or distributions of earnings in respect of such investment, may be significantly affected by fluctuations in the exchange rate between the United States dollar and the British pound. Although the Company expects to enter into certain transactions to hedge risks associated with exchange rate fluctuations, there can be no assurance that such transactions will be successful in reducing such risks.

         EXPLORATION, DEVELOPMENT AND OPERATION UNCERTAINTIES OF GEOTHERMAL RESOURCES. Geothermal exploration, development and operations are subject to uncertainties similar to those typically associated with oil and gas exploration and development, including dry holes and uncontrolled releases. Because of the geological complexities of geothermal reservoirs, the geographic area and sustainable output of geothermal reservoirs can only be estimated and cannot be definitively established. There is, accordingly, a risk of an unexpected decline in the capacity of geothermal wells and a risk of geothermal reservoirs not being sufficient for sustained generation of the electrical power capacity desired. In addition, geothermal power production poses unusual risks of seismic activity. Accordingly, there can be no assurance that earthquake, property damage or business interruption insurance will be adequate to cover all potential losses sustained in the event of serious seismic disturbances or that such insurance will be available on commercially reasonable terms. The success of a geothermal project depends on the quality of the geothermal resource and operational factors relating to the extraction of the geothermal fluids involved in such project. The quality of a geothermal resource is affected by a number of factors, including the size of the reservoir, the temperature and pressure of the geothermal fluids in such reservoir, the depth and capacity of the production and injection wells, the amount of dissolved solids and noncondensible gases contained in such geothermal fluids, and the permeability of the subsurface rock formations containing such geothermal resource, including the presence, extent and location of fractures in such rocks. The quality of a geothermal resource may decline as a result of a number of factors, including the intrusion of lower-temperature fluid into the producing zone. An incorrect estimate by the Company of the quality of a geothermal resource, or a decline in such quality, could have a material adverse effect on the Company's results of operations. In addition, both the cost of operations and the operating performance of geothermal power plants may be adversely affected by a variety of resource operating factors. Production and injection wells can require frequent maintenance or replacement. Corrosion caused by high-temperature and high-salinity geothermal fluids may compel the replacement or repair of certain equipment, vessels or pipelines. New production and injection wells may be required for the maintenance of operating levels, thereby requiring substantial capital expenditures.

         GENERAL OPERATING UNCERTAINTIES. The operation of a power plant involves many risks, including the breakdown or failure of power generation equipment, pipelines, transmission lines or other equipment or processes, fuel interruption, and performance below expected levels of output or efficiency. Each facility may depend on a single or limited number of entities to purchase electricity or thermal energy, to supply water, to supply gas, to transport gas, to dispose of wastes or to wheel electricity. The failure of any such purchasing utility, steam host, water or gas supplier, gas transporter, wheeling utility or other relevant project participant to fulfill its contractual obligations could have a material adverse impact on the Company.

         FUEL SUPPLY OPERATIONS. The primary fuel source for certain of the Company's projects is natural gas and a substantial portion of the operating expenses of such facilities consists of the costs of obtaining natural gas through gas supply agreements and transporting that gas to the projects under gas transportation agreements. Although the Company believes that it has contracted for natural gas supply and transportation in sufficient quantities to satisfy the needs of its projects, the gas suppliers are not required in all cases to provide dedicated reserves in support of their contractual obligations. Unless the gas projects were able to obtain substitute volumes of natural gas, including the requisite transportation services, for such volumes at a price not materially higher than the sum of the contract price under the existing gas supply agreements and any damages paid by the supplier for failure to deliver, the sustained failure of a supplier to deliver natural gas in accordance with its contract could have a material adverse effect on the cash flows to the Company. In addition, under certain gas supply contracts the Company is obligated to pay for a certain minimum quantity of natural gas even if it cannot utilize it. The Company intends to manage its requirements for contract volumes under the gas supply agreements so as to meet the minimum take requirements through a combination of utilization of nominated volumes in operations and resales of the remainder of the volumes to third-party customers, if necessary. Finally, the state, federal and Canadian regulatory authorities that have jurisdiction over natural gas transportation have the right to modify aspects of the rates, terms and conditions of those contracts. It is possible that such a modification could materially increase the fuel transportation costs of the projects or give the transporter a right to terminate or suspend or decrease its performance under its contract.

         PRESENT DEPENDENCE ON LARGE CUSTOMER; CONTRACT UNCERTAINTIES. The Company currently relies on long-term power purchase "Standard Offer No. 4" contracts (each, an "SO4 Agreement") with a large customer, Southern California Edison Company ("Edison"), to generate a substantial portion of its operating revenues. Any material failure by Edison to fulfill its contractual obligations under such contracts is likely to have a material adverse effect on the Company's results of operations. Each of the Company's SO4 Agreements provides for both capacity payments and energy payments for a term of between 20 and 30 years. During the first ten years after achieving firm operation, energy payments under each SO4 Agreement are based on a pre-set schedule. Thereafter, while the basis for the capacity payment remains the same, the required energy payment is Edison's then-current published avoided cost of energy ("Avoided Cost of Energy") as determined by the California Public Utility Commission ("CPUC"). The initial ten-year period expires in August 1997 for the Company's Navy I Project, March 1999 for its BLM Project and January 2000 for its Navy II Project, and the three joint ventures which comprise the Coso Project in California (the "Coso Project"). Such ten-year period expired in 1996 with respect to one of the eight geothermal plants in the Imperial Valley in California ("Imperial Valley Projects") and expires in 1999 for three of its Imperial Valley Projects and in 2000 for the remaining two Imperial Valley Projects that operate under SO4 Agreements.

         Estimates of Edison's future Avoided Cost of Energy vary substantially in any given year. The Company cannot predict the likely level of Avoided Cost of Energy prices under its SO4 Agreements with Edison at the expiration of the fixed-price periods. Edison's Avoided Cost of Energy as determined by the CPUC is currently substantially below the current scheduled energy prices under the Company's respective SO4 Agreements and is currently expected to remain so. For the year ended December 31, 1996, the time period-weighted average of Edison's Avoided Cost of Energy was 2.5 cents per kWh, compared to the time period-weighted average for the year ended December 31, 1996 selling prices for energy of approximately 11.3 cents per kWh for the Company. Thus, the revenues generated by each of the Company's facilities operating under SO4 Agreements are likely to decline significantly after the expiration of the applicable fixed price period.

         COMPETITION AND DOMESTIC DEREGULATION; INDUSTRY RESTRUCTURING. The international power production market is characterized by numerous strong and capable competitors, many of which have more extensive and more diversified developmental or operating experience (including international experience) and greater financial resources than the Company. Many of these competitors also compete in the domestic market. Further, in recent years, the domestic power production industry has been characterized by strong and increasing competition with respect to the industry's efforts to obtain new power sales agreements, which has contributed to a reduction in prices offered to utilities. In that regard, many utilities often engage in "competitive bid" solicitations to satisfy new capacity demands. In the domestic market, competition is expected to increase as the electric utility industry becomes deregulated. In addition, recent deregulation and industry restructuring activity may cause certain utilities or other contract parties to attempt to renegotiate contracts or otherwise fail to perform their contractual obligations, which in turn could adversely affect the Company's results of operations. In particular, the state of California has adopted a bill to restructure the electric industry by providing for a phased-in competitive power generation industry, with a power pool and an independent system operator, and for direct access to generation for all power purchasers outside the power exchange under certain circumstances. Although the bill contemplates that existing qualifying facility power sales contracts will be honored, and all of the Company's California projects are qualifying facilities, until the new system is fully implemented, it is impossible to predict what impact, if any, it may have on the operations of those projects.

         IMPACT OF ENVIRONMENTAL, ENERGY AND OTHER REGULATIONS. The Company is subject to a number of environmental and other laws and regulations affecting many aspects of its present and future operations, including the disposal of various forms of waste, the construction or permitting of new facilities, and the drilling and operation of new and existing wells. Such laws and regulations generally require the Company to obtain and comply with a wide variety of licenses, permits and other approvals. The Company also remains subject to a number of complex and stringent laws and regulations that both public officials and private individuals may seek to enforce. There can be no assurance that existing regulations will not be revised or that new regulations will not be adopted or become applicable to the Company which could have an adverse impact on its operations. The implementation of regulatory changes imposing more comprehensive or stringent requirements on the Company, which would result in increased compliance costs, could have a material adverse effect on the Company's results of operations. In addition, regulatory compliance for the construction of new facilities is a costly and time-consuming process, and intricate and rapidly changing environmental regulations may require major expenditures for permitting and create the risk of expensive delays or material impairment of project value if projects cannot function as planned due to changing regulatory requirements or local opposition.

         The Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), and the Public Utility Holding Company Act of 1935, as amended ("PUHCA"), are two of the laws (including the regulations thereunder) that affect the Company's operations. PURPA provides to qualifying facilities ("QFs") certain exemptions from federal and state laws and regulations, including organizational, rate and financial regulation. PUHCA regulates public utility holding companies and their subsidiaries. The Company is not and will not be subject to regulation as a holding company under PUHCA as long as the domestic power plants it owns are QFs under PURPA or are exempted as exempt wholesale generators ("EWGs"), and so long as its foreign utility operations are exempted as EWGs or foreign utility companies or are otherwise exempted under PUHCA. QF status is conditioned on meeting certain criteria, and would be jeopardized, for example, in the case of the Company's cogeneration facilities, by the loss of a steam customer or reduction of steam purchases below the amount required by PURPA. The Company's four cogeneration facilities have steam sales agreements with existing industrial hosts which agreements must be maintained in effect or replaced in order to maintain QF status. In the event the Company were unable to avoid the loss of such status for one of its facilities, such an event could result in termination of a given project's power sales agreement and a default under the project subsidiary's project financing agreements. In connection with the Company's recently announced proposal to acquire NYSEG, the Company would be required to seek an exemption from regulation as a holding company under PUHCA, but nevertheless would be required to make partial dispositions of certain of the Company's independent generating facilities in order to maintain the QF status of such facilities. See the Company's Current Reports on Form 8-K dated July 15, 1997 and July 22, 1997 incorporated herein by reference.

         SUBORDINATION OF GUARANTEE AND CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES. The Company's obligations under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company, with certain limited exceptions. The obligations of the Company under the Convertible Junior Subordinated Debentures are subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of the Company. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Convertible Junior Subordinated Debentures may be made if
(i) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist, or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. At March 31, 1997, the Company had approximately $953.8 million principal amount of borrowed money included in Senior Indebtedness. Neither the Convertible Preferred Securities, the Convertible Junior Subordinated Debentures nor the Guarantees limit the Company's ability to incur additional indebtedness or liabilities, including indebtedness or liabilities that would rank senior to the Convertible Junior Subordinated Debentures and the Guarantees. See "Description of the Guarantee--Status of the Guarantee; Subordination" and "Description of the Convertible Junior Subordinated Debentures--Subordination." The Convertible Junior Subordinated Debentures are also effectively subordinate to all existing and future liabilities, including trade payables, of the Company's subsidiaries, joint ventures and affiliates. See "--Holding Company Structure."

         RIGHTS UNDER THE GUARANTEE. Each Guarantee Trustee (as defined herein) holds the respective Guarantees for the benefit of the holders of the Convertible Preferred Securities. Each Guarantee guarantees to the applicable holders of the Convertible Preferred Securities the payment (but not the collection) of (i) any accrued and unpaid distributions on the Convertible Preferred Securities to the extent the applicable CalEnergy Trust has funds available therefor, (ii) the amount payable upon redemption, including all accrued and unpaid distributions, of the Convertible Preferred Securities called for redemption by a CalEnergy Trust, to the extent such CalEnergy Trust has funds available therefor, and (iii) upon a voluntary or involuntary dissolution, winding up or termination of a CalEnergy Trust (other than in connection with a redemption of all of the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of payment to the extent a CalEnergy Trust has funds available therefor and (b) the amount of assets of a CalEnergy Trust remaining available for distribution to holders of the Convertible Preferred Securities upon the liquidation of a CalEnergy Trust. The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. In the event of a payment default on the Convertible Preferred Securities, any holder of Convertible Preferred Securities may institute a legal proceeding directly against the Company to enforce such holder's rights in respect thereof under the Guarantee without first instituting a legal proceeding against the respective CalEnergy Trust, the Guarantee Trustee, or any other person or entity. If the Company were to default on its obligations under the Convertible Junior Subordinated Debentures, the CalEnergy Trusts would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and in such event, the holders of the Convertible Preferred Securities would not be able to rely upon the Guarantees for payment of such amounts. Instead, holders of the Convertible Preferred Securities would rely on the enforcement (1) by the Trustee (as defined herein) of its rights, as registered holder of the Convertible Junior Subordinated Debentures, against the Company pursuant to the terms of the Convertible Junior Subordinated Debentures or (2) by such holder of its right of direct action against the Company to enforce payments on the Convertible Junior Subordinated Debentures. See "Description of the Guarantee--Status of the Guarantee; Subordination" and "Description of the Convertible Junior Subordinated Debentures--Subordination" herein and any accompanying Prospectus Supplement relating to Convertible Preferred Securities. The Declaration provides that each holder of Convertible Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee (including the subordination provisions thereof) and the Indenture.

         OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES. The Company has the right under the Indenture to defer interest payments from time to time on the Convertible Junior Subordinated Debentures for successive periods not exceeding 20 consecutive quarters for each such period. Upon the termination of any Deferral Period and the payment of all amounts then due, the Company may select a new Deferral Period, subject to the requirements described herein. As a consequence, during any such Deferral Period, quarterly distributions on the Convertible Preferred Securities would be deferred (but would continue to accrue with interest thereon) by the applicable CalEnergy Trust. In the event that the Company exercises this right, during such period the Company (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (B) as a result of a reclassification of capital stock of the Company or the exchange or conversion of one class or series of the Company's capital stock for another class or series of capital stock of the Company, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged or (D) stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company after the date of initial issuance of the Convertible Junior Subordinated Debentures that rank pari passu with or junior to the Convertible Junior Subordinated Debentures, and (iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Deferral Period, the Company may further extend the Deferral Period; provided that such Deferral Period, together with all previous and further extensions thereof, may not exceed 20 consecutive quarters and that such Deferral Period may not extend beyond the maturity date of the Convertible Junior Subordinated Debentures or any earlier redemption date. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Junior Subordinated Debentures. However, if the Company should determine to exercise its deferral right in the future, the market price of the Convertible Preferred Securities is likely to be adversely affected. See "Description of the Convertible Preferred Securities--Distributions" and "Description of the Convertible Junior Subordinated Debentures--Option to Extend Interest Payment Period."

         Should a Deferral Period occur, a holder of Convertible Preferred Securities will continue to accrue interest income for United States federal income tax purposes. As a result, such a holder will be required to include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash, and such holder will not receive the cash from the Issuer related to such income if such holder disposes of or converts its Convertible Preferred Securities prior to the record date for payment of distributions.

         TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION. Upon the occurrence of a Tax Event or Investment Company Event (both as defined herein), the Company will, except in certain limited circumstances, cause the Company Trustees (as defined herein) to liquidate the applicable CalEnergy Trust and cause Convertible Junior Subordinated Debentures to be distributed pro rata to the holders of Convertible Preferred Securities. In certain circumstances, the Company will have the right to redeem the Convertible Junior Subordinated Debentures, in whole (but not in part), at 100% of the principal amount plus accrued and unpaid interest, in lieu of a distribution of the Convertible Junior Subordinated Debentures, in which event the Convertible Preferred Securities will be redeemed in whole at the liquidation preference set forth in the applicable Prospectus Supplement per each of the Convertible Preferred Securities plus accrued and unpaid distributions. In the case of a Tax Event, the Company may also elect to cause the Convertible Preferred Securities to remain outstanding and pay Additional Interest (as defined herein) on the Convertible Junior Subordinated Debentures. See "Description of the Convertible Preferred Securities--Tax Event or Investment Company Event Redemption or Distribution," "Description of the Convertible Junior Subordinated Debentures--General" and any accompanying Prospectus Supplement relating to Convertible Preferred Securities.

         Under current United States federal income tax law, a distribution of the Convertible Junior Subordinated Debentures would not be a taxable event to holders of the Convertible Preferred Securities. However, if the relevant Special Event (as defined herein) is a Tax Event which results in the Issuer being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Convertible Preferred Securities.

         LIMITED VOTING RIGHTS. Except in the limited circumstances described herein, holders of Convertible Preferred Securities will have no voting rights. See "Description of the Convertible Preferred Securities--Voting Rights" and any accompanying Prospectus Supplement relating to Convertible Preferred Securities.

         SHARES OF COMMON STOCK ELIGIBLE FOR FUTURE SALE. Pursuant to the Company's 1996 Stock Option Plan (the "1996 Plan"), as of June 30, 1997, the Company had outstanding various options to its officers, directors and employees for the purchase of 4,859,668 shares of Common Stock. All of the shares of Common Stock issuable upon exercise of said options have been registered pursuant to registration statements on Form S-8, and, when fully vested, are available for immediate resale. Also as of June 30, 1997, there were additional options outstanding to purchase 1,306,000 shares of Common Stock, 1,000,000 of which were granted to Peter Kiewit Sons', Inc. ("PKS"). As of June 30, 1997, PKS has demand and piggyback registration rights with respect to (i) approximately 19,231,065 shares of Common Stock (and any shares of Common Stock subsequently held by PKS) and (ii) all of its options to purchase shares of Common Stock (and the shares issuable upon exercise of such options). Sales of substantial amounts of Common Stock or the availability of Common Stock for sale, could have an adverse impact on the market price of the Common Stock and on the Company's ability to raise additional capital through the sale of Common Stock.

         TRADING CHARACTERISTICS OF THE CONVERTIBLE PREFERRED SECURITIES. The Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid distributions. A holder who disposes of its Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Junior Subordinated Debentures through the date of disposition in income as ordinary income (i.e., original issue discount), and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of original issue discount, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See any accompanying Prospectus Summary relating to Convertible Preferred Securities.

         LACK OF PUBLIC MARKET FOR THE CONVERTIBLE PREFERRED SECURITIES. There is no existing public trading market for the Convertible Preferred Securities, and there can be no assurance regarding the future development of a market for the Convertible Preferred Securities, or the ability of holders of the Convertible Preferred Securities to sell their Convertible Preferred Securities or the price at which such holders may be able to sell their Convertible Preferred Securities. If such a market were to develop, the Convertible Preferred Securities could trade at prices that may be higher or lower than their initial offering price depending on many factors, including prevailing interest rates, the price of the Common Stock, the Company's operating results and the market for similar securities.

                             THE CALENERGY TRUSTS

         Each of CalEnergy Capital Trust III, CalEnergy Capital Trust IV and CalEnergy Capital Trust V (each, an "Issuer" or a "CalEnergy Trust" and collectively, the "Issuers" of the "CalEnergy Trusts") is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust (the "Declaration") executed by the Company, as sponsor of such CalEnergy Trust, and the trustees of each CalEnergy Trust (the "Issuer Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware. For each CalEnergy Trust, the Company will own, directly or indirectly, Common Securities in an aggregate liquidation amount equal to 3% of the total capital of such CalEnergy Trust. The Common Securities will rank pari passu, and payment will be made thereon pro rata, with the Convertible Preferred Securities, except that, upon the occurrence and during the continuance of an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. The assets of each CalEnergy Trust will consist principally of the Convertible Junior Subordinated Debentures. Each CalEnergy Trust exists for the exclusive purpose of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of such CalEnergy Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Junior Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

         Pursuant to each Declaration, there are initially five Issuer Trustees for each CalEnergy Trust. Three of the Issuer Trustees (the "Company Trustees") are individuals who are employees or officers of or who are affiliated with the Company. The fourth trustee is a financial institution that is unaffiliated with the Company (the "Trustee"). The fifth trustee is an entity which maintains its principal place of business in the State of Delaware (the "Delaware Trustee"). Initially, The Bank of New York, a New York banking corporation, acts as Trustee and its affiliate, The Bank of New York (Delaware), a Delaware banking corporation,) acts as Delaware Trustee until, in each case, removed or replaced by the holder of the Common Securities. The Bank of New York also acts as indenture trustee under the Guarantee (the "Guarantee Trustee") and under the Indenture (the "Indenture Trustee"). See "Description of the Guarantee" and "Description of the Convertible Preferred Securities."

         Each Trustee will hold title to the Convertible Junior Subordinated Debentures for the benefit of the holders of the Trust Securities of such CalEnergy Trust and the Trustee has the power to exercise all rights, powers and privileges under the Indenture (as defined herein) as the holder of the Convertible Junior Subordinated Debentures. In addition, each Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Junior Subordinated Debentures for the benefit of the applicable holders of the Trust Securities. For each CalEnergy Trust, the Company, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any of the Issuer Trustees and to increase or decrease the number of trustees, provided that the number of trustees shall be at least three, a majority of which shall be Company Trustees. The Company will pay all fees and expenses related to each CalEnergy Trust and the offering of the Convertible Preferred Securities. See "Description of the Convertible Junior Subordinated Debentures."

         The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, if any, are as set forth in the Declaration and the Delaware Business Trust Act, as amended (the "Trust Act"). See "Description of the Convertible Preferred Securities." The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Declaration, the Indenture and the Guarantee will be qualified under the Trust Indenture Act. The place of business and the telephone number of the Trust are the principal executive offices and telephone number of the Company. See "The Company."

         This description summarizes the material terms of the Declarations and is qualified in its entirety by reference to the form of Declaration which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, and the Trust Indenture Act.

                                  THE COMPANY

GENERAL

         CalEnergy Company, Inc. (the "Company") is a United States-based global power company which generates, distributes and supplies electricity to utilities, government entities, retail customers and other customers located throughout the world. The Company was founded in 1971 and, through its subsidiaries, is engaged in the development, ownership and operation of environmentally responsible independent power production facilities worldwide utilizing geothermal resources, natural gas and hydroelectric or other energy sources, such as oil and coal. In addition, through its recently acquired subsidiary, Northern, the Company is engaged in the distribution and supply of electricity to approximately 1.5 million customers primarily in northeast England as well as the generation and supply of electricity (together with other related business activities) throughout England and Wales.

         Over the last three years ended December 31, 1996, the Company has experienced significant growth. The market capitalization of the Company has risen at a compound annual rate of 48% from approximately $656 million in 1993 to approximately $2,140 million in 1996, the revenues of the Company have risen at a compound annual rate of 57% from approximately $149 million in 1993 to approximately $576 million in 1996 and net income available to common stockholders has risen at a compound annual rate of 29% from approximately $43 million in 1993 to approximately $92 million in 1996. This significant growth has been achieved through: (i) acquisitions that complement and diversify the Company's existing business, broaden the geographic locations of its assets and enhance its competitive capabilities, (ii) enhancement of the financial and technical performance of existing and acquired projects, and (iii) development and construction of new plants and facilities ("greenfield development").

         In the last two years, the Company has consummated several significant acquisitions. In January 1995, the Company acquired Magma, a publicly-traded United States independent power producer with 228 MW of aggregate net operating capacity and 154 MW of aggregate net ownership capacity, for approximately $958 million. The Magma acquisition, combined with the Company's previously existing assets, made the Company the largest independent geothermal power producer in the world today (based on the Company's estimate of aggregate MW of electric generating capacity in operation and under construction). In April 1996, the Company completed the buy-out for approximately $70 million of its partner's interests in four electric generating plants in Southern California, resulting in sole ownership of the Imperial Valley Projects' 228 MW of aggregate net operating capacity. In August 1996, the Company acquired Falcon Seaboard for approximately $226 million, thereby acquiring significant ownership in 520 MW of natural gas-fired electric production facilities located in New York, Texas and Pennsylvania and a related gas transmission pipeline.

         In March 1997, the Company completed the acquisition of Northern Electric plc. Northern is one of the twelve RECs which came into existence as a result of the restructuring and subsequent privatization of the electricity industry in the United Kingdom in 1990. Northern is primarily engaged in the distribution and supply of electricity. Northern was granted a Public Electricity Supply ("PES") license under the Electricity Act 1989 to distribute and supply electricity in its authorized area located in northeast England. Northern's authorized area covers approximately 14,400 square kilometers with a population of approximately 3.2 million people and includes the counties of Northumberland, Tyne and Wear, Durham, Cleveland and North Yorkshire. Northern distributes and supplies electricity outside its authorized area pursuant to second tier PES licenses. The electricity industry in Great Britain is overseen by the Office of Electricity Regulation headed by the Regulator. The regulatory framework includes price controls which limit the maximum average prices that Northern can charge for distributing and supplying electricity.

         Through its subsidiaries and joint ventures, the Company presently operates 20 projects with an aggregate net capacity of 1,635 MW, in which it has a net ownership interest of 1,325 MW of electric generating capacity. This includes an aggregate net ownership interest of 916 MW in facilities located in the United States (which facilities have an aggregate net capacity of 1,135 MW, of which 570 MW are fueled with natural gas and 565 MW are geothermal-fired). The remaining 500 MW, in which the Company has a net ownership interest of 409 MW, are supplied by two geothermal power production facilities owned and operated by the Company in the Philippines. Also, the Company has an equity interest representing 202 net MW in, but does not operate, the 1,875 MW Teesside Project in England.

         With respect to power generation projects that are financed and under construction, the Company has an aggregate net ownership interest of 55 MW of electric generating capacity in a hydroelectric project in the Philippines, which has an aggregate net capacity of 150 MW. The Company is also currently constructing a 52 net MW geothermal project in Indonesia, in which the Company has an aggregate net ownership interest of 26 MW of electric generating capacity, as the first phase of the Company's planned Indonesian geothermal project development of approximately 1,000 MW under contract. The Company has commenced construction of a 50 MW gas fired power project in England in which the Company has net ownership interest of 18 MW. The Company expects that it will operate all of these projects.

         The Company is also currently developing six additional projects with executed or awarded power sales contracts in the Philippines, Indonesia and the United States. The Company is expected to have an approximate net ownership interest of 573 MW in these development projects (which represent an aggregate net capacity of 1,260 MW of additional potential electric generating capacity). Substantial contingencies exist with respect to development projects, including, without limitation, the need to obtain financing, permits and licenses and the satisfactory completion of construction. The Company expects that it will operate all of these projects.

         The Common Stock is traded on the New York, Pacific and London Stock Exchanges. As of June 30, 1997, PKS was an approximate 27% stockholder of the Company (on a fully diluted basis). PKS is a large employee-owned construction, mining and telecommunications company with approximately $3.0 billion in revenues in 1996. PKS is one of the largest construction companies in North America and has been in the construction business since 1884.

STRATEGY

         General. The Company's strategy remains focused upon continued growth in its core power generation business through the development of new projects, enhancement of existing and acquired assets' performance, and the acquisition of companies and projects that diversify the Company's power generation technologies and the geographic locations of its generation assets and enhance its competitive capabilities. The Company is also pursuing strategic expansion into other aspects of the global power business, including the distribution and supply of electricity, in order to diversify its business and cash flows, develop and enhance its distribution, marketing and power pool skills and increase its competitive capabilities. The Company's acquisition of Northern was implemented in furtherance of this aspect of its strategy. The Company believes that its existing assets, strengths and skills, coupled with Northern's distribution and supply skills, its experience in the largely deregulated United Kingdom power market and the resulting diversification in the Company's assets and geographic location will position the Company to maximize its ability to participate successfully (by way of acquisition or otherwise) in opportunities expected to be created in the next few years by restructurings in the United States and other global energy markets. The Company's pending tender offer for 9.9% of the outstanding NYSEG common stock and its proposal to acquire 100% of the outstanding NYSEG common stock are intended to further this aspect of its strategy. The Company also selectively will seek opportunities to expand beyond power generation, distribution and supply in areas related to these core businesses, such as power transmission and gas production and supply, if such opportunities will enhance the Company's competitive capabilities and financial position.

         Power Generation. The Company presently believes that the international independent power market holds the majority of new opportunities for financially attractive private power development in the next several years, in large part because the demand for new generating capacity is growing more rapidly in emerging nations than in the United States. In developing its international strategy, the Company pursues development opportunities in countries that it believes have an acceptable risk profile and where the Company's resource development and operating experience, project development and financing expertise or strategic relationship with PKS or local partners are expected to provide it with a competitive advantage. Domestically, the Company is focusing on environmentally responsible power generation opportunities in which it believes it has relative competitive advantages due to its technical, project management, project financing and operating expertise. In the near term, the Company expects that its continued domestic generation expansion will be accomplished primarily through selected acquisitions, including acquisitions of partially developed or existing power generating projects and contracts, although the Company will consider appropriate domestic greenfield development opportunities if they arise. The Company is also evaluating the potential opportunities of direct access and power marketing through use of retail wheeling.

         Distribution, Supply and Other Related Energy Businesses. The Company believes that the power distribution and supply businesses present significant investment and return opportunities at the present time in selected foreign markets, such as the United Kingdom, and that power distribution and supply skills will comprise a significant component of the skill base required to compete effectively in the United States and other global power markets as those markets become deregulated and competitive. The Company believes that the impending changes in the regulation of the United States power markets will reflect many aspects of the United Kingdom model for competitive generation, transmission, distribution and supply of energy. Thus, the experience of the staff involved in Northern's operations in the United Kingdom markets should strengthen the Company's ability to compete successfully as other markets are also deregulated. The current effort to introduce broader wholesale and retail competition in the United States is expected by the Company to result both in a continuing trend toward consolidation among domestic utilities and independent power producers and in the disaggregation (or unbundling) of vertically integrated utilities into separate generation, transmission and distribution businesses. While this may result in significant increased competition in each of these businesses, the Company believes that the acquisition of Northern and the experience of Northern's staff in the competitive and substantially deregulated United Kingdom market, coupled with the Company's existing development and generation capabilities, will provide the Company with the ability to capitalize on the opportunities and challenges of an increasingly deregulated and competitive domestic market for the generation, transmission, distribution and supply of energy. The Company's recently proposed acquisition of NYSEG, if consummated, is believed by the Company to represent such an opportunity in the United States markets. Similar opportunities also are expected to occur in other countries as various international markets undergo similar restructuring. The Company believes that as the wholesale and retail energy markets become more competitive, the principal factor determining success is likely to be price, and, to a lesser extent, reliability, availability of capacity and customer service. Accordingly, its acquisitions of domestic utility assets in a deregulated environment will have to meet defined criteria, including the potential to lower costs, increase long-term efficiency and competitiveness and provide an acceptable rate of return and benefit to the Company and its stockholders.

                           -------------------------

         The principal executive offices of the Company are located at 302 South 36th Street, Suite 400, Omaha, Nebraska 68131 and its telephone number is (402) 341-4500. The Company was incorporated in 1971 under the laws of the State of Delaware.

                      RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for each of the five years in the period ended December 31, 1996 and for the three months ended March 31, 1996 and 1997.


                                                              Three Months Ended
                               YEAR ENDED DECEMBER 31,             March 31,
                          ----------------------------------- ------------------
                          1992  1993     1994     1995   1996    1996     1997
                          ----  ----     ----     ----   ----    ----     ----
Ratio of Earnings to
  Fixed Charges.......... 3.2    2.8      1.7      1.5    1.6    1.3       1.7


         For purposes of computing historical ratios of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of (a) the pre-tax income of the Company, including its proportionate share of the pre-tax income of the Coso Project and excluding the equity in loss of a non-consolidated subsidiary, and (b) fixed charges, less capitalized interest. "Fixed charges" represent interest (whether expensed or capitalized), amortization of deferred financing and bank fees, the portion of rentals considered to be representative of the interest factor (one-third of lease payments) and preferred stock dividend requirements of majority owned subsidiaries.


                             ACCOUNTING TREATMENT

         The financial statements of the CalEnergy Trusts will be reflected in the Company's consolidated financial statements with the Convertible Preferred Securities shown as Company-obligated mandatorily redeemable convertible preferred securities of subsidiary trusts holding Convertible Junior Subordinated Debentures of the Company.

                                USE OF PROCEEDS

         Unless otherwise set forth in the applicable Prospectus Supplement accompanying this Prospectus, proceeds from the sale of the Offered Securities ultimately will be used by the Company to make equity investments in future domestic and international energy projects, to fund possible project or Company acquisitions, for the repayment of debt or for other general corporate purposes, and initially may be temporarily invested in short-term securities.

              DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

         The following summary of the material terms and provisions of the Convertible Preferred Securities are subject to, and qualified in their entirety by reference to, the Declaration for each of the CalEnergy Trusts, which has been filed as an exhibit to this Registration Statement of which this Prospectus is a part, and the Trust Indenture Act. Capitalized terms not otherwise defined herein have the meanings assigned to them in the form of Declaration.

GENERAL

         Upon issuance of any Convertible Preferred Securities by a CalEnergy Trust, the Convertible Preferred Securities will be issued in fully registered form without interest coupons. Bearer Convertible Preferred Securities will not be issued.

         Upon issuance, the Convertible Preferred Securities will represent undivided beneficial ownership interests in the assets of each Issuer and entitle the holders thereof to a preference in certain circumstances with respect to distributions and amounts payable on redemption or liquidation over the Common Securities, as well as other benefits as described in the Declaration.

         Upon issuance, all of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Convertible Preferred Securities except as described under "--Subordination of Common Securities." When issued, the Convertible Junior Subordinated Debentures will be owned by the Trustee and held for the benefit of the holders of the Trust Securities. The Declaration does not permit the issuance by a CalEnergy Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by such CalEnergy Trust.

         The Convertible Preferred Securities may be issued in one or more series. The particular terms of each series of Convertible Preferred Securities, as well as any modifications of or additions to the general terms of the Convertible Preferred Securities as described herein that may be applicable in the case of a particular series of Convertible Preferred Securities, will be described in the Prospectus Supplement relating to such series of Convertible Preferred Securities. Accordingly, for a description of the terms of a particular series of Convertible Preferred Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of Convertible Preferred Securities set forth in this Prospectus.

DISTRIBUTIONS

         Pursuant to each Declaration, the distributions payable on each of the Convertible Preferred Securities will be fixed at a rate per annum set forth in a Prospectus Supplement. Deferred distributions (and interest thereon) will accrue interest (compounded quarterly) at the same rate. The term "distributions" as used herein includes any such distributions payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

         Distributions on the Convertible Preferred Securities will be cumulative, accrue from the date of initial issuance and will be payable quarterly in arrears as set for in an applicable Prospectus Supplement, when, as and if available. The Company will have the right under each Indenture to defer interest payments from time to time on the Convertible Junior Subordinated Debentures for successive periods not exceeding 20 consecutive quarters for each such period, and, as a consequence, quarterly distributions on the Convertible Preferred Securities would be deferred by the Issuer (but would continue to accrue with interest) during any such Deferral Period. In the event that the Company exercises this right, during such period the Company (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (B) as a result of a reclassification of capital stock of the Company or the exchange or conversion of one class or series of the Company's capital stock for another class or series of capital stock of the Company, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged or (D) stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company after the date of original issuance of the Convertible Junior Subordinated Debentures that rank pari passu with or junior to the Convertible Junior Subordinated Debentures, and (iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantees). Prior to the termination of any Deferral Period, the Company may further extend such Deferral Period; provided that such Deferral Period together with all previous and further deferrals thereof may not exceed 20 consecutive quarters. Upon the termination of any Deferral Period, the Company will be required to pay all amounts then due and, upon such payment, the Company may select a new Deferral Period, subject to the above requirements. In no event shall any Deferral Period extend beyond the maturity of the Convertible Junior Subordinated Debentures or any earlier Redemption Date. See "Description of the Convertible Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period."

         Pursuant to each Declaration, distributions on the Convertible Preferred Securities must be paid quarterly on the dates payable to the extent of funds of each CalEnergy Trust available for the payment of such distributions. Amounts available to each CalEnergy Trust for distribution to the holders of the Convertible Preferred Securities will be limited to payments under the Convertible Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of the Convertible Junior Subordinated Debentures." The payment of distributions, to the extent of funds of each CalEnergy Trust available therefor, are guaranteed by the Company, as set forth under "Description of the Guarantee."

         Pursuant to each Declaration, distributions on the Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of each Issuer on the relevant record dates, which will be fifteen days prior to the relevant payment dates. Subject to any applicable laws and regulations and the provisions of each CalEnergy Trust's Declaration, each such payment will be made as described under "--Payment and Paying Agency" below. In the event that any date on which distributions are payable on the Convertible Preferred Securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day which is a Business Day (without any distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York or Wilmington, Delaware are authorized or required by law to close.

CONVERSION RIGHTS

         General. Upon issuance, Convertible Preferred Securities will be convertible at any time beginning 60 days following their date of original issuance. Each Issuer will covenant in its Declaration not to convert Convertible Junior Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. A holder of Convertible Preferred Securities wishing to exercise its conversion right will have to deliver an irrevocable conversion notice, together, if such Convertible Preferred Securities is a Certificated Security (as defined herein), with such Certificated Security, to the Conversion Agent which shall, on behalf of such holder, exchange such of the Convertible Preferred Securities for a portion of the Convertible Junior Subordinated Debentures and immediately convert such Convertible Junior Subordinated Debentures into Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

         Holders of Convertible Preferred Securities at the close of business on a distribution record date will be entitled to receive the distribution payable on such Convertible Preferred Securities on the corresponding distribution payment date notwithstanding the conversion of such Convertible Preferred Securities following such distribution record date but prior to such distribution payment date. Except as provided in the immediately preceding sentence, neither the Issuer nor the Company will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Preferred Securities. The Company will make no payment or allowance for distributions on the shares of Common Stock issued upon such conversion, except to the extent that such shares of Common Stock are held of record on the record date for any such distributions, except in certain limited circumstances. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which the related conversion notice was received by the applicable Issuer.

         No fractional shares of the Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash.

         Conversion Price Adjustments--General. The conversion price will be subject to adjustment in certain events including, without duplication: (a) the issuance of shares of Common Stock as a dividend or a distribution with respect to Common Stock, (b) subdivisions, combinations and reclassification of Common Stock, (c) the issuance to all holders of Common Stock of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for shares of Common Stock at less than the current market price, (d) the distribution to holders of Common Stock of evidences of indebtedness of the Company, securities or capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends paid exclusively in cash), (e) declaration and payment of a cash dividend on the Common Stock in a per share amount which exceeds the greater of (A) the per share amount of the immediately preceding quarterly cash dividend on its Common Stock and (B) 15% of the current market price of the Common Stock as of the trading day immediately preceding the date of declaration of such dividend, and (f) payment to holders of Common Stock in respect of a tender or exchange offer by the Company or any subsidiary for Common Stock (other than an odd lot tender offer) at a price in excess of 110% of the current market price of Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

         The Company from time to time may reduce the conversion price of the Convertible Junior Subordinated Debentures (and thus the conversion price of the Convertible Preferred Securities) by any amount selected by the Company for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Company's Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

         No adjustment of the conversion price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan. No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Convertible Preferred Securities.

         Conversion price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of the Convertible Preferred Securities or to the holders of Common Stock.

         Conversion Adjustments--Merger, Consolidation or Sale of Assets of the Company. In the event that the Company shall be a party to any transaction (including, without limitation, and with certain exceptions), (a) recapitalization or reclassification of the Common Stock, (b) consolidation of the Company with, or merger of the Company into, any other person, or any merger of another person into the Company, (c) any sale, transfer or lease of all or substantially all of the assets of the Company or (d) any compulsory share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property (each of the foregoing being referred to as a "Transaction"), then the holders of the Convertible Preferred Securities then outstanding shall have the right to convert the Convertible Preferred Securities into the kind and amount of securities, cash or other property receivable upon the consummation of such Transaction by a holder of the number of shares of Common Stock issuable upon conversion of such Convertible Preferred Securities immediately prior to such Transaction.

         In the case of a Transaction, each of the Convertible Preferred Securities then outstanding would become convertible into the securities, cash or property receivable by a holder of the number of shares of the Common Stock into which such Convertible Preferred Securities was convertible immediately prior to such Transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Convertible Preferred Securities in the future. For example, if the Company were acquired in a cash merger, each of the Convertible Preferred Securities would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of the Company and other factors.

OPTIONAL REDEMPTION

         The Company will be permitted to redeem the Convertible Junior Subordinated Debentures as described herein under "Description of the Convertible Junior Subordinated Debentures--Optional Redemption," in whole or in part, from time to time, on terms described in each supplemental Indenture. Upon any redemption in whole or in part of the Convertible Junior Subordinated Debentures at the option of the Company, the applicable Issuer will, to the extent of the proceeds of such redemption, redeem Convertible Preferred Securities and Common Securities at the Redemption Price. In the event that fewer than all the outstanding Convertible Preferred Securities are to be so redeemed, the Convertible Preferred Securities to be redeemed will be selected as described under "--Form, Denomination and Registration--Global Certificate; Book-Entry Form" below.

         In the event of any redemption in part, a CalEnergy Trust shall not be required to (i) issue, register the transfer of or exchange any of the Convertible Preferred Securities during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Preferred Securities and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Convertible Preferred Securities to be so redeemed and (ii) register the transfer of or exchange any Convertible Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Convertible Preferred Securities being redeemed in part. See "--Redemption Procedures."

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION OR DISTRIBUTION

         If a Tax Event (as defined herein) shall occur and be continuing, the Company shall cause the Company Trustees to dissolve and liquidate the applicable Issuer and cause the applicable Convertible Junior Subordinated Debentures, subject to the rights of creditors under applicable law, to be distributed to the holders of the Convertible Preferred Securities in liquidation of such Issuer within 90 days following the occurrence of such Tax Event; provided, however, that such liquidation and distribution shall be conditioned on (i) the Company Trustees' receipt of an opinion of nationally recognized independent tax counsel (reasonably acceptable to the Company Trustees) experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that the holders of such Convertible Preferred Securities will not recognize any income, gain or loss for United States federal income tax purposes as a result of such liquidation and distribution of the Convertible Junior Subordinated Debentures, and (ii) the Company being unable to avoid such Tax Event within such 90-day period by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Company, will have no adverse effect on such Issuer, the Company or the holders of the Convertible Preferred Securities and will involve no material cost. Furthermore, if (i) the Company has received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel (reasonably acceptable to the Company Trustees) experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that the Company would be precluded from deducting the interest on the Convertible Junior Subordinated Debentures for United States federal income tax purposes, even after the Convertible Junior Subordinated Debentures were distributed to the holders of the Convertible Preferred Securities upon liquidation of the Issuer as described above, or
(ii) the Company Trustees shall have been informed by such tax counsel that it cannot deliver a No Recognition Opinion, the Company shall have the right, upon not less than 30 nor more than 60 days' notice and within 90 days following the occurrence of the Tax Event, to redeem the Convertible Junior Subordinated Debentures, in whole (but not in part) for cash, at 100% of principal amount thereof plus accrued and unpaid interest and, following such redemption, all the Convertible Preferred Securities will be redeemed by such Issuer at the liquidation preference of each of the Convertible Preferred Securities plus accrued and unpaid distributions; provided, however, that, if at the time there is available to the Company or such Issuer the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action or pursuing some other reasonable measure that, in the sole judgment of the Company, will have no adverse effect on such Issuer, the Company or the holders of the Convertible Preferred Securities and will involve no material cost, such Issuer or the Company will pursue such measure in lieu of redemption. See "--Mandatory Redemption." In lieu of the foregoing options, the Company will also have the option of causing the Convertible Preferred Securities to remain outstanding and pay Additional Interest (as defined herein) on the Convertible Junior Subordinated Debentures. See "Description of the Convertible Junior Subordinated Debentures--Additional Interest."

         "Tax Event" means that the Company shall have obtained an opinion of nationally recognized independent tax counsel (reasonably acceptable to the Company Trustees) experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination on or after the date of the applicable Prospectus Supplement), which amendment or change is effective, is enacted or which interpretation or pronouncement is announced on or after the date of the applicable Prospectus Supplement (collectively, a "Change In Tax Law"), there is more than an insubstantial risk that (i) an Issuer is or will be subject to United States federal income tax with respect to interest received on the Convertible Junior Subordinated Debentures, (ii) interest payable to such Issuer on the Convertible Junior Subordinated Debentures is not or will not be deductible for United States federal income tax purposes or
(iii) such Issuer is or will be subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges of whatever nature imposed by the United States, or any other taxing authority. Notwithstanding anything in the previous sentence to the contrary, a Tax Event shall not include any Change in Tax Law that requires the Company for United States federal income tax purposes to defer taking a deduction for any original issue discount ("OID") that accrues with respect to the Convertible Junior Subordinated Debentures until the interest payment related to such OID is paid by the Company in money provided that such Change in Tax Law does not create more than an insubstantial risk that the Company will be prevented from taking a deduction for OID accruing with respect to the Convertible Junior Subordinated Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by the Company in money.

         If an Investment Company Event (as defined herein) shall occur and be continuing, the Company shall cause the Company Trustees to dissolve and liquidate each Issuer involved and cause the Convertible Junior Subordinated Debentures, subject to the rights of creditors under applicable law, to be distributed to the holders of the Convertible Preferred Securities in liquidation of such Issuer within 90 days following the occurrence of such Investment Company Event.

         The distribution by the Company of the Convertible Junior Subordinated Debentures will effectively result in the cancellation of the Convertible Preferred Securities.

         "Investment Company Event" means the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that an Issuer is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of the applicable Prospectus Supplement.

         A "Special Event" means either an Investment Company Event or a Tax Event.

         After the date fixed for any distribution of Convertible Junior Subordinated Debentures (i) the Convertible Preferred Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of the Global Certificates, will receive a registered global certificate or certificates representing the Convertible Junior Subordinated Debentures to be delivered upon such distribution and
(iii) any certificates representing Convertible Preferred Securities not held by DTC or its nominee will be deemed to represent Convertible Junior Subordinated Debentures having a principal amount equal to the aggregate of the stated liquidation preference of such Convertible Preferred Securities, with accrued and unpaid interest equal to the amount of accrued and unpaid distributions on such Convertible Preferred Securities, until such certificates are presented to the Company or its agent for transfer or reissuance.

MANDATORY REDEMPTION

         The Convertible Junior Subordinated Debentures will mature on or may be redeemed, in whole or in part, on the dates set forth in each supplemental Indenture or at any time in certain circumstances upon the occurrence of a Tax Event. Upon the repayment or payment of the Convertible Junior Subordinated Debentures, whether at maturity or upon redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the Convertible Junior Subordinated Debentures so repaid or redeemed at the applicable redemption price together with accrued and unpaid distributions through the date of redemptions provided that holders of the Trust Securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "--Tax Event or Investment Company Event Redemption or Distribution" and "Description of the Convertible Junior Subordinated Debentures--General" and "--Optional Redemption." Upon the repayment of the Convertible Junior Subordinated Debentures at maturity or upon any acceleration, earlier redemption or otherwise, the proceeds from such repayment will be applied to redeem the Convertible Preferred Securities and Common Securities, in whole, upon not less than 30 nor more than 60 days' notice.

REDEMPTION PROCEDURES

         The Convertible Preferred Securities will not be redeemed unless all accrued and unpaid distributions have been paid on all Convertible Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

         If an Issuer gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the redemption date, such Issuer will irrevocably deposit with DTC funds sufficient to pay the amount payable on redemption and will give DTC irrevocable instructions and authority to pay such amount in respect of Convertible Preferred Securities represented by the Global Certificates and will irrevocably deposit with the paying agent for the Convertible Preferred Securities funds sufficient to pay such amount in respect of any Certificated Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of Certificated Securities upon surrender of their certificates. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any Convertible Preferred Securities called for redemption shall be payable to the holders of such Convertible Preferred Securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds are deposited as required, then upon the date of such deposit, all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the redemption price, but without interest on such redemption price. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the amount payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Convertible Preferred Securities is improperly withheld or refused, and not paid either by such Issuer or by the Company pursuant to the Guarantee described under "Description of the Guarantee," distributions on such Convertible Preferred Securities will continue to accrue at the then applicable rate, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the amount payable upon redemption (other than for purposes of calculating any premium).

         Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Company or its subsidiaries may at any time and from time to time purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

SUBORDINATION OF COMMON SECURITIES

         Payment of distributions on, and the amount payable upon redemption of, the Trust Securities, as applicable, shall be made pro rata based on the liquidation preference of the Trust Securities; provided, however, that, if on any distribution date or redemption date a Declaration Event of Default (as defined below under "--Declaration Events of Default") under the applicable Declaration shall have occurred and be continuing, no payment of any distribution on, or amount payable upon redemption of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of accumulated and unpaid distributions on all outstanding Convertible Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the amount payable upon redemption of the Convertible Preferred Securities, the full amount of such amount in respect of all outstanding Convertible Preferred Securities, shall have been made or provided for, and all funds available to the Trustee shall first be applied to the payment in full in cash of all distributions on, or the amount payable upon redemption of, Convertible Preferred Securities then due and payable.

         In the case of any Declaration Event of Default, the holder of Common Securities will be deemed to have waived any such Declaration Event of Default until all such Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until any such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Trustee shall act solely on behalf of the holders of the Convertible Preferred Securities and not the holder of the Common Securities, and only the holders of the Convertible Preferred Securities will have the right to direct the Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         In the event of any voluntary or involuntary liquidation, dissolution, winding up or termination of an Issuer, the holders of the Convertible Preferred Securities at the time will be entitled to receive out of the assets of the Issuer available for distribution to holders of Trust Securities after satisfaction of liabilities of creditors of the applicable CalEnergy Trust, before any distribution of assets is made to the holders of the Common Securities, an amount equal to the aggregate of the stated liquidation preference of each of the Convertible Preferred Securities and accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such liquidation, dissolution, winding up or termination, Convertible Junior Subordinated Debentures in an aggregate principal amount equal to the Liquidation Distribution have been distributed on a pro rata basis to the holders of the Trust Securities.

         Pursuant to each Declaration, each Issuer shall be dissolved and its affairs shall be wound up upon the earliest to occur of the following: (i) the expiration of the term of an Issuer, (ii) the bankruptcy of the Company, (iii) the filing of a certificate of dissolution or its equivalent with respect to the Company or the approval of the filing of a certificate of cancellation with respect to an Issuer, by the holders of at least a majority in liquidation amount of the outstanding Convertible Preferred Securities as described under "--Modification of the Declaration," or the revocation of the Company's charter and the expiration of 90 days after the date of notice to the Company of such revocation without a reinstatement of its charter, (iv) the distribution of all the assets of an Issuer, (v) the entry of a decree of a judicial dissolution of the Company, (vi) the redemption of all of a CalEnergy Trust's Trust Securities or (vii) the conversion of all outstanding Convertible Preferred Securities into Common Stock.

MERGER, CONSOLIDATION OR AMALGAMATION OF THE ISSUER

         An Issuer may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity or person, except as described below. An Issuer may, without the consent of the holders of the Convertible Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by, a trust organized as such under the laws of any state of the United States of America; provided that (i) if such Issuer is not the survivor, such successor entity either (x) expressly assumes all of the obligations of the Issuer under the Convertible Preferred Securities or (y) substitutes for the Convertible Preferred Securities other securities having substantially the same terms as the Convertible Preferred Securities (the "Successor Securities") as long as the Successor Securities rank the same as the Convertible Preferred Securities with respect to distributions, assets and payments upon liquidation, redemption and otherwise, (ii) the Company expressly acknowledges a trustee of the successor entity that possesses the same powers and duties as the Trustee as the holder of the Convertible Junior Subordinated Debentures, (iii) the Convertible Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Convertible Preferred Securities are then listed,
(iv) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization,
(v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Convertible Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer, (vii) the Company has provided a guarantee to the holders of the Successor Securities with respect to such Successor entity having substantially the same terms as the applicable Guarantee, and (viii) prior to such merger, consolidation, amalgamation or replacement, the Company has received an opinion of nationally recognized independent counsel (reasonably acceptable to the Trustee) to the Issuer experienced in such matters to the effect that (x) such successor entity will be treated as a grantor trust for United States federal income tax purposes, (y) following such merger, consolidation, amalgamation or replacement, neither the Company nor such successor entity will be required to register as an investment company under the 1940 Act and (z) such merger, consolidation, amalgamation or replacement will not adversely affect the rights, preferences and privileges of the holders of the Convertible Preferred Securities in any material respect. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in liquidation amount of the Common Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause such Issuer or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.




DECLARATION EVENTS OF DEFAULT

         An event of default under the Indenture (an "Event of Default") or a default by the Company under a Guarantee will constitute an event of default under the applicable Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided that, pursuant to each Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived or otherwise eliminated, the Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities and only the holders of the Convertible Preferred Securities will have the right to direct the Trustee with respect to certain matters under the applicable Declaration and, therefore, the Indenture.

         If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Convertible Preferred Securities may directly institute a proceeding (a "Direct Action") for enforcement of payment to such holder of the principal of or interest on the Convertible Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder on or after the respective due date specified in the Convertible Junior Subordinated Debentures. In addition, if the Trustee fails to enforce its rights under the Convertible Junior Subordinated Debentures (other than rights arising from a Declaration Event of Default described in the immediately preceding sentence) after any holder of Preferred Securities shall have made a written request to the Trustee to enforce such rights, such holder of Convertible Preferred Securities may, to the fullest extent permitted by law, thereafter institute a Direct Action to enforce the Trustee's rights as holder of the Convertible Junior Subordinated Debentures, without first instituting any legal proceeding against the Trustee or any other person. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Junior Subordinated Debentures.

         Upon the occurrence of a Declaration Event of Default, the Trustee as the sole holder of the Convertible Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Convertible Junior Subordinated Debentures to be immediately due and payable. The Company and the Trust are each required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under each Declaration.

VOTING RIGHTS

         Except as described herein, any Prospectus Supplement, under the Trust Act, the Trust Indenture Act and under "Description of the
Guarantees--Amendments and Assignments," and as otherwise required by law and each Declaration, the holders of the Convertible Preferred Securities will have no voting rights.

         Subject to the requirement of the Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of this paragraph, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or direct the exercise of any trust or power conferred upon the Trustee under each Declaration, including the right to direct the Trustee, as holder of the Convertible Junior Subordinated Debentures, to (i) exercise the remedies available under the Indenture with respect to the Convertible Junior Subordinated Debentures, (ii) waive any past Event of Default that is waiveable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification, or termination of the Indenture or the Convertible Junior Subordinated Debentures where such consent shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of the holders of more than a majority of the aggregate principal amount of Convertible Junior Subordinated Debentures affected thereby, only the holders of the percentage of the aggregate stated liquidation preference of the Convertible Preferred Securities which is at least equal to the percentage required under the Indenture may direct the Trustee to give such consent or take such action. If a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Junior

Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Convertible Preferred Securities may institute a Direct Action for enforcement of payment to such holder of the principal of or interest on the Convertible Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder on or after the respective due date specified in the Convertible Junior Subordinated Debentures. In addition, if the Trustee fails to enforce its rights under the Convertible Junior Subordinated Debentures (other than rights arising from a Declaration Event of Default described in the immediately preceding sentence) after any holder of Convertible Preferred Securities shall have made a written request to the Trustee to enforce such rights, such holder of Convertible Preferred Securities may, to the fullest extent permitted by law, thereafter institute a Direct Action to enforce the Trustee's rights as holder of the Convertible Junior Subordinated Debentures, without first instituting any legal proceeding against the Trustee or any other person. The Trustee shall notify all holders of the Convertible Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Convertible Junior Subordinated Debentures. Such notice shall state that such Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Trustee shall not take any of the actions described in clause (i), (ii) or (iii) above unless the Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the applicable Issuer will not fail to be classified as a grantor trust for United States federal income tax purposes.

         In the event the consent of the Trustee, as the holder of the Convertible Junior Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Trustee shall request the direction of the holders of the affected Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that, where a consent under the Indenture would require the consent of the holders of more than a majority of the aggregate principal amount of the Convertible Junior Subordinated Debentures, the Trustee may only give such consent at the direction of the holders of at least the same proportion in aggregate stated liquidation preference of the Trust Securities. The Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Trustee has obtained an opinion of tax counsel to the effect that for the purposes of United States federal income tax the applicable Issuer will not be classified as other than a grantor trust.

         A waiver of an Event of Default under the Indenture will constitute a waiver of the corresponding Declaration Event of Default.

         Any required approval or direction of holders of Convertible Preferred Securities may be given at a separate meeting of holders of Convertible Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities of such CalEnergy Trust or pursuant to written consent. The Company Trustees will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Convertible Preferred Securities will be required for an Issuer to redeem and cancel Convertible Preferred Securities or distribute Convertible Junior Subordinated Debentures in accordance with its Declaration.

         Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned at such time by the Company or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

         The procedures by which holders of Convertible Preferred Securities may exercise their voting rights are described below. See "--Form, Denomination and Registration--Global Certificate; Book-entry Form" below.

         Holders of the Convertible Preferred Securities will have no rights to appoint or remove the Issuer Trustees, who may be appointed, removed or replaced solely by the Company as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

         Each Declaration may be modified and amended if approved by the Company Trustees (and in certain circumstances the Trustee and the Delaware Trustee), provided, that if any proposed amendment provides for, or the Company Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities issued pursuant to such Declaration whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the CalEnergy Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, that if any amendment or proposal referred to in clause (i) above would adversely affect only the Convertible Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of such class of Trust Securities.

         Notwithstanding the foregoing, no amendment or modification may be made to a Declaration if such amendment or modification would (i) cause such CalEnergy Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Trustee or (iii) cause such CalEnergy Trust to be deemed an "investment company" which is required to be registered under the 1940 Act.

FORM, DENOMINATION AND REGISTRATION

         The Convertible Preferred Securities are issued in fully registered form, without coupons.

         Global Certificate; Book-entry Form. Except as provided below, Convertible Preferred Securities are evidenced by one or more global certificates representing Convertible Preferred Securities (collectively, the "Global Certificates" or each individually, a "Global Certificate"), which have been deposited with the Property Trustee as custodian for DTC and registered in the name of Cede & Co. ("Cede") as DTC's nominee. Except as set forth below, record ownership of a Global Certificate may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

         Except as provided below, owners of beneficial interests in a Global Certificate will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form, and will not be considered holders thereof.

         Conveyance of notices and other communications by DTC to organizations who are participants in DTC ("Participants"), by Participants to certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a Participant either directly or indirectly ("Indirect Participants"), and by Participants and Indirect Participants to owners of beneficial interests in the Global Certificate held by DTC will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices shall be sent to Cede. If less than all of the Convertible Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Participant in such Convertible Preferred Securities in accordance with its procedures.

         Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to Convertible Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the applicable CalEnergy Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede's consenting or voting rights to those Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). The Company and the CalEnergy Trusts believe that the arrangements among DTC, Participants and Indirect Participants, and owners of beneficial interests in the Global Certificate held by DTC will enable such beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the respective CalEnergy Trusts.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company and the CalEnergy Trusts believe to be reliable, but neither the Company nor the CalEnergy Trusts take responsibility for the accuracy thereof.

         Distribution payments on the Global Certificates will be made to Cede, the nominee for DTC, as the registered owner of the Global Certificates by wire transfer of immediately available funds. Neither the Company, the Property Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Company has been informed by DTC that, with respect to any distribution payments on the Global Certificates, DTC's practice is to credit Participants' accounts on the payment date therefor with payments in amounts proportionate to their respective beneficial interests in the Convertible Preferred Securities represented by a Global Certificate, as shown on the records of DTC, unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Convertible Preferred Securities represented by a Global Certificate held through such Participants will be the responsibility of such Participants, as is not the case with securities held for the accounts of customers registered in "street name."

         Holders who desire to convert their Convertible Preferred Securities into Common Stock pursuant to the terms of the Convertible Preferred Securities should contact their brokers or other Participants or Indirect Participants to obtain information on procedures, including proper forms and cut-off times, for submitting such requests.

         Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a person having a beneficial interest in Convertible Preferred Securities represented by a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect to such interest, may be affected by the lack of a physical certificate evidencing such interest.

         Neither the Company nor the Property Trustee (or any registrar, paying agent or conversion agent under the applicable Declaration) will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised the Company that it will take any action permitted to be taken by a holder of Convertible Preferred Securities (including, without limitation, the presentation of Convertible Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Certificate are credited and only in respect of the number of Convertible Preferred Securities represented by the Global Certificates as to which such Participant or Participants has or have given such direction.

         DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the SEC.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will cause the Convertible Preferred Securities to be issued in definitive form in exchange for the Global Certificates. None of the Company, the Property Trustee nor any of their respective agents will have any responsibility for the performance by DTC, their Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in the Global Certificate.

         Certificated Convertible Preferred Securities. Holders may request that their Convertible Preferred Securities be issued in certificated form, and may request at any time that their interest in a Global Certificate be exchanged for Convertible Preferred Securities in certificated form, upon compliance with certain procedures set forth in each Declaration. Finally, certificated securities may be issued in exchange for Convertible Preferred Securities represented by the Global Certificate if no successor depositary is appointed by the Company as set forth above under "--Global Certificate; Book-Entry Form" or in certain other circumstances set forth in each Declaration, including the occurrence of a Declaration Event of Default.

PAYMENT AND PAYING AGENCY

         Payments in respect of the Convertible Preferred Securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates or, in the case of certificated securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The Paying Agent shall initially be The Bank of New York. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Issuer Trustees. In the event that The Bank of New York shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

REGISTRAR, TRANSFER AGENT AND CONVERSION AGENT

         Upon their issuance The Bank of New York will act as registrar, transfer agent and Conversion Agent for the Convertible Preferred Securities. Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of an Issuer, but upon payment (with the giving of such indemnity as the Issuer or the Company may require) in respect of any tax or other government charges which may be imposed in relation to it. An Issuer will not be required to register or cause to be registered the transfer of Convertible Preferred Securities after such Convertible Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE TRUSTEE

         The Company and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions with the Trustee in the ordinary course of their businesses.

MISCELLANEOUS

         Each group of Issuer Trustees are authorized and directed to conduct the affairs of and to operate the respective Issuer in such a way that such Issuer will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized as other than a grantor trust for federal income tax purposes and so that the Convertible Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Issuer Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration that such Issuer Trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not adversely affect the interests of the holders of the Convertible Preferred Securities.

         Holders of the Convertible Preferred Securities have no preemptive rights.

                         DESCRIPTION OF THE GUARANTEES

         Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Convertible Preferred Securities. Each Guarantee will be separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as indenture trustee with respect thereto, for the benefit of holders of the Convertible Preferred Securities of the applicable CalEnergy Trust. The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Guarantees and is qualified in its entirety by reference to the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, any prospectus supplement and the Trust Indenture Act.

GENERAL

         The particular terms of each Guarantee, as well as any modifications of or additions to the general terms of the Guarantees as described herein that may be applicable to a particular series of Trust Securities, will be described in the Prospectus Supplement relating to such Trust Securities. Accordingly, for a description of the terms of the Guarantee relating to a particular series of Trust Securities reference must be made to both the Prospectus Supplement relating thereto and the description of the Guarantees set forth in this Prospectus.

         Pursuant to each Guarantee, the Company irrevocably and unconditionally agrees, to the extent set forth herein or in any Prospectus Supplement, to pay in full, to the holders of the Convertible Preferred Securities, the Guarantee Payments (as defined below), as and when due, regardless of any defense, right of set off or counterclaim which the Issuer may have or assert. The following payments with respect to the Convertible Preferred Securities, to the extent not paid by an Issuer (the "Guarantee Payments"), are subject to each Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on the Convertible Preferred Securities to the extent of funds of the applicable CalEnergy Trust available therefor, (ii) the amount payable upon redemption of the Convertible Preferred Securities, payable out of funds of the applicable CalEnergy Trust available therefor with respect to any Convertible Preferred Securities called for redemption by the Issuer and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Issuer, other than in connection with the distribution of Convertible Junior Subordinated Debentures, the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid dividends on the Convertible Preferred Securities to the date of payment and (b) the amount of assets of the Issuer remaining available for distribution to holders of Convertible Preferred Securities upon the liquidation of the Issuer. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Convertible Preferred Securities or by causing the Issuer to pay such amounts to such holders.

         If the Company fails to make interest payments on the Convertible Junior Subordinated Debentures or pay amounts payable upon the redemption, acceleration or maturity of the Convertible Junior Subordinated Debentures, the applicable Issuer will have insufficient funds to pay distributions on or to pay amounts payable upon the redemption or repayment of the Convertible Preferred Securities. The Guarantee does not cover payment of distributions or the amount payable upon redemption or repayment in respect of the Convertible Preferred Securities when an Issuer does not have sufficient funds to pay such distributions or such amount.

         In taking any action to enforce a Guarantee, holders of the Convertible Preferred Securities may proceed directly against the Company as guarantor, rather than having to proceed against the Issuer before attempting to collect from the Company, and the Company waives any right or remedy to require that any action be brought against the Issuer or any other person or entity before proceeding against the Company. Such obligations will not be discharged except by payment of the Guarantee Payments in full.

         Each Guarantee, when taken together with the Company's obligations under the Convertible Junior Subordinated Debentures, and the Indenture and the applicable Declaration, including its obligations to pay costs, expenses, debts and liabilities of the CalEnergy Trust (other than with respect to the Trust Securities) will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Convertible Preferred Securities to be issued by each CalEnergy Trust.

         The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of each Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Convertible Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption, or otherwise.

CERTAIN COVENANTS OF THE COMPANY

         In each Guarantee, the Company will covenant that, so long as any Convertible Preferred Securities remain outstanding, if at such time (a) the Company has exercised its option to defer interest payments on the Convertible Junior Subordinated Debentures and such deferral is continuing, (b) the Company shall be in default with respect to its payment or other obligations under a Guarantee or (c) there shall have occurred and be continuing any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default under the Indenture, then the Company (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (B) as a result of a reclassification of capital stock of the Company or the exchange or conversion of one class or series of the Company's capital stock for another class or series of capital stock of the Company, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged or (D) stock dividends paid by the Company which consist of the stock of the same class as that on which the dividend is being paid), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company after the date of original issuance of the Convertible Junior Subordinated Debentures that rank pari passu with or junior to the Convertible Junior Subordinated Debentures, and (iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

         As part of each Guarantee, the Company will agree that it will honor all obligations described therein relating to the conversion of the Convertible Preferred Securities into Common Stock as described in "Description of the Convertible Preferred Securities--Conversion Rights."

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes which do not materially adversely affect the rights of holders of Convertible Preferred Securities (in which case no consent of holders will be required), each Guarantee may be changed only with the prior approval of the holders of not less than a majority in aggregate stated liquidation preference of the outstanding Convertible Preferred Securities issued by the applicable CalEnergy Trust. The manner of obtaining any such approval of holders of the Convertible Preferred Securities will be as set forth under "Description of the Convertible Preferred Securities--Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of the Company with or into another entity or any permitted sale, transfer or lease of the Company's assets to another entity as described below under "Description of the Convertible Junior Subordinated Debentures--Restrictions," the Company may not assign its rights or delegate its obligations under any Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation preference of the Convertible Preferred Securities issued by the applicable CalEnergy Trust.

TERMINATION OF THE GUARANTEE

         Each Guarantee will terminate as to each holder of Convertible Preferred Securities and be of no further force and effect upon (a) full payment of the applicable redemption price of such holder's Convertible Preferred Securities, (b) the distribution of Common Stock to such holder in respect of the conversion of such holder's Convertible Preferred Securities into Common Stock or (c) the distribution of the Convertible Junior Subordinated Debentures to the holders of all the Convertible Preferred Securities and will terminate completely upon full payment of the amounts payable upon liquidation of the Issuer. Notwithstanding the foregoing, each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Convertible Preferred Securities must restore payment of any sums paid under such Convertible Preferred Securities or the Guarantee.

STATUS OF THE GUARANTEE; SUBORDINATION

         Each Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, except any liabilities that may be made pari passu expressly by their terms, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock or preferred securities of any affiliate of the Company and
(iii) senior to Common Stock. Each Declaration will provide that each holder of Convertible Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee. Upon the bankruptcy, liquidation or winding up of the Company, its obligations under the applicable Guarantee will rank junior to all its other liabilities (except as aforesaid) and, therefore, funds may not be available for payment under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Convertible Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

         The Guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

         DESCRIPTION OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

         Convertible Junior Subordinated Debentures may be issued from time to time in one or more series under an Indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Indenture Trustee"). The form of Convertible Junior Subordinated Debentures Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes the material terms of the Indenture, and is qualified in its entirety by reference to the Indenture, any Prospectus Supplement and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and article references used herein are references to provisions of the Indenture.

         The Junior Subordinated Debentures may be issued in one or more series. The particular terms of each series of Junior Subordinated Debentures, as well as any modifications of or additions to the general terms of the Junior Subordinated Debentures, will be described in the Prospectus Supplement relating to such series of Trust Securities. Accordingly, for a description of the terms of a particular series of Junior Subordinated Debentures, reference must be made to both the Prospectus Supplement relating to the Trust Securities and the description of the Junior Subordinated Debentures set forth in this Prospectus.

GENERAL

         The Convertible Junior Subordinated Debentures will be unsecured, convertible junior subordinated obligations of the Company. The Indenture will not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Convertible Junior Subordinated Debentures, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

         The Indenture will not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Convertible Junior Subordinated Debentures may be issued thereunder from time to time in one or more series. The Convertible Junior Subordinated Debentures are issuable in one or more series pursuant to an indenture supplemental to the Indenture.

         In the event Convertible Junior Subordinated Debentures are issued to a CalEnergy Trust or a Trustee of such CalEnergy Trust in connection with the issuance of Trust Securities by such CalEnergy Trust, such Convertible Junior Subordinated Debentures subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such CalEnergy Trust upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Convertible Junior Subordinated Debentures will be issued to a CalEnergy Trust or a trustee of such CalEnergy Trust in connection with the issuance of Trust Securities by such CalEnergy Trust.

         Reference is made to the Prospectus Supplement which will accompany this Prospectus for the following terms of the series of Convertible Junior Subordinated Debentures being offered thereby (to the extent such terms are applicable to the Convertible Junior Subordinated Debentures): (i) the specific designation of such Convertible Junior Subordinated Debentures, aggregate principal amount, purchase price and premium, if any; (ii) any limit on the aggregate principal amount of such Convertible Junior Subordinated Debentures; (iii) the date or dates on which the principal of such Convertible Junior Subordinated Debentures is payable and the right, to extend or defer such date or dates; (iv) the rate or rates at which such Convertible Junior Subordinated Debentures will bear interest or the method of calculating such rate or rates, if any; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Convertible Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Company;
(viii) the obligation, if any, of the Company to redeem or purchase such Convertible Junior Subordinated Debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Convertible Junior Subordinated Debentures shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) any exchangeability, conversion or prepayment provisions of the Convertible Junior Subordinated Debentures; (x) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Convertible Junior Subordinated Debentures held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Convertible Junior Subordinated Debentures rather than pay such additional amounts; (xi) the form of such Convertible Junior Subordinated Debentures; (xii) if other than denominations of $50 or any integral multiple thereof, the denominations in which such Convertible Junior Subordinated Debentures shall be issuable; (xiii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the Convertible Junior Subordinated Debentures, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Indenture; and (xiv) whether such Convertible Junior Subordinated Debentures are issuable as a global security, and in such case, the identity of the depositary.

         Unless otherwise indicated in the Prospectus Supplement relating thereto, the Convertible Junior Subordinated Debentures will be issued as a global security to the extent of any Global Certificates at the time representing any Convertible Preferred Securities and otherwise in fully registered, certificated form. In the event that Convertible Junior Subordinated Debentures are issued in certificated form, such Convertible Junior Subordinated Debentures will be denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below.

         Payments on Convertible Junior Subordinated Debentures issued as a global security will be made in immediately available funds to DTC, as the depository for the Convertible Junior Subordinated Debentures. In the event Convertible Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Convertible Junior Subordinated Debentures will be registrable and Convertible Junior Subordinated Debentures will be exchangeable for Convertible Junior Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Indenture Trustee in The City of New York; provided that, unless the Convertible Junior Subordinated Debentures are held by the Issuer or any successor permissible under "Description of the Convertible Preferred Securities -- Merger, Consolidation or Amalgamation of the Issuer," payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto.

         The Indenture does not contain any provisions that afford holders of Convertible Junior Subordinated Debentures protection in the event of a highly leveraged transaction involving the Company. The Convertible Junior Subordinated Debentures are not entitled to the benefit of any sinking fund.

         Convertible Junior Subordinated Debentures may bear interest at a fixed rate or a floating rate. Convertible Junior Subordinated Debentures bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Convertible Junior Subordinated Debentures or to certain Convertible Junior Subordinated Debentures issued at par which are treated as having been issued at a discount for United States federal income tax purposes will be described in the relevant Prospectus Supplement.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Convertible Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         The Company will have the right at any time during the term of the Convertible Junior Subordinated Debentures to defer interest payments from time to time for successive periods not exceeding 20 consecutive quarters for each such period. At the end of each Deferral Period (subject to extensions as provided below), the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Convertible Junior Subordinated Debentures to the extent permitted by applicable law). In no event shall any Deferral Period extend beyond the maturity of the Convertible Junior Subordinated Debentures or any earlier Redemption Date. During any Deferral Period, the Company (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (B) as a result of a reclassification of capital stock of the Company or the exchange or conversion of one class or series of the Company's capital stock for another class or series of capital stock of the Company, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged or (D) stock dividends paid by the Company which consist of the stock of the same class as that on which the dividend is being paid), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Convertible Junior Subordinated Debentures, and (iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the expiration of any such Deferral Period, the Company may further extend such Deferral Period; provided that such Deferral Period together with all previous and further extensions thereof may not exceed 20 consecutive quarters. Upon the expiration of any Deferral Period and the payment of all amounts then due, the Company may select a new Deferral Period, subject to the above requirements. No interest during a Deferral Period, except at the end thereof, shall be due and payable. If the Issuer shall be the sole holder of the Convertible Junior Subordinated Debentures, the Company shall give the Issuer notice of its selection of such Deferral Period at least one Business Day prior to the earlier of (i) the date the distributions on the Convertible Preferred Securities are payable or (ii) the date the Issuer is required to give notice to any applicable self-regulatory organization or to holders of the Convertible Preferred Securities of the record date or the date such distribution is payable, but in any event not less than ten Business Days prior to such record date. The Company shall cause the Issuer to give notice of the Company's selection of such Deferral Period to the holders of the Convertible Preferred Securities. If the Issuer shall not be the sole holder of the Convertible Junior Subordinated Debentures, the Company shall give the holders of the Convertible Junior Subordinated Debentures notice of its selection of such Deferral Period at least ten Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date the Company is required to give notice to any applicable self-regulatory organization or to holders of the Convertible Junior Subordinated Debentures of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.

ADDITIONAL INTEREST

         If an Issuer would be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding, transfer or stamp taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("Additional Interest") such amounts as shall be required so that the net amounts received and retained by the Issuer after paying any such taxes, duties, assessments or governmental charges will be not less than the amounts the Issuer would have received had no such taxes, duties, assessments or governmental charges been imposed.

CONVERSION OF THE CONVERTIBLE JUNIOR SUBORDINATED DEBENTURES

         The Convertible Junior Subordinated Debentures to be issued pursuant to the Indenture are convertible into Common Stock at the option of the holders of the Convertible Junior Subordinated Debentures at any time beginning 60 days following the first date of original issuance of the Convertible Junior Subordinated Debentures prior to maturity (except in the case of Convertible Preferred Securities called for redemption which shall be convertible at any time prior to the close of business on the Business Day prior to the redemption date) at the initial conversion price set forth in the applicable Prospectus Supplement subject to the conversion price adjustments described under "Description of the Convertible Preferred Securities--Conversion Rights." The Issuer will covenant not to convert Convertible Junior Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of each $50, of liquidation preference of Convertible Preferred Securities to the Conversion Agent for conversion, the Issuer will distribute $50 principal amount of the Convertible Junior Subordinated Debentures to the Conversion Agent on behalf of the holder of the Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Junior Subordinated Debentures to Common Stock on behalf of such holder. The Company's delivery to the holders of the Convertible Junior Subordinated Debentures (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Convertible Junior Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Convertible Junior Subordinated Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Junior Subordinated Debenture is converted after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Junior Subordinated Debenture shall be paid to the Issuer (which will distribute such interest to the converting holder) or other holder of Convertible Junior Subordinated Debentures, as the case may be, despite such conversion.

OPTIONAL REDEMPTION

         Pursuant to the Indenture, the Company shall have the right to redeem the Convertible Junior Subordinated Debentures, in whole or in part, on terms described in each supplemental Indenture.

         In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Convertible Junior Subordinated Debenture during a period beginning at the opening of business 15 days before any selection for redemption of Convertible Junior Subordinated Debentures and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of Convertible Junior Subordinated Debentures to be so redeemed and (ii) register the transfer of or exchange any Convertible Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Convertible Junior Subordinated Debenture being redeemed in part.

SUBORDINATION

         The Indenture provides that the Convertible Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of the Company as provided in the Indenture. No payment of principal of (including redemption payments), or interest on, the Convertible Junior Subordinated Debentures may be made (i) if any Senior Indebtedness is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or (ii) if the maturity of any Senior Indebtedness has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the holders of the Convertible Junior Subordinated Debentures are entitled to receive or retain any payment. In the event that, notwithstanding the foregoing, any payment or distribution of cash, property or securities shall be received or collected by a holder of the Convertible Junior Subordinated Debentures in contravention of the foregoing provisions, such payment or distribution shall be held for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Convertible Junior Subordinated Debentures will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Junior Subordinated Debentures are paid in full.

         The term "Senior Indebtedness" shall mean in respect of the Company
(i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor for money borrowed and (B) indebtedness evidenced by securities, convertible preferred securities, bonds or other similar instruments issued by such obligor, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor for the reimbursement of any letter of credit, banker's acceptance, security purchase facility or similar credit transaction, (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise, and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), except for (1) any such indebtedness issued after the date of original issuance of the Convertible Junior Subordinated Debentures that is by its terms subordinated to or pari passu with the Convertible Junior Subordinated Debentures and (2) any indebtedness (including all other debt securities and guarantees in respect of those debt securities) initially issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company (a "Financing Entity") in connection with the issuance by such Financing Entity of preferred securities or other similar securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

         The Indenture does not limit the aggregate amount of Senior Indebtedness the Company may issue. At March 31, 1997, Senior Indebtedness consisting of borrowed money of CalEnergy Company, aggregated approximately $953.8 million.

CERTAIN COVENANTS

         If Convertible Junior Subordinated Debentures are issued to a CalEnergy Trust in connection with the issuance of Trust Securities by such Trust, the Company will covenant in the Indenture that if (a) there shall have occurred any event that would constitute an Event of Default, (b) the Company shall be in default with respect to its payment of any obligations under the applicable Guarantee, or (c) the Company shall have given notice of its election to defer payments of interest on the Convertible Junior Subordinated Debentures by extending the interest payment period as provided in the Indenture and such period, or any extension thereof, shall be continuing, then the Company (i) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (B) as a result of a reclassification of capital stock of the Company or the exchange or conversion of one class or series of the Company's capital stock for another class or series of capital stock of the Company, (C) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged or (D) stock dividends paid by the Company which consist of stock of the same class as that on which the dividend is being paid), (ii) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company after the date of original issuance of the Convertible Junior Subordinated Debentures for each CalEnergy Trust that rank pari passu with or junior to the Convertible Junior Subordinated Debentures, and (iii) shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee).

         The Company will also covenant (a) to directly or indirectly maintain 100% ownership of the Common Securities of each CalEnergy Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities and (b) to use its reasonable efforts to cause each CalEnergy Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

RESTRICTIONS

         The Indenture provides that the Company shall not consolidate with or merge with or into any other corporation, or, directly or indirectly, convey, sell, transfer or lease all or substantially all of the properties and assets of the Company on a consolidated basis to any person, unless either the Company is the continuing corporation or such corporation or person assumes by supplemental indenture all the obligations of the Company under the Indenture and the Convertible Junior Subordinated Debentures, no default or Event of Default shall exist immediately after the transaction, and the surviving corporation or such person is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia.

EVENTS OF DEFAULT

         The Indenture also provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the applicable Convertible Junior Subordinated
Debentures: (i) failure for 30 days to pay interest on the Convertible Junior Subordinated Debentures, including any Additional Interest in respect thereof, when due; or (ii) failure to pay principal of or premium, if any, on the Convertible Junior Subordinated Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or (iii) failure by the Company to deliver shares of Common Stock upon an election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities; or (iv) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice; or (v) the dissolution, winding up or termination of the Issuer, except in connection with the distribution of Convertible Junior Subordinated Debentures to the holders of Convertible Preferred Securities in liquidation of the Issuer and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events in bankruptcy, insolvency or reorganization of the Company.

         The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of a series of the Convertible Junior Subordinated Debentures may declare the principal of and interest (including any Additional Interest) on such Convertible Junior Subordinated Debentures due and payable immediately on the occurrence of an Event of Default; provided, however, that, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Convertible Junior Subordinated Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "--Modification of the Indenture."

         Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the affected Convertible Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of any redemption, the redemption date), a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date (or redemption date) specified in the Convertible Junior Subordinated Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of all the holders of Convertible Preferred Securities. Notwithstanding any payment made to such holder of Convertible Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Convertible Junior Subordinated Debentures held by the Issuer or the Trustee of the Issuer and the Company shall be subrogated to the rights of the holder of such Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the affected Convertible Junior Subordinated Debentures.

         The Trustee will be the initial holder of the Convertible Junior Subordinated Debentures. However, whenever Convertible Preferred Securities are outstanding, the Trustee has agreed not to waive an Event of Default with respect to the Convertible Junior Subordinated Debentures without the consent of holders of a majority in aggregate liquidation preference of the affected Convertible Preferred Securities then outstanding.

         A default under any other indebtedness of the Company or any of its subsidiaries or joint ventures or an Issuer would not constitute an Event of Default under the Convertible Junior Subordinated Debentures.

         Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of affected Convertible Junior Subordinated Debentures, unless such holders shall have offered to the Indenture Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Indenture Trustee, the holders of a majority in aggregate principal amount of the Convertible Junior Subordinated Debentures then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee.

         No holder of any Convertible Junior Subordinated Debenture will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Indenture Trustee written notice of a continuing Event of Default and, if the Issuer is not the sole holder of Convertible Junior Subordinated Debentures, unless the holders of at least 25% in aggregate principal amount of the affected Convertible Junior Subordinated Debentures then outstanding shall also have made written request, and offered reasonable indemnity, to the Indenture Trustee to institute such proceeding as Indenture Trustee, and the Indenture Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Convertible Junior Subordinated Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Convertible Junior Subordinated Debenture for enforcement of payment of the principal of or interest on such Convertible Junior Subordinated Debenture on or after the respective due dates expressed in such Convertible Junior Subordinated Debenture.

         The holders of a majority in aggregate outstanding principal amount of all series of the Convertible Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Convertible Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest. The Company is required to file annually with the Indenture Trustee and the Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants under the Indenture.

MODIFICATION OF THE INDENTURE

         The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the affected Convertible Junior Subordinated Debentures, to modify the Indenture or any supplemental indenture, provided that no such modification may, without the consent of the holder of each outstanding Convertible Junior Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Convertible Junior Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Junior Subordinated Debentures, without the consent of the holder of each Convertible Junior Subordinated Debenture so affected, or (ii) reduce the percentage of Convertible Junior Subordinated Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Convertible Junior Subordinated Debenture then outstanding and affected thereby.

         In addition, the Company and the Indenture Trustee may execute, without the consent of any holder of Convertible Junior Subordinated Debentures, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes.

SETOFF

         Notwithstanding anything contained to the contrary in the Indenture, the Company will have the right to set off any payment with respect to the Convertible Junior Subordinated Debentures it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under an applicable Guarantee.

GOVERNING LAW

         The Indenture and the Convertible Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

         The Indenture Trustee, prior to default, has undertaken to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                  EFFECT OF OBLIGATIONS UNDER THE CONVERTIBLE
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

         As set forth in each Declaration, the sole purpose of each Issuer is to issue the Trust Securities and use the proceeds thereof to purchase from the Company the Convertible Junior Subordinated Debentures.

         As long as payments of interest and other payments are made when due on the Convertible Junior Subordinated Debentures, such payments will be sufficient to cover distributions and payments due on the Convertible Preferred Securities primarily because (i) the aggregate principal amount of Convertible Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation preference of the Convertible Preferred Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on the Convertible Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities; (iii) the Indenture provides that the Company, as originator, shall pay for all, and each Issuer shall not be obligated to pay, directly or indirectly, for any costs and expenses of such Issuer; and (iv) each Declaration provides that the holders of Common Securities and the Issuer Trustees shall not cause or permit each Issuer to, among other things, engage, in any activity that is not consistent with the purposes of such Issuer.

         If an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Junior Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Convertible Preferred Securities may institute a Direct Action against the Company for payment on or after the respective due date for payment (or redemption date). In addition, if the Trustee fails to enforce its rights under the Convertible Junior Subordinated Debentures (other than rights arising from a Declaration Event of Default described in the immediately preceding sentence) after any holder of Preferred Securities shall have made a written request to the Trustee to enforce such rights, such holder of Convertible Preferred Securities may, to the fullest extent permitted by law, thereafter institute a Direct Action to enforce the Trustee's rights as holder of the Convertible Junior Subordinated Debentures, without first instituting any legal proceeding against the Trustee or any other person.

         Payments of distributions and other payments due on the Convertible Preferred Securities out of moneys held by each Issuer are guaranteed by the Company to the extent set forth under "Description of the Guarantees." If the Company fails to make payments under a Guarantee, a holder of any of the applicable Convertible Preferred Securities may institute a Direct Action against the Company to enforce its rights under the Guarantee.

                             PLAN OF DISTRIBUTION

     The Company and the CalEnergy Trusts may sell the Offered Securities in any of the following ways (or in any combination thereof): (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to any Offered Securities will set forth the terms of the offering of such Offered Securities, including the name or names of any underwriters, dealers or agents and the respective amounts of such Offered Securities underwritten or purchased by each of them, the initial public offering price of such Offered Securities and the proceeds to the Company from such sale, any discounts, commissions or other items constituting compensation from the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Offered Securities may be listed.

     If underwriters are used in the sale of any Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Such Offered Securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.

     Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement.

     Agents, dealers and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.


                                 LEGAL MATTERS

         Unless otherwise indicated in an applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Convertible Preferred Securities will be passed upon for the CalEnergy Trusts by Morris, Nichols, Arsht & Tunnell. The validity of the Convertible Junior Subordinated Debentures, the Guarantee and any Common Stock issuable upon conversion of such Convertible Junior Subordinated Debentures will be passed upon for the Company and the applicable CalEnergy Trusts by Steven A. McArthur, Senior Vice President and General Counsel of the Company, and by Willkie Farr & Gallagher. As of March 17, 1997, Mr. McArthur beneficially owned 104,437 shares of Common Stock.


                                    EXPERTS

         The consolidated financial statements and financial statement schedules of the Company and its subsidiaries incorporated by reference in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         With respect to the Company's unaudited interim financial information for the three month periods ended March 31, 1997 and 1996, incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their report included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

         The consolidated financial statements of Northern Electric plc as of March 31, 1996 and 1995, and for each of the three years in the period ended March 31, 1996, appearing in the Company's Report on Form 8-K/A dated February 18, 1997, have been audited by Ernst & Young, chartered accountants, as stated in their report which is included therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         With respect to Northern's unaudited condensed consolidated financial statements at September 30, 1996, and for the six months ended September 30, 1996 and 1995, incorporated by reference in this Prospectus, Ernst & Young chartered accountants have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Current Report on Form 8-K/A dated February 18, 1997, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. Ernst & Young are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

         The consolidated statements of operations, changes in stockholders' equity, and cash flows of Magma Power Company, and subsidiaries for the year ended December 31, 1994, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

   NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR A PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY CALENERGY TRUST OR ANY OF THEIR AGENTS. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREUNDER IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ANY CALENERGY TRUST SINCE SUCH DATE.

                             --------------------

                               TABLE OF CONTENTS

                                                 PAGE

AVAILABLE INFORMATION...............................3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.....4
RISK FACTORS........................................5
THE CALENERGY TRUSTS...............................14
THE COMPANY........................................15
RATIO OF EARNINGS TO FIXED CHARGES.................18
ACCOUNTING TREATMENT...............................18
USE OF PROCEEDS....................................18
DESCRIPTION OF THE CONVERTIBLE PREFERRED
 SECURITIES........................................19
DESCRIPTION OF THE GUARANTEES......................33
DESCRIPTION OF THE CONVERTIBLE JUNIOR SUBORDINATED
 DEBENTURES........................................36
EFFECT OF OBLIGATIONS UNDER THE CONVERTIBLE JUNIOR
 SUBORDINATED DEBENTURES AND THE GUARANTEES........44
PLAN OF DISTRIBUTION...............................45
LEGAL MATTERS......................................45
EXPERTS............................................45











                                  CONVERTIBLE
                             PREFERRED SECURITIES



                          CALENERGY CAPITAL TRUST III
                          CALENERGY CAPITAL TRUST IV
                           CALENERGY CAPITAL TRUST V






                           GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY
                             AND CONVERTIBLE INTO
                                COMMON STOCK OF





                                    [LOGO]





                            CALENERGY COMPANY, INC.





                             --------------------

                                  PROSPECTUS
                             --------------------








                                   PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following are the estimated expenses in connection with the distribution of the securities being registered hereunder, other than underwriting discounts and commissions.

                                                                        AMOUNT
SEC registration fee................................................   $454,545
Printing, shipping and engraving expenses...........................       *
Legal fees and expenses.............................................       *
Accounting fees and expenses........................................       *
Transfer Agent, Registrar and trustee fees and expenses.............       *

Miscellaneous expenses..............................................       *
                                                                       --------
     Total..........................................................   $454,545
                                                                       ========
----------
*To be supplied by amendment.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

THE COMPANY

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") grants each corporation organized thereunder, such as the Company, the power to indemnify its directors and officers against liabilities for certain of their acts. Article EIGHTH of the Company's Restated Certificate of Incorporation and Article V of the Company's By-Laws provides for indemnification of directors and officers of the Company to the extent permitted by the DGCL. Article V of the Company's By-Laws further provides that the Registrant may enter into contracts providing indemnification to the full extent authorized or permitted by the DGCL and that the Company may create a trust fund, grant a security interest and/or use other means to ensure the payment of such amounts as may become necessary to effect indemnification pursuant to such contracts or otherwise.

         Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. Article EIGHTH of the Company's Restated Certificate of Incorporation eliminates the personal liability of directors to the full extent permitted by the DGCL.

         The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Article EIGHTH of the Company's Restated Certificate of Incorporation and Article V of the Company's By-Laws.

         Section 145 of the DGCL empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

THE TRUSTS

    The Declaration of Trust for each of the CalEnergy Trusts (the "Declaration") provides that no Trustee, affiliate of any Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agent of the relevant CalEnergy Trust, or any employee or agent of the CalEnergy Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to a CalEnergy Trust or any employee or agent of the trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the such Indemnified Person in good faith on behalf of a CalEnergy Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Trustee, negligence) or willful misconduct with respect to such act or omissions. The Declaration also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of a CalEnergy Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration. The directors and officers of the Company and the Trustees are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company or a CalEnergy Trust.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         A.  Exhibits

         The following exhibits are filed as part of this Registration
Statement:

   Exhibit No.                              Description
---------------     -----------------------------------------------------------
1.1           Form of Underwriting Agreement (Debt Securities)*
1.2           Form of Underwriting Agreement (Common Stock and Preferred
              Stock)*
1.3           Form of Underwriting Agreement (Preferred Securities)*
4.1           Form of Senior Debt Securities Indenture*
4.2           Form of Subordinated Debt Securities Indenture*
4.3           Form of Convertible Junior Subordinated Debentures Indenture*
4.4           Declaration of Trust of CalEnergy Capital Trust III*
4.5           Certificate of Trust of CalEnergy Capital Trust III

4.6           Declaration of Trust of CalEnergy Capital Trust IV*
4.7           Certificate of Trust of CalEnergy Capital Trust IV
4.8           Declaration of Trust of CalEnergy Capital Trust V*
4.9           Certificate of Trust of CalEnergy Capital Trust V
4.10 Form of Amended and Restated Declaration of Trust for each of CalEnergy Capital Trust III, CalEnergy Capital Trust IV and CalEnergy Capital Trust V
4.11          Form of Convertible Preferred Securities
4.12          Form of Common Securities Certificate*
4.13          Form of Junior Subordinated Debentures*
4.14 Form of Convertible Preferred Securities Guarantee Agreement with respect to Convertible Preferred Securities
4.15          Form of Common Securities Guarantee*
4.16          Form of CalEnergy Company, Inc. Common Stock Certificate**
5.1           Opinion of Willkie Farr & Gallagher*
5.2           Opinion of Steven A. McArthur, General Counsel of CalEnergy
              Company, Inc.*
5.3           Opinion of Morris, Nichols, Arsht & Tunnell*
8.1           Opinion of Willkie Farr & Gallagher as to certain tax matters*
12.1          Statement re: Computation of ratio of earnings to fixed charges*
15.1 Letter of Deloitte & Touche LLP, regarding unaudited financial information.
15.2 Letter of Ernst & Young, chartered accountants, regarding unaudited financial information.
23.1          Consent of Deloitte & Touche LLP
23.2          Consent of Ernst & Young

23.3          Consent of Coopers & Lybrand LLP
23.4 Consent of Willkie Farr & Gallagher (included as part of Exhibits 5.1 and 8.1)*

23.5 Consent of Steven A. McArthur, General Counsel of CalEnergy Company, Inc. (included as part of Exhibit 5.2)*
23.6          Consent of Morris, Nichols, Arsht & Tunnell (included as part of
              Exhibit 5.3)*
24.1 Powers of Attorney for the Company (included on the signature page of this Registration Statement)
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Debt Securities Indenture
25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Subordinated Debt Securities Indenture
25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Convertible Junior Subordinated Debentures Indenture
25.4 Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust*
25.5 Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Convertible Preferred Securities Guarantee of the Company with respect to the Convertible Preferred Securities of CalEnergy Capital Trust III
25.6 Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Convertible Preferred Securities Guarantee of the Company with respect to the Preferred Securities of CalEnergy Capital Trust IV
25.7 Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Convertible Preferred Securities Guarantee of the Company with respect to the Convertible Preferred Securities of CalEnergy Capital Trust V


--------------------------
 *To be filed by amendment.
**Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

B.  Financial Statements and Schedules

    All schedules for which provision is made in Regulation S-X of the Securities and Exchange Commission either are not required under the related instructions or the information required to be included therein has been included in the financial statements and schedules of CalEnergy Company, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996.

ITEM 17. UNDERTAKINGS.

     (a)  The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act").

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission ("SEC") by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 15 or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)   The undersigned Registrants hereby undertake that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

         (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, CalEnergy Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on August 4, 1997.

                                    CALENERGY COMPANY, INC.

                                    By: /s/ David L. Sokol
                                    -------------------------------------
                                            David L. Sokol
                                            Chairman of the Board and
                                            Chief Executive Officer

                               POWER OF ATTORNEY

         Each of the undersigned officers and directors of CalEnergy Company, Inc. hereby severally constitutes and appoints Steven A. McArthur as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all pre- or post- effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                      Title                            Date
-------------------------------------------------------------------------------
 /s/ David L. Sokol            Chairman of the Board and        August 4, 1997
----------------------------
David L. Sokol                 Chief Executive Officer
                               (principal executive officer)

/s/ Craig Hammett              Vice President and               August 4, 1997
----------------------------
Craig M. Hammett               Chief Financial Officer
                               (principal financial officer)

/s/ Gregory E. Abel            Chief Accounting Officer         August 4, 1997
----------------------------
Gregory E. Abel

Edgar D. Aronson
----------------------------   Director                         August 4, 1997
Edgar D. Aronson

/s/ Judith E. Ayres
----------------------------   Director                         August 4, 1997
Judith E. Ayres

James Q. Crowe
----------------------------   Director                         August 4, 1997
James Q. Crowe

Richard K. Davidson
----------------------------   Director                         August 4, 1997
Richard K. Davidson

----------------------------   Director                         August __, 1997
David H. Dewhurst

/s/ Richard R. Jaros
-----------------------------  Director                         August 4, 1997
Richard R. Jaros

-----------------------------  Director                         August __, 1997
David R. Morris

-----------------------------  Director                         August __, 1997
Bernard W. Reznick

/s/ Walter Scott, Jr.
-----------------------------  Director                         August 4, 1997
Walter Scott, Jr.

/s/ John R. Shiner
-----------------------------  Director                         August 4, 1997
John R. Shiner

-----------------------------  Director                         August __, 1997
Neville G. Trotter

/s/ David E. Witt
-----------------------------  Director                         August 4, 1997
David E. Witt

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended. CalEnergy Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on August 4, 1997.

                                     CALENERGY CAPITAL TRUST III

                                     By:      /s/ Steven A. McArthur
                                     -----------------------------------
                                              Steven A. McArthur
                                              Trustee

                                     By:      /s/ Craig M. Hammett
                                     -----------------------------------
                                              Craig M. Hammett
                                              Trustee

                                     By:      /s/ Gregory E. Abel
                                     -----------------------------------
                                              Gregory E. Abel
                                              Trustee

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, CalEnergy Capital Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on August 4, 1997.

                                     CALENERGY CAPITAL TRUST IV

                                     By:      /s/ Steven A. McArthur
                                     -----------------------------------
                                              Steven A. McArthur
                                              Trustee

                                     By:      /s/ Craig M. Hammett
                                     -----------------------------------
                                              Craig M. Hammett
                                              Trustee

                                     By:      /s/ Gregory E. Abel
                                     -----------------------------------
                                              Gregory E. Abel
                                              Trustee

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, CalEnergy Capital Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on August 4, 1997.

                                        CALENERGY CAPITAL TRUST V


                                        By:      /s/ Steven A. McArthur
                                        -----------------------------------
                                                 Steven A. McArthur
                                                 Trustee

                                        By:      /s/ Craig M. Hammett
                                        -----------------------------------
                                                 Craig M. Hammett
                                                 Trustee

                                        By:      /s/ Gregory E. Abel
                                        -----------------------------------
                                                 Gregory E. Abel
                                                 Trustee

                               EXHIBIT INDEX


   Exhibit No.                              Description
---------------     -----------------------------------------------------------
1.1           Form of Underwriting Agreement (Debt Securities)*
1.2           Form of Underwriting Agreement (Common Stock and Preferred
              Stock)*
1.3           Form of Underwriting Agreement (Preferred Securities)*
4.1           Form of Senior Debt Securities Indenture*
4.2           Form of Subordinated Debt Securities Indenture*
4.3           Form of Convertible Junior Subordinated Debentures Indenture*
4.4           Declaration of Trust of CalEnergy Capital Trust III*
4.5           Certificate of Trust of CalEnergy Capital Trust III
4.6           Declaration of Trust of CalEnergy Capital Trust IV*
4.7           Certificate of Trust of CalEnergy Capital Trust IV
4.8           Declaration of Trust of CalEnergy Capital Trust V*
4.9           Certificate of Trust of CalEnergy Capital Trust V
4.10 Form of Amended and Restated Declaration of Trust for each of CalEnergy Capital Trust III, CalEnergy Capital Trust IV and CalEnergy Capital Trust V
4.11          Form of Convertible Preferred Securities
4.12          Form of Common Securities Certificate*
4.13          Form of Junior Subordinated Debentures*
4.14 Form of Convertible Preferred Securities Guarantee Agreement with respect to Convertible Preferred Securities
4.15          Form of Common Securities Guarantee*
4.16          Form of CalEnergy Company, Inc. Common Stock Certificate**
5.1           Opinion of Willkie Farr & Gallagher*
5.2           Opinion of Steven A. McArthur, General Counsel of CalEnergy
              Company, Inc.*
5.3           Opinion of Morris, Nichols, Arsht & Tunnell*
8.1           Opinion of Willkie Farr & Gallagher as to certain tax matters*
12.1          Statement re: Computation of ratio of earnings to fixed charges*
15.1 Letter of Deloitte & Touche LLP, regarding unaudited financial information.
15.2 Letter of Ernst & Young, chartered accountants, regarding unaudited financial information.
23.1          Consent of Deloitte & Touche LLP
23.2          Consent of Ernst & Young
23.3          Consent of Coopers & Lybrand LLP
23.4          Consent of Willkie Farr & Gallagher (included as part of
              Exhibits 5.1 and 8.1)*
23.5 Consent of Steven A. McArthur, General Counsel of CalEnergy Company, Inc. (included as part of Exhibit 5.2)*
23.6          Consent of Morris, Nichols, Arsht & Tunnell (included as part of
              Exhibit 5.3)*
24.1 Powers of Attorney for the Company (included on the signature page of this Registration Statement)
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Debt Securities Indenture
25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Subordinated Debt Securities Indenture
25.3 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Convertible Junior Subordinated Debentures Indenture
25.4 Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Amended and Restated Declaration of Trust*
25.5 Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Convertible Preferred Securities Guarantee of the Company with respect to the Convertible Preferred Securities of CalEnergy Capital Trust III
25.6 Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, with respect to the Convertible Preferred Securities Guarantee of the Company with respect to the Preferred Securities of CalEnergy Capital Trust IV
25.7 Statement of Eligibility under The Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee, under the Convertible Preferred Securities Guarantee of the Company with respect to the Convertible Preferred Securities of CalEnergy Capital Trust V


--------------------------
 *To be filed by amendment.
**Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.